Exhibit 10.15

SECOND AMENDMENT

TO ABL CREDIT AGREEMENT

SECOND AMENDMENT, dated as of February 16, 2018 (this “Second Amendment”), to the Credit Agreement (as defined below), is entered into among STEINWAY MUSICAL INSTRUMENTS, INC., a Delaware corporation (the “Parent Borrower”). STEINWAY. INC., a Delaware corporation (“Steinway”), CONN-SELMER. INC., a Delaware corporation (“Conn-Selmer” and, together with the Parent Borrower and Steinway, each a “Borrower” and, collectively and jointly and severally, the “Borrowers”), Pianissimo Holdings Corp., a Delaware corporation (“Holdings”), The O.S. Kelly Company, an Ohio corporation (“O.S. Kelly”), each Lender party hereto and the Administrative Agent (as defined below) and amends the ABL Credit Agreement dated as of September 19, 2013 (the “Credit Agreement”; the Credit Agreement as amended by that certain First Amendment, dated as of October 31, 2017, this Second Amendment and as further amended, restated, modified and supplemented from time to time, the “Amended Credit Agreement”), among Holdings, the Borrowers, each Lender from time to time party thereto, Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), L/C Issuer and Swing Line Lender and Deutsche Bank Securities Inc., as Syndication Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement.

WHEREAS, Holdings, the Borrowers, O.S. Kelly, the Administrative Agent, the Term Administrative Agent and the other parties party thereto have previously entered into that certain Intercreditor Agreement dated as of September 19, 2013 (as amended by the Reaffirmation of and Amendment No. 1 to Intercreditor Agreement dated as of May 23, 2014, the “Original Intercreditor Agreement”);

WHEREAS, in accordance with Section 10.1 of the Credit Agreement, the Borrowers have requested that the Lenders agree to amend certain provisions of the Credit Agreement, and each of the Lenders signatory hereto have agreed, subject to the terms and conditions set forth herein, to (i) amend certain provisions of the Credit Agreement as herein provided and (ii) amend the terms of the Original Intercreditor Agreement as set forth in that certain Reaffirmation of and Amendment No. 2 to Intercreditor Agreement attached as Exhibit B hereto (the “Intercreditor Amendment”);

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

SECTION 1.    Amendments to the Credit Agreement. On and after the Second Amendment Effective Date (as defined below):

(a)    the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached hereto as Exhibit A;

(b)    the applicable schedules to the Credit Agreement shall be amended in their entirety as set forth in the corresponding numbered schedules in Exhibit A-1 attached hereto; and

(c)    Exhibit D to the Credit Agreement shall be amended in its entirety as set forth in Exhibit A-2 attached hereto.

SECTION 2.    Effectiveness. This Second Amendment shall become effective on the date (the “Second Amendment Effective Date”) on which the following conditions precedent are satisfied (or waived):

(a)    Execution and Delivery of this Second Amendment. The Administrative Agent shall have received counterparts of this Second Amendment duly executed by the Borrowers, Holdings, O.S. Kelly, the Administrative Agent and the Lenders.

(b)    Payment of Fees. All fees required to be paid and costs and expenses, in each case, due to the Administrative Agent and its affiliates and the Lenders under Section 10.04 of the Credit Agreement shall have been paid (including (i) the fees referred to in that certain Fee Letter dated as of February 5, 2018, between the Parent Borrower and the Administrative Agent, (ii) the fees referred to in that certain Closing Fee Letter dated as of the date hereof, between the Parent Borrower and the Administrative Agent and (iii) invoiced fees, charges and disbursements of Fried, Frank, Harris, Shriver & Jacobson LLP (“Fried Frank”), described in Section 10 of this Second Amendment.

(c)    Amended and Restated Term Credit Agreement. On or prior to the Second Amendment Effective Date, Holdings and the Borrowers shall have entered into the Amended and Restated Term Credit Agreement on terms and conditions reasonably satisfactory to the Administrative Agent and the Administrative Agent shall have received true and correct copies, certified as such by an appropriate officer of the Borrowers of the Term Loan Documents as in effect on the Second Amendment Effective Date (each of which shall be reasonably satisfactory to the Administrative Agent).

(d)    Intercreditor Amendment. The Intercreditor Amendment shall have been duly executed and delivered by each party thereto and shall remain in full force and effect.

(e)    Patriot Act. The Administrative Agent and the Lenders (to the extent reasonably requested in writing at least ten days prior to the Second Amendment Effective Date) shall have received, at least three Business Days prior to the Second Amendment Effective Date, all documentation and other information that the Administrative Agent reasonably determines to be required by Governmental Authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act.

(f)    Outstandings. On the Second Amendment Effective Date, the total Outstanding Amount shall not exceed $55,000,000.

(g)    Each of the conditions precedent set forth in Section 4.02 of the Amended Credit Agreement shall have been satisfied.

(h)    Deliverables. The Parent Borrower will, on the Second Amendment Effective Date, deliver to the Administrative Agent the following, each of which shall be originals or pursuant to electronic transmission (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Second Amendment Effective Date (or, in the case of certificates of governmental officials, a recent date before the Second Amendment Effective Date) and each in form and substance reasonably satisfactory to the Administrative Agent:

(i)    a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of each applicable jurisdiction) of each Loan Party in the jurisdiction of incorporation, formation or organization of such Loan Party as of a recent date:

(ii)    a certificate of the Secretary or Assistant Secretary or similar officer of each Loan Party dated the Second Amendment Effective Date and certifying:

(A)    that either (1) attached thereto is a true, correct and complete copy of the certificate or articles of incorporation, certificate of formation or articles of association (to the extent such concept or a similar concept exists under the laws of each applicable jurisdiction), including all amendments thereto, of such Loan Party, or (2) such Loan Party’s certificate or articles of incorporation, certificate of formation or articles of association (to the extent such concept or a similar concept exists under the laws of each applicable jurisdiction), which was previously delivered to the Administrative Agent, continues to be in full force and effect and has not been rescinded, amended, repealed or otherwise modified since such delivery date;

(B)    that either (1) attached thereto is a trite, correct and complete copy of the by-laws (or limited liability company agreement or other equivalent governing documents) of such Loan Party which were at the time of adoption of the resolutions described in (C) below and are in full force and effect or (2) such Loan Party’s by-laws (or limited liability company agreement or other equivalent governing documents) which were previously delivered to the Administrative Agent continues to be in full force and effect and has not been rescinded, amended, repealed or otherwise modified since such delivery date;

(C)    that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or managers (or equivalent governing body) of such Loan Party (or its managing general partner or managing member) authorizing and/or ratifying the execution, delivery and performance of the Second Amendment Documents (as defined in Section 3) to which such Loan Party is a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Second Amendment Effective Date; and

(D)    as to the incumbency and specimen signature of each officer, manager, or other representative executing any Second Amendment Document or any other document delivered in connection herewith on behalf of such Loan Party;

(iii)    (A) a certificate of another officer or manager as to the incumbency and specimen signature of the Secretary or Assistant Secretary or similar officer or manager executing the certificate pursuant to clause (ii) above (which may, for the avoidance of doubt, be included as a part of such certificate delivered pursuant to clause (ii) above) or (B) or a certification from a Responsible Officer of such Loan Party that the Secretary or Assistant Secretary or similar officer listed on the incumbency certificate delivered as a part of the Secretary’s or Assistant Secretary’s certificate of such Loan Party previously delivered to the Administrative Agent prior to the Second Amendment Effective Date are and continue to be authorized to act on behalf of such Loan Party in connection with this Second Amendment and the other Loan Documents to which such Loan Party is a party;

(iv)    a Perfection Certificate from each Loan Party, dated as of the Second Amendment Effective Date;

(v)    a favorable written opinion from special Ohio counsel to O.S. Kelly, (A) dated the Second Amendment Effective Date, (B) addressed to the Administrative Agent and the Lenders and (C) in form and substance reasonably satisfactory to the Administrative Agent and covering such matters as the Administrative Agent shall reasonably request;

(vi)    a favorable written opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, special counsel to the Loan Parties, (A) dated the Second Amendment Effective Date, (B) addressed to the Administrative Agent and the Lenders and (C) in form and substance reasonably satisfactory to the Administrative Agent and covering such matters as the Administrative Agent shall reasonably request;

(vii)    a certificate from the chief financial officer of the Parent Borrower addressed to the Administrative Agent and the Lenders, reasonably satisfactory in form and substance to the Administrative Agent and substantially in form and substance of Exhibit G to the Amended Credit Agreement, demonstrating the financial condition and Solvency of Holdings, the Parent Borrower and their Subsidiaries on a consolidated basis after giving effect the incurrence of all Loans to occur on the Second Amendment Effective Date and all other elements of the Transaction to occur on the Second Amendment Effective Date and the incurrence of all Indebtedness related thereto, and to the extent reasonably requested by the Administrative Agent, together with copies of additional valuations, appraisals and similar reports prepared by or on behalf of Holdings or any of its Subsidiaries or the Sponsor in connection with the Transaction;

(viii)    with respect to each of the Mortgaged Properties, on or before a date at least 15 days prior to the Second Amendment Effective Date, a completed standard “life of loan” flood hazard determination form, and if the area in which the buildings and other improvements (as described in the applicable Mortgage) are located is designated a Special Flood Hazard Area, (A) on or before a date at least five days prior to the Second

Amendment Effective Date, a notification to the Borrower and documentation evidencing the Borrower’s receipt of such notice (e.g., countersigned notice, return receipt of certified U.S. Mail, or overnight delivery), and (B) on or before the Second Amendment Effective Date, evidence of Flood Insurance with respect to such buildings and other improvements located in a Special Flood Hazard Area, as reasonably acceptable to Administrative Agent and each Lender; and

(ix)    a certificate signed by a Responsible Officer of the Parent Borrower certifying that, after giving effect to this Second Amendment:

(A)    the representations and warranties set forth in Section 3 of this Second Amendment and any other Loan Document were (as of the Second Amendment Effective Date) and are (as of the Second Amendment Effective Date) true and correct in all material respects as of such date, as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

(B)    no Event of Default or Default has occurred and is continuing.

SECTION 3.    Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Second Amendment, each Borrower represents and warrants, as of the Second Amendment Effective Date, that: (a) each Loan Party party hereto or thereto has all requisite power and authority to enter into the Second Amendment and the other Loan Documents required to be delivered hereunder (collectively, the “Second Amendment Documents”) to which it is a party and to carry out the transactions contemplated thereby; (b) the execution, delivery and performance of each of the Second Amendment Documents have been duly authorized by all necessary action on the part of each Loan Party that is a party thereto and, to the extent applicable, on the part of the respective shareholders, members or other equity security holders of each Loan Party; (c) the execution, delivery and performance by the Loan Parties of the Second Amendment Documents to which they are parties and the consummation of the transactions contemplated thereby do not and shall not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority (other than any filings or reports required under the securities laws) except as otherwise set forth in the Second Amendment Documents and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Collateral Agent for filing and/or recordation; (d) each Second Amendment Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or limiting creditors’ rights or by equitable principles relating to enforceability; and (e) no Default or Event of Default has occurred and is continuing or would result from the Second Amendment.

SECTION 4.    Consent to Intercreditor Amendment. Each party hereto hereby consents to the terms and provisions of the Intercreditor Amendment and the execution and delivery of the Intercreditor Amendment by Holdings, the Borrowers, O.S. Kelly and the Administrative Agent.

SECTION 5.    Reaffirmation. Each of the Loan Parties hereby confirms that each Loan Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents, the payment and performance of all “Finance Obligations” under each of the Loan Documents to which it is a party (in each case as such terms are defined in the applicable Loan Document). Each of the Loan Parties acknowledges and agrees that (i) any of the Loan Documents to which it is a party or is otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid, enforceable, ratified and confirmed in all respects and shall not be impaired or limited by the execution or effectiveness of this Second Amendment or the modification of the Credit Agreement and (ii) all security interests created under any of the Collateral Documents shall continue in full force and effect pursuant to the terms of such Collateral Document.

SECTION 6.    No Novation. Neither this Second Amendment nor the effectiveness of the Amended Credit Agreement shall extinguish the Finance Obligations for the payment of money outstanding under the Credit Agreement (except as otherwise expressly provided herein) or discharge or release the Lien or priority of any Loan Document or any other security therefor or any guarantee thereof, and the liens and security interests in favor of the Collateral Agent for the benefit of the Secured Parties securing payment of the Finance Obligations are in all respects continuing and in full force and effect with respect to all Finance Obligations. Nothing herein contained shall be construed as a substitution or novation, or a payment and reborrowing, or a termination, of the Finance Obligations outstanding under the Credit Agreement or instruments guaranteeing or seeming the same (except as otherwise expressly provided herein), which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Second Amendment, the Amended Credit Agreement or any other document contemplated hereby or thereby shall be construed as a release or other discharge of the Borrowers under the Credit Agreement or of the Borrowers or any other Loan Party under any other Loan Document from any of its obligations and liabilities thereunder, and such obligations are in all respects continuing with only the terms being modified as provided in this Second Amendment and in the Amended Credit Agreement (except as otherwise expressly provided herein). The Credit Agreement and each of the other Loan Documents shall remain in full force and effect, until and except as modified hereby. This Second Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the Amended Credit Agreement.

SECTION 7.    Counterparts. This Second Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Second Amendment by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 8.    Governing Law; Jurisdiction, Etc.

(a)    Governing Law. THIS SECOND AMENDMENT AND THE OTHER SECOND AMENDMENT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK); PROVIDED, HOWEVER, THAT IF THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK SHALL GOVERN IN REGARD TO THE VALIDITY, PERFECTION OR EFFECT OF PERFECTION OF ANY LIEN OR IN REGARD TO PROCEDURAL MATTERS AFFECTING ENFORCEMENT OF ANY LIENS IN COLLATERAL, SUCH LAWS OF SUCH OTHER JURISDICTIONS SHALL CONTINUE TO APPLY TO THAT EXTENT.

(b)    Submission to Jurisdiction. HOLDINGS, THE BORROWERS, EACH OTHER LOAN PARTY, THE ADMINISTRATIVE AGENT AND EACH LENDER PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECOND AMENDMENT OR ANY SECOND AMENDMENT DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HERETO AGREES THAT THE AGENTS, JOINT LEAD ARRANGERS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS HEREUNDER OR UNDER ANY COLLATERAL DOCUMENT OR ANY OTHER LOAN DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.

(c)    Waiver of Venue. THE BORROWERS AND EACH OTHER LOAN PARTY PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECOND AMENDMENT OR ANY SECOND AMENDMENT DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

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(d)    Service of Process. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS SECOND AMENDMENT OR ANY OTHER SECOND AMENDMENT DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

SECTION 9.    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECOND AMENDMENT OR ANY OTHER SECOND AMENDMENT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECOND AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 10.    Fees and Expenses. The Parent Borrower agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its affiliates (including the reasonable and invoiced fees, charges and disbursements of Fried Frank, as counsel for the Administrative Agent) in connection with the preparation, negotiation, execution, delivery, administration and enforcement of this Second Amendment and the other documents and instruments referred to herein or contemplated hereby, whether incurred prior to, on or after the Second Amendment Effective Date.

SECTION 11.    Loan Document Pursuant to Credit Agreement. This Second Amendment is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement (and, following the effectiveness hereof, the Amended Credit Agreement).

SECTION 12.    Taxes. For purposes of determining withholding Taxes imposed under the Foreign Account Tax Compliance Act (FATCA), from and after the effective date of this Second Amendment, the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loans and Letter of Credit Borrowings as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

SECTION 13.    Release. Effective on the date hereof, each Loan Party hereby waives, releases, remises and forever discharges the Administrative Agent and each Lender party hereto, each of their respective Affiliates, and each of their respective successors in title, officers,

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directors, employees, agents and professionals of each of the foregoing (collectively, the “Releasees”) from any and all claims, offsets, defenses and counterclaims, causes of actions, demands, suits, costs, expenses and damages, whether arising in law, at equity or otherwise, whether known or unknown, existing on or prior to the date hereof, in each case, except to the extent arising from the gross negligence or willful misconduct of any Releasee, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

SECTION 14.    Headings. The headings of this Second Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 15.    Effect of Amendment. Except as expressly set forth herein, this Second Amendment shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document. Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and reaffirmed in all respects and shall continue in full force and effect and nothing herein can or may be construed as a novation thereof.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

STEINWAY MUSICAL INSTRUMENTS, INC., as Parent Borrower

By:	/s/ Ben Steiner
Name: Ben Steiner
Title: Executive Vice President, Chief Financial Officer, Chief Operating Officer & Treasurer

STEINWAY, INC., as Borrower

By:	/s/ Ben Steiner
Name: Ben Steiner
Title: Executive Vice President, Chief Financial Officer & Treasurer

CONN-SELMER, INC., as Borrower

By:	/s/ Ben Steiner
Name: Ben Steiner
Title: Executive Vice President & Treasurer

PIANISSIMO HOLDINGS CORP., as Holdings

By:	/s/ Michael Waldorf
Name: Michael Waldorf
Title: President

THE O.S. KELLY COMPANY, as O.S. Kelly

By:	/s/ Ben Steiner
Name: Ben Steiner
Title: Executive Vice President, Chief Financial Officer, & Treasurer

[Signature Page to Second Amendment to ABL Credit Agreement]

BANK OF AMERICA, N.A., as Lender

By:	/s/ Galina Evelson
Name: Galina Evelson
Title: Vice President

[Signature Page to Second Amendment to ABL Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as Lender

By:	/s/ Frank Fazio
Name: Frank Fazio
Title: Managing Director

By:	/s/ Stephen R. Lapidus
Name: Stephen R. Lapidus
Title: Director

[Signature Page to Second Amendment to ABL Credit Agreement]

EXHIBIT A

EXECUTION VERSION

COMPOSITE COPY REFLECTING

FIRST AMENDMENT DATED AS OF OCTOBER 31. 2017 AND

SECOND AMENDMENT DATED AS OF FEBRUARY 16. 2018

$~~75~~110,000,000 ABL CREDIT AGREEMENT

dated as of September 19, 2013

among

~~PIANISSIMO ACQUISITION CORP. (to be merged with and into~~ STEINWAY

MUSICAL INSTRUMENTS, INC.~~)~~,

as Parent Borrower,

STEINWAY, INC,

CONN-SELMER, INC.,

as Borrowers,

PIANISSIMO HOLDINGS CORP.,

THE LENDERS FROM TIME TO TIME PARTY HERETO,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Lender and L/C Issuer,

and

DEUTSCHE BANK SECURITIES INC.,

as Sole Syndication Agent

BANK OF AMERICA, N.A.

and

DEUTSCHE BANK SECURITIES INC.,

as Joint Lead Arrangers and Joint Book Managers

TABLE OF CONTENTS

Schedules:

Schedule 2.01	–	Commitments and Revolving Facility Percentage
Schedule 2.03	–	Existing Letters of Credit
Schedule 5.05	–	Litigation; Tax Matters
Schedule 5.07	–	ERISA
Schedule 5.09	–	Ownership of Property; Liens
Schedule 5.10	–	Taxes
Schedule 5.11(a)	–	~~Historical~~ Financial Statements
~~Schedule 5.11(b)~~	~~–~~	~~Pro Forma Financial Statements~~
~~Schedule 5.11(e)~~	~~–~~	~~Projections~~
Schedule 5.12	–	Environmental
Schedule 5.15	–	Labor Relations
Schedule 5.16	–	Intellectual Property
Schedule 5.17	–	Brokers’ and Transaction Fees
Schedule 5.18	–	Insurance
Schedule 5.19	–	Ventures, Subsidiaries and Affiliates; Outstanding Stock
Schedule 5.20	–	Jurisdiction of Organization; Chief Executive Office
Schedule 5.26(c)	–	Mortgaged Properties
~~Schedule 6.10~~	~~–~~	~~Prior Indebtedness~~
Schedule 6.13	–	Guarantors
Schedule 6.15	–	Post-Closing Obligations
Schedule 7.01	–	Liens
Schedule 7.04	–	Investments
Schedule 7.05	–	Continuing Indebtedness
Schedule 7.06	–	Transactions with Affiliates
~~Schedule 7.09~~	~~–~~	~~Contingent Obligations~~
Schedule 10.02	–	Administrative Agent’s Office; Certain Addresses for Notices

Exhibits:

Exhibit A-1	–	Form of Committed Loan Notice
Exhibit A-2	–	Form of Swing Line Loan Notice
Exhibit A-3	–	Form of Prepayment Notice
Exhibit B	–	Form of Note
Exhibit C-l	–	Form of Assignment and Assumption
Exhibit C-2	–	Form of Administrative Questionnaire
Exhibit D	–	Form of Compliance Certificate
Exhibit E	–	Form of Guaranty
Exhibit F-1	–	Form of Pledge and Security Agreement
Exhibit F-2	–	Form of Perfection Certificate
Exhibit G	–	Form of Solvency Certificate
Exhibit H-l	–	Form of ABL/Term Intercreditor Agreement
Exhibit H-2	–	Form of Term Intercreditor Agreement
Exhibit I	–	Form of Borrowing Base Certificate
Exhibit J	–	Form of Loan Party Accession Agreement

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ABL CREDIT AGREEMENT

ABL CREDIT AGREEMENT (this “Agreement”) dated as of September 19, 2013, by and among ~~PIANISSIMO ACQUISITION CORP., a Delaware corporation (“AcquisitionCo” and initially the “Initial Borrower”), which upon consummation of the Closing Date Acquisition on the Closing Date will be merged with and into~~ STEINWAY MUSICAL INSTRUMENTS, INC., a Delaware corporation (the “Company”~~, with the Company being the survivor of such merger~~ and the “Parent Borrower” hereunder), STEINWAY, INC., a Delaware corporation (“Steinway”), CONN-SELMER, INC., a Delaware corporation (“Conn-Selmer” and, together with the Parent Borrower and Steinway, each a “Borrower” and, collectively and jointly and severally, the “Borrowers”), PIANISSIMO HOLDINGS CORP., a Delaware corporation (“Holdings”), ~~the~~each other ~~Persons~~Person party hereto that ~~are~~is designated as a “Loan Party”, each lender from time to time party hereto (collectively, the “Lenders” and individually each a “Lender”), BANK OF AMERICA, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender and DEUTSCHE BANK SECURITIES INC., as Syndication Agent.

~~Pursuant to or in connection with the Merger Agreement (such term and each other capitalized term used but not defined in this introductory statement having the meaning assigned thereto in Article I). Holdings will cause AcquisitionCo to merge (the “Closing Date Acquisition”) with and into the Company, with (i) the Company surviving as a Wholly-Owned Subsidiary of Holdings and (ii) the Company assuming by operation of law all of the obligations of AcquisitionCo under this Agreement and the other Loan Documents.~~

Holdings and the Borrowers are party to the ABL Credit Agreement, dated as of September 19, 2013 (as amended by First Amendment to ABL Credit Agreement, dated as of October 31, 2017, and as further amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”).

~~As part of the financing contemplated by the Merger Agreement,~~ Holdings and the Borrowers have requested the Lenders to ~~provide an~~amend the Existing Credit Agreement to increase the aggregate principal amount of the asset-based revolving credit facility ~~to the Borrowers on a joint and several basis in the aggregate principal amount of $75.000.000 for the purposes described herein.~~ from $75,000,000 to $110,000,000 and to make certain other modifications. The Lenders ~~are willing to make the requested credit facility available~~have agreed to so amend the Existing Credit Agreement on the terms and conditions set forth herein. Accordingly, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings set forth below:

“ABL Credit Obligations” means, with respect to each Loan Party, without duplication:

(i) in the case of each Borrower, all principal of, premium, if any, and interest (including, without limitation, any interest which accrues after the commencement of any proceeding under any Debtor Relief Law with respect to such Borrower, whether or not allowed or allowable as a claim in any such proceeding) on, any Loan or L/C Obligation under, or any Note issued pursuant to, this Agreement or any other Loan Document;

(ii) Bank Product Debt;

(iii) all fees, expenses, indemnification obligations and other amounts of whatever nature now or hereafter payable by such Loan Party (including, without limitation, any amounts which accrue after the commencement of any proceeding under any Debtor Relief Law with respect to such Loan Party, whether or not allowed or allowable as a claim in any such proceeding) pursuant to this Agreement or any other Loan Document;

(iv) all expenses of the Agents as to which one or more of such Agents have a right to reimbursement by such Loan Party under Section 10.04(a) of this Agreement or under any other similar provision of any other Loan Document, including, without limitation, any and all sums advanced by the Collateral Agent to preserve the Collateral or preserve its security interests in the Collateral to the extent permitted under any Loan Document or applicable Requirements of Law;

(v) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement by such Loan Party under Section 10.04(b) of this Agreement or under any other similar provision of any other Loan Document; and

(vi) in the case of Holdings and each Subsidiary Guarantor, all amounts now or hereafter payable by Holdings or such Subsidiary Guarantor and all other obligations or liabilities now existing or hereafter arising or incurred (including, without limitation, any amounts which accrue after the commencement of any proceeding under any Debtor Relief Law with respect to any Loan Party, whether or not allowed or allowable as a claim in any such proceeding) on the part of Holdings or such Subsidiary Guarantor pursuant to this Agreement, the Guaranties or any other Loan Document;

together in each case with all renewals, modifications, consolidations or extensions thereof.

“ABL Credit Party” means each Lender, each L/C Issuer, the Administrative Agent, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to this Agreement, the Collateral Agent and each Indemnitee, and “ABL Credit Parties” means any two or more of them, collectively.

“ABL Priority Collateral” has the meaning given to the term in the ABL/Term Intercreditor Agreement.

“ABL/Term Intercreditor Agreement” means the Intercreditor Agreement, substantially in the form of Exhibit H-1 hereto, dated as of the ~~date hereof~~Original Closing Date, among the Agent, the Term Administrative Agent, ~~the Second Lien Agent,~~ Holdings, the Borrowers, the Term Borrower and the other Loan Parties and Term Loan Parties party thereto, as the same may be amended, modified or supplemented from time to time.

“Accession Agreement” means a Loan Party Accession Agreement, substantially in the form of Exhibit J hereto, executed and delivered by each Person that becomes a Subsidiary Guarantor after the Original Closing Date in accordance with Section 6.13.

“Accepting Lenders” has the meaning specified in Section 10.01.

“Account” means, as at any date of determination, all “accounts” (as such term is defined in the UCC) of the Loan Parties, including, without limitation, the unpaid portion of the obligation of a customer of a Loan Party in respect of Inventory purchased by and shipped to such customer and/or the rendition of services by a Loan Party, as stated on the respective invoice of a Loan Party, net of any credits, rebates or offsets owed to such customer.

“Account Debtor” means each debtor, customer or obligor in any way obligated on or in connection with any Account.

~~“Acquired Business” means the Company and its subsidiaries acquired pursuant to the terms of the Merger Agreement.~~

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person (other than the acquisition of inventory from any Steinway dealer), or of any business or division of a Person, (b) the acquisition of in excess of fifty percent (50%) of the Stock and Stock Equivalents of any Person or otherwise causing any Person to become a Subsidiary of the Parent Borrower, or (c) a merger or consolidation or any other combination with another Person.

“AcquisitionCo” means Pianissimo Acquisition Corp.

“Adjusted Eurodollar Rate” means, for any Interest Period with respect to a Eurodollar Rate Loan, the quotient obtained (expressed as a decimal, carried out to four decimal places) by dividing (i) the applicable Eurodollar Rate for such Interest Period by (ii) 1.00 minus the Eurodollar Reserve Percentage.

“Administrative Agent” means Bank of America, N.A. in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Parent Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire substantially in the form of Exhibit C-2 or in any other form approved by the Administrative Agent.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. Without limitation, any Affiliated Party of a Person shall for the purposes of this Agreement, be deemed to control the other Person. Notwithstanding the foregoing, neither Agent nor any Lender shall be deemed an “Affiliate” of any Loan Party or of any Subsidiary of any Loan Party.

“Affiliated Party” means, as to any Person, any director, executive officer, beneficial owner of five percent (5%) or more of the Stock (either directly or through ownership of Stock Equivalents), general partner, investment advisor or investment manager, of a Person.

“Agent” means the Administrative Agent or the Collateral Agent and any successors and assigns in such capacity, and “Agents” means any two or more of them.

“Agent Party” has the meaning specified in Section 10.02(c).

“Agent Advances” has the meaning assigned to such term in Section 2.17(a).

“Aggregate Commitments” means at any time the Revolving Facility Commitments of all the Lenders.

“Agreement” means this ABL Credit Agreement, as amended by the First Amendment and the Second Amendment, and as further amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Alternate Interest Period” has the meaning specified in Section 2.02(a).

“Anti-Money Laundering Laws, Export Controls, and Economic Sanctions” has the meaning specified in Section 5.23.

“Applicable Rate” means:

(a) with respect to Revolving Facility Loans, Agent Advances and Overadvances, (i) for the period ending on the date that the third monthly Borrowing Base Certificate is delivered to the Collateral Agent after the Original Closing Date, 1.75% per annum, in the case of Eurodollar Rate Loans, and 0.75% per annum, in the case of Base Rate Loans, and (ii) thereafter, as of any date of determination, a percentage per annum equal to the rate set forth below opposite the then-applicable Average Quarterly Availability for the Fiscal Quarter immediately preceding the Fiscal Quarter in which the date of determination falls:

Applicable Rate
Pricing Level	Average Quarterly Availability	Eurodollar Rate Loans	Base Rate Loans
I	Greater than or equal to 66%	1.50%	0.50%

Applicable Rate
Pricing Level	Average Quarterly Availability	Eurodollar Rate Loans	Base Rate Loans
II	Less than 66% but greater than or equal to 33%	1.75%	0.75%
III	Less than 33%	2.00%	1.00%

(b) With respect to Incremental Loans, as of and following the effective date of any Incremental Commitment, a percentage per annum as agreed upon among the Administrative Agent, the Parent Borrower and the applicable Incremental Lenders at the time such Incremental Commitments become effective.

For the avoidance of doubt, (a) Agent Advances and Overadvances shall bear interest as Base Rate Loans, and (b) changes in the Applicable Rate resulting from a change in the Average Quarterly Availability, as calculated in a Compliance Certificate delivered pursuant to Section 6.02(b), for any Fiscal Quarter shall become effective as to all applicable Revolving Facility Loans and Letter of Credit Fees on the first day of the next Fiscal Quarter following delivery of such Compliance Certificate; provided, however, that if a Compliance Certificate is not delivered when required to be delivered in accordance with such Section 6.02(b), then Pricing Level III shall apply from the first day of the next Fiscal Quarter following the date on which such Compliance Certificate was required to be delivered through the date on which such Compliance Certificate is delivered, after which the pricing level corresponding to the Average Quarterly Availability set forth in such Compliance Certificate shall apply. Notwithstanding the calculation of the Applicable Rate for any period as set forth above, if, as a result of any error in the calculation of the Average Quarterly Availability for any quarter or for any other reason, the Parent Borrower or the Required Lenders determine that (i) the Average Quarterly Availability as calculated for such quarter was inaccurate and (ii) a proper calculation of the Average Quarterly Availability for such quarter would have resulted in higher pricing for such period, each applicable Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or L/C Issuers, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or any L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or any L/C Issuer, as the case may be, under Section 2.08(a), 2.04(c) or 2.03(h) or under Article VIII.

“Appraisal” means an appraisal of the Borrowers’ Inventory conducted by appraisers selected by the Collateral Agent, including any such appraisal conducted as part of the initial Field Survey and Audit obtained by the Collateral Agent prior to the Original Closing Date and any such appraisal obtained by the Agents pursuant to Section 6.09(a).

“Approved Fund” means any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially in the form of Exhibit C-l hereto or any other form approved by the Administrative Agent.

“Audited Financial Statements” means the audited consolidated balance sheets of the Company and its subsidiaries as of December 31, 2012, 2011 and 2010, and the related consolidated statements of operations and comprehensive income (loss), equity, and cash flows for the years ended December 31, 2012, 2011 and 2010, in each case, including the notes thereto, audited by KPMG LLP.

“Availability” means, at any time, (a) the Borrowing Base minus (b) the aggregate Outstanding Amounts under the Facility.

“Availability Period” shall mean the period from and including the Original Closing Date to but excluding the earlier of the Revolving Facility Maturity Date and the date of termination of the Revolving Facility Commitments.

“Availability Reserve” means the sum (without duplication) of (a) the Inventory Reserve; (b) the Rent and Charges Reserve; (c) the Bank Product Reserve; (d) all accrued Royalties, whether or not then due and payable by a Borrower or Subsidiary Guarantor; (e) the aggregate amount of liabilities secured by Liens upon Collateral that are senior to Agent’s Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); and (f) such additional reserves, in such amounts and with respect to such matters, as the Administrative Agent in its Credit Judgment may elect to impose from time to time.

“Average Quarterly Availability” means, for any Fiscal Quarter, an amount (expressed as a percentage) equal to the quotient of (A) the average daily Availability during such Fiscal Quarter divided by (B) the daily average Borrowing Base for such Fiscal Quarter.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank of America” means Bank of America, N.A., and its successors.

“Bank Product” means any of the following products, services or facilities extended to any Borrower or Subsidiary by a Lender or any of its Affiliates: (a) services under any Cash Management Agreement; (b) products under Rate Contracts; (c) commercial credit card and merchant card services; and (d) leases and other banking products or services as may be requested by any Borrower or Subsidiary, other than Letters of Credit; provided, however, that for any of the foregoing to be included as a “Finance Obligation” for purposes of a distribution under Section 8.03, the applicable Secured Party and Loan Party must have previously provided written notice to the Administrative Agent of (i) the existence of such Bank Product, (ii) the maximum dollar amount of obligations arising thereunder to be included as a Bank Product Reserve (“Bank Product Amount”), and (iii) the methodology to be used by such parties in determining the Bank Product Debt owing from time to time. The Bank Product Amount may be changed from time to time upon written notice to the Administrative Agent by the applicable Secured Party and Loan Party. No Bank Product Amount may be established or increased at any time that a Default or Event of Default exists, or if a reserve in such amount would cause an Overadvance.

“Bank Product Amount” is defined in the definition of Bank Product.

“Bank Product Debt” means Indebtedness and other obligations of a Loan Party relating to Bank Products.

“Bank Product Reserve” means the aggregate amount of reserves established by the Administrative Agent from time to time in its discretion in respect of Bank Product Debt (other than for Indebtedness and other obligations arising from Secured Hedge Agreements so long as Section 8.03 specifies that the payment of amounts owing under such Secured Hedge Agreements are to be made after the payment of all Finance Obligations constituting the Loans and L/C Obligations and amounts then owing under Secured Cash Management Agreements), which shall be at least equal to the sum of all Bank Product Amounts.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978.

“Base Rate” means, for any day, a rate per annum equal to the highest of (i) the Prime Rate for such day, (ii) the sum of 0.50% plus the Federal Funds Rate for such day and (iii) the Eurodollar Rate for a one-month Interest Period (determined by reference to clause (ii) of the definition thereof) plus 1.00%; and if Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA (whether governed by the laws of the United States or otherwise) to which any Loan Party incurs or otherwise has any obligation or liability, contingent or otherwise.

“Borrower” has the meaning specified in the introductory statement to this Agreement.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means the borrowing consisting of simultaneous Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders.

“Borrowing Base” means, on any date of determination, an amount equal to the lesser of (a) the Aggregate Commitments; or (b) the sum of:

(i)	up to 80% of the then Eligible Accounts of the Borrowers and Subsidiary Guarantors, other than Accounts constituting Dealer Notes; plus

(ii)	up to the lesser of (A) 50% of the then Eligible Accounts of the Borrowers and Subsidiary Guarantors, constituting Dealer Notes and (B) $5,000,000; plus

(iii)

up to the sum of (A) in the case of Steinway grand pianos, the sum of (1) 85% of the Current Wholesale Value of all finished and near-finished pianos, (2) 75% of the Current Wholesale Value of Concert and Artist Bank Pianos, and (3) 70% of the Current Wholesale Value of all Factory Returns; (B) in the case of Steinway upright pianos, the sum of (1) 65% of the Current Wholesale Value of all finished and near-finished pianos, and (2) 50% of the Current Wholesale Value of all Factory Returns; (C) in the case of Boston and Essex grand pianos, the sum of (1) 65% of the Standard Cost Value of all finished pianos, and (2) 50% of the Standard Cost Value of all Factory Returns; and (D) in the case of Boston and Essex upright pianos, the sum of (1) 50% of the Standard Cost Value of all finished pianos, and (2) 40% of the Standard Cost Value of all Factory Returns; plus

(iv)	up to 50% of the cost of the Eligible Inventory of Steinway constituting raw materials; plus

(v)	up to 65% of the cost of Eligible Inventory of the Borrowers and Subsidiary Guarantors (other than Steinway) constituting finished goods; plus

(vi)	up to 25% of the cost of Eligible Inventory of the Borrowers and Subsidiary Guarantors (other than Steinway) constituting raw materials; plus

(vii)	up to the lesser of (A) $7,500,000 and (B) 25% of the cost of Eligible Inventory of the Borrowers and Subsidiary Guarantors (other than Steinway) constituting work-in-process; minus

(viii)	$5,000,000; and minus

(ix)	the Availability Reserve.

The Borrowing Base in effect at any time shall be the Borrowing Base as shown on the Borrowing Base Certificate and the reconciliation reports delivered by the Parent Borrower pursuant to Section 6.2(j) of this Agreement; provided, however, ~~(i)~~ that if Parent Borrower shall fail to deliver a Borrowing Base Certificate when required pursuant to Section 6.02(j), the amounts calculated with respect to the Eligible Accounts and the Eligible Inventory shall be zero until such Borrowing Base Certificate is delivered ~~and (ii) notwithstanding the foregoing, for a 60-day period commencing on the Closing Date (or such shorter period ending on the date as the Parent Borrower may elect after delivery of a field examination which is satisfactory in form to the Administrative Agent), the Borrowing Base shall be equal to the greater of (a) $20,000,000 and (b) the amount shown on the most recent borrowing base certificate delivered under the Existing Credit Agreement prior to the Closing Date minus $5,000,000~~.

For the avoidance of doubt, none of the assets being acquired in an Acquisition nor the assets of the Person whose Equity Interests are being acquired in an Acquisition ~~(other than with respect to the Transactions)~~ shall be included in any calculation of the Borrowing Base (whether or not such assets meet the eligibility criteria hereunder) until such time as a Field Survey and Audit of the assets and/or Person(s) being acquired with results reasonably acceptable to the Administrative Agent has been completed; it being agreed that the Administrative Agent shall use commercially reasonable efforts to commence a Field Survey and Audit promptly following the Parent Borrower’s request therefor which may be requested prior to consummation of such Acquisition.

“Borrowing Base Certificate” means a certificate signed by a Responsible Officer of the Parent Borrower and setting forth the calculation of the Borrowing Base in compliance with Section 6.02(j), substantially in the form of Exhibit I.

“Boston Pianos” means pianos designed by Steinway, manufactured by an OEM and marketed under the Boston piano line.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Requirements of Law of, or are in fact closed in, the state where the Administrative Agent’s Office is located, except that if such day relates to any Eurodollar Rate Loan, such day shall be a day that is also a London Banking Day.

“Capital Lease” means, with respect to any Person, any lease of, or other arrangement conveying the right to use, any Property by such Person as lessee that has been or should be accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP.

“Capital Lease Obligations” means, at any time, with respect to any Capital Lease, any lease entered into as part of any sale leaseback transaction of any Person or any synthetic lease, the amount of all obligations of such Person that is (or that would be, if such synthetic lease or other lease were accounted for as a Capital Lease) capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Cash Collateralize” or “Cash Collateralization” means to deliver to the Administrative Agent an amount (whether in cash or in the form of a backstop letter of credit in form and substance reasonably satisfactory to, and issued by a U.S. commercial bank reasonably acceptable to, the Administrative Agent in its commercially reasonable discretion) equal to 105.0% of the sum of (a) the Maximum Undrawn Amount plus the aggregate amount of all unreimbursed payments and disbursements under each Letter of Credit which have not been converted to Revolving Facility Loans plus (b) the amount of unpaid Letter of Credit Fees then accrued.

“Cash Dominion Period” has the meaning specified in Section 6.11(b).

“Cash Equivalents” means (a) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guarantied or insured by the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, (b) any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P or at least “P-l” from Moody’s, (c) any commercial paper rated at least “A-1” by S&P or “P-l” by Moody’s and issued by any Person organized under the laws of any state of the United States, (d) any Dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by (i) any Lender or (ii) any commercial bank that is (A) organized under the laws of the United States, any state thereof or the District of Columbia, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $250,000,000 and (e) shares of any United States money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (a), (b), (c) or (d) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the United States; provided, however, that the maturities of all obligations specified in any of clauses (a), (b), (c) or (d) above shall not exceed 365 days.

“Cash Management Accounts” means the bank deposit accounts or securities accounts of each Loan Party other than Excluded Accounts, which (i) shall be subject to one or more Cash Management Agreements and (ii) at the option of the applicable Loan Party, may be maintained at one or more Cash Management Banks.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person, that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement.

“Cash Management Collections Accounts” has the meaning specified in Section 6.11(a).

“Cash Management Obligations” means, as applied to any Cash Management Bank, any direct or indirect liability, contingent or otherwise, of such Person under or in respect of a Cash Management Agreement.

“Cash Management Triggering Event” has the meaning specified in Section 6.11(b).

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty; (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub.L. 111-203, H.R. 4173) and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International ~~settlements~~Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means the occurrence of any of the following events:

(i) Permitted Holders at any time cease to own, on a fully diluted basis, at least fifty-one percent (51%) of the issued and outstanding Stock of Holdings owned by the Permitted Holders on the Second Amendment Effective Date (as the same may be adjusted for any combination, recapitalization or reclassification into a greater or smaller number of shares, interests or other unit of equity security) or, in any event, Stock representing voting control of Holdings;

(ii) Holdings ceases to own, on a fully diluted basis, one hundred percent (100%) of the issued and outstanding Stock and Stock Equivalents of the Parent Borrower;

(iii) the Parent Borrower ceases to have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act), on a fully diluted basis, of one hundred percent (100%) of the Stock and Stock Equivalents of each other Borrower~~, in each instance in clauses (i), (ii) and (iii), free and clear of all Liens, rights, options, warrants or other similar agreements or understandings, other than Liens in favor of the Administrative Agent, for the benefit of the Secured Parties, Liens in favor of the Term Agent pursuant to the Term Finance Documents and Liens in favor of the Second Lien Agent pursuant to the Second Lien Loan Documents~~ (except as a result of any merger, consolidation, conveyance or transfer permitted under Section 7.03(a) hereof); or

(iv) a “Change of Control” (as defined in any Term Loan Document ~~or Second Lien Loan Document~~) shall occur.

“Closing ~~Date” means the first date on or after the Effective Date when all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.~~Fee Letter” means the Fee Letter dated as of February 16, 2018 among the Parent Borrower and Bank of America. N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Closing Date Acquisition” ~~has the meaning specified in the introductory statement to this Agreement.~~means the merger of AcquisitionCo with and into the Company, with (i) the Company surviving as a Wholly-Owned Subsidiary of Holdings and (ii) the Company assuming by operation of law all of the obligations of AcquisitionCo under this Agreement and the other Loan Documents.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all of the “Collateral” referred to in the Collateral Documents and all of the other property and assets that are or are required under the terms hereof or of the Collateral Documents to be subject to Liens in favor of the Collateral Agent for the benefit of the Secured Parties.

“Collateral Access Agreement” means a landlord waiver, bailee letter or acknowledgment agreement of any lessor, warehouseman, processor, consignee, mortgagee or other Person (other than any Loan Party) in possession of, having a Lien upon, or having rights or interests in the equipment or inventory (or any books or records relating thereto) of any Loan Party, in each case in the form attached as an exhibit to the Pledge and Security Agreement or otherwise in form and substance reasonably satisfactory to the Collateral Agent.

“Collateral Agent” means Bank of America, in its capacity as collateral agent for the Secured Parties under the Collateral Documents, and its successor or successors in such capacity.

“Collateral Documents” means, collectively, the Pledge and Security Agreement, the Depositary Bank Agreements, each Mortgage, any additional pledges, security agreements, patent, trademark or copyright filings or mortgages that create or purport to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties and any instruments of assignment, control agreements, lockbox letters or other instruments or agreements executed pursuant to the foregoing.

“Collections” means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

“Commitment Fee” has the meaning specified in Section 2.09(a).

“Committed Loan Notice” means a notice of (i) a Borrowing, (ii) a conversion of Loans from one Type to the other or (iii) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which~~, if in writing,~~ shall be substantially in the form of Exhibit A-1 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Parent Borrower.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company” means Steinway Musical Instruments, Inc.

“Compliance Certificate” has the meaning specified in Section 6.02(b).

“Computer Hardware” means all computer and other electronic data processing hardware of a Loan Party, whether now or hereafter owned, licensed or leased by such Loan Party, including, without limitation, all integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware, all documentation, flowcharts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes associated with any of the foregoing and all options, warranties, services contracts, program services, test rights, maintenance rights, support rights, renewal rights and indemnifications relating to any of the foregoing.

“Concert and Artist Bank Pianos” means all pianos held by Steinway or a Steinway dealer, including without limitation, those located at a performance venue, which are available for use by performers.

“Conn-Selmer” has the meaning specified in the introductory statement to this Agreement.

“Conn-Selmer Dealer Notes” means notes made by Conn-Selmer dealers in favor of Conn-Selmer or any Subsidiary thereof, that evidence indebtedness owing by such dealers to Conn-Selmer or such Subsidiary for extensions of credit made by Conn-Selmer or such Subsidiary to dealers to acquire Conn-Selmer’s musical instruments in an amount not to exceed $3,000,000 in the aggregate for all such note installments with a due date more than one year after the date of issuance.

“Consolidated Capital Expenditures” means, with respect to any Person, for any period, the aggregate amount incurred that would, in accordance with GAAP, be classified as capital expenditures on the consolidated balance sheet of such Person and its Subsidiaries for such period.

“Consolidated Cash Interest Expense” means, with respect to Holdings and its Subsidiaries, gross interest expense for such period paid or required to be paid in cash (including all commissions, discounts, fees and other charges in connection with letters of credit and similar instruments, but excluding (i) commitment fees and other upfront fees payable in connection with the Related Transactions, (ii) net of amounts paid or payable and/or received or receivable under permitted Rate Contracts in respect of interest rates, (iii) the amortized amount of debt discount and debt issuance costs, (iv) interest paid or payable by the issuance of payment-in-kind notes and (v) other non-cash interest) minus interest income for such period.

“Consolidated EBITDA” means the net income (or loss) for the applicable period of measurement of Holdings and its Subsidiaries on a consolidated basis determined in accordance with GAAP,

(A) but excluding: (a) the income (or loss) of any Person in which any other Person (other than the Parent Borrower or any of its Wholly-Owned Subsidiaries) has an ownership interest, except to the extent that any such income has been actually received in cash by a Loan Party or a Subsidiary during such period; (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Holdings or is merged into or consolidated with Holdings or any of its Subsidiaries or that Person’s assets are acquired by Holdings or any of its Subsidiaries; (c) the proceeds of any life insurance policy; (d) the impact of any foreign currency valuation or settlement adjustments; (e) non-cash gains or losses from the sale, exchange, transfer or other disposition of Property or assets not in the Ordinary Course of Business of Holdings and its Subsidiaries, and related tax effects in accordance with GAAP; (f) any other extraordinary, unusual or non-recurring gains or losses of Holdings or its Subsidiaries and related tax effects in accordance with GAAP; and (g) gains or losses (whether or not realized) with respect to obligations under Term Secured Hedge Agreements and Secured Hedge Agreements,

(B) plus, without duplication and to the extent reflected as a charge in the statement of such net income for such period: (a) all amounts deducted in calculating net income (or loss) for depreciation or amortization for such period; (b) gross interest expense (less interest income) deducted in calculating net income (or loss) for such period; (c) all accrued taxes on or measured by income to the extent deducted in calculating net income (or loss) for such period; (d) all non-cash losses or expenses (or minus non-cash income or gain) included or deducted in calculating net income (or loss) for such period, including, without limitation, (i) non-cash compensation expense, (ii) non-cash charges arising from the conversion of last-in, first-out accounting to first-in, first-out accounting, (iii) write-offs and write-downs (other than in respect of Accounts or Inventory), (iv) gains or losses from early extinguishment of debt or other infrequent and unusual items and (v) non-cash pension expense; (e) fees and expenses incurred in connection with the closing of the Related Transactions ~~incurred within the succeeding one year period following the Closing Date~~ to the extent deducted in calculating net income (or loss) for such period; (f) all proceeds of business interruption insurance to the extent not already included in determining net income (or loss) for such period; (g) losses from retail locations incurred during the first 12 months following the acquisition or opening of such location in an aggregate amount not to exceed the greater of (x) $2,000,000 and (y) 5.0% of Consolidated EBITDA for such period; (h)(i) one-time costs associated with the development and opening of replacement locations for Steinway Hall New York in an aggregate amount not to exceed $8,000,000 and (ii) costs associated with the development and opening of other new retail locations; (i) any reduction in net income arising from any purchase accounting adjustments arising as a result of ~~the Related Transaction or~~ any Permitted Acquisition to the extent deducted in calculating net income (or loss) for such period; (j) upfront fees and expenses payable in connection with the issuance of any Stock or Stock Equivalents permitted hereunder, any Permitted Acquisition or the incurrence of debt permitted hereunder (in each case whether or not consummated) to the extent deducted in calculating net income (or loss) for such period; (k) consulting and director fees paid to directors, board consultant’s fees, salaries and bonuses payable to directors and reimbursement of actual out-of-pocket expenses incurred in connection with attending board of director meetings, in each case, to the extent permitted under Section 7.07; (l) reimbursement of reasonable out-of-pocket costs and expenses to Sponsor to the extent permitted under Section 7.07; (m) one-time expenses related to (i) any management changes and reductions in work force, including, without limitation, severance and related outplacement service fees, search fees, related hiring costs and relocation costs, (ii) cash expenses and charges relating to restructuring of the Loan Parties’ operations, transition costs and corporate offsets, (iii) one-time cash expenses and charges arising from other restructuring activities and (iv) consulting fees paid to third party non-Affiliates in connection with marketing, sales and related initiatives, including, without limitation, any consulting fees associated with the assessment or implementation of such activities, in an aggregate amount for this clause (m) not to exceed 15% of Consolidated EBITDA for such period (before giving effect to such addback and the pro forma effect pursuant to clause (e) of the definition of “pro forma basis”); and (n) any expenses and charges of a type set forth in the Adjusted EBITDA Reconciliation contained in the Company’s Lender Presentation dated ~~September 4, 2013~~February 6, 2018 delivered to prospective lenders under the Term Credit Agreement,

(C) plus, with respect to Targets owned by the Holdings or any of its Subsidiaries for which the Administrative Agent has received financial statements pursuant to Section 6.01(b) for less than twelve months, the Consolidated EBITDA calculated on a pro forma basis and allocated to each month prior to the acquisition thereof included in the trailing twelve month period for which Consolidated EBITDA is being calculated, and

(D) minus, with respect to any Disposition by Holdings or any of its Subsidiaries consummated within the period in question, Consolidated EBITDA attributable to Holdings, the Subsidiary or profit center which is the subject of such Disposition from the beginning of such period until the date of consummation of such Disposition.

For purposes of calculating Consolidated EBITDA as of any date of measurement ending on or before June 30, 2014, Consolidated EBITDA for: (a) the calendar quarter ending December, 31, 2012 shall be deemed to equal $18,400,000, (b) the calendar quarter ending March, 31, 2013 shall be deemed to equal $9,600,000, (c) the calendar quarter ending June, 30, 2013 shall be deemed to equal $14,600,000 and (d) the calendar months ending July 31, 2013, August 31, 2013 and September 30, 2013 shall be calculated in a manner consistent with the calculation of Consolidated EBITDA for the preceding periods.

“Consolidated Total Debt” of Holdings and its Subsidiaries means, as of any date of determination, the aggregate principal amount of all Indebtedness of Holdings and its Subsidiaries (other than Indebtedness in respect of any undrawn acceptance, letter of credit or similar facilities, hedging obligations, surety bonds, permitted earn-outs or non-compete payments).

“Consolidating” means, with respect to balance sheets, statements of income, operations, shareholders’ equity and cash flows, that such financial statements present consolidating information with regard to each of the piano and band business divisions and the consolidating financial statements of Holdings and its Subsidiaries.

~~“Contingent Obligation” means, as to any Person, any direct or indirect liability- contingent or otherwise, of that Person: (i) with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (ii) with respect to any letter of credit issued for the account of that Person~~

~~or as to which that Person is otherwise liable for reimbursement of drawings; (iii) under any Rate Contracts; (iv) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or (v) for the obligations of another Person through any agreement to purchase, repurchase or otherwise acquire such obligation or any Property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another Person. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed or supported.~~

“Contractual Obligation” means, as to any Person, any provision of any security (whether in the nature of Stock, Stock Equivalents or otherwise) issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement (other than a Loan Document) to which such Person is a party or by which it or any of its Property is bound or to which any of its Property is subject.

“Controlled Account” means each Deposit Account that is subject to a Deposit Account Control Agreement in form and substance satisfactory to the Administrative Agent and the L/C Issuer.

“Copyrights” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith.

“Covenant Triggering Event” shall occur at any time that (i) an Event of Default has occurred and is continuing or (ii) Availability is less than 1~~7.~~5.0% of the Revolving Facility Commitment.

“Credit Event” has the meaning specified in Article IV.

“Credit Judgment” means the Administrative Agent’s credit judgment exercised in good faith, based upon its consideration of any factor that it believes (a) could adversely affect the quantity, quality, mix or value of Collateral (including any Requirement of Law that may inhibit collection of an Account), the enforceability or priority of Collateral Agent’s Liens, or the amount that Agents and Lenders could receive in liquidation of any Collateral; (b) suggests that any collateral report or financial information delivered by any Loan Party is incomplete, inaccurate or misleading in any material respect; (c) materially increases the likelihood of any proceeding under Debtor Relief Law involving a Loan Party; or (d) creates or could result in a Default or Event of Default. In exercising such judgment with respect to (a) through (d) hereof, Administrative Agent may consider any factors that could increase the credit risk of lending to Borrowers on the security of the Collateral (other than such factors that are attributable to general economic conditions).

“Current Wholesale Value” means, for any piano at any time, the wholesale price of such piano as published in good faith by Holdings or its Subsidiaries at such time, or if such price is not so published, the wholesale price of such piano as reasonably determined by the Administrative Agent.

“Dealer Notes” means, collectively, the Conn-Selmer Dealer Notes and the Steinway Dealer Notes.

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (A) the Base Rate plus (B) the Applicable Rate, if any, applicable to Base Rate Loans plus (C) 2.00% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2.00% per annum.

“Defaulting Lender” means, subject to Section 2.15(b), any Lender that, as determined by the Administrative Agent, (i) has failed to perform any of its funding obligations hereunder, including in respect of its Loans, L/C Obligations or Swing Line Loans, within three Business Days of the date required to be funded by it hereunder, (ii) has notified the Parent Borrower, the Administrative Agent, an L/C Issuer or the Swing Line Lender that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements generally in which it commits to extend credit, (iii) has failed, within three Business Days after request by the Administrative Agent or the Parent Borrower, to confirm in a manner satisfactory to the Administrative Agent or the Parent Borrower that it will comply with its funding obligations or (iv) has, or has a direct or indirect parent company that has, (A) become the subject of a proceeding under any Debtor Relief Law, (B) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (C) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (D) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Deposit Account” means a “deposit account” (as defined in the UCC) and also means and includes all demand, time, savings, passbook or similar accounts maintained by a Loan Party with a bank or other financial institution, whether or not evidenced by an instrument, all cash and other funds held therein and all passbooks related thereto and all certificates and instruments, if any, from time to time representing, evidencing or deposited into such deposit accounts.

“Depositary Bank Agreement” means an agreement among a Loan Party, a bank or other depositary institution and the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent.

“Disposition” means (i) the sale, lease, conveyance or other disposition of Property, other than sales or other dispositions expressly permitted under Section 7.02(a), 7.02(c), 7.02(d) and 7.02(j) and (ii) the sale or transfer by the Parent Borrower or any Subsidiary of the Parent Borrower of any Stock or Stock Equivalent issued by any Subsidiary of the Parent Borrower and held by such transfer Person.

“Disqualified Stock” means any Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable in each case, at the option of the holder of the Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, in each case at any time on or prior to the date that is 91 days after the Revolving Facility Maturity Date. Notwithstanding the preceding sentence, any Stock that would constitute Disqualified Stock solely because the holders of the Stock have the right to require the issuer to repurchase such Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Stock provide that the issuer may not repurchase or redeem any such Stock pursuant to such provisions unless such repurchase or redemption complies with Section 7.11. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that Holdings and its Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Dollars”, “dollars” and “$” means lawful money of the United States.

“Domestic Subsidiary” means, with respect to any Person, a Subsidiary of such Person that is incorporated or otherwise organized under the laws of the United States, any state thereof or the District of Columbia.

“Drawing Date” has the meaning specified in Section 2.03(d)(ii).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

~~“Effective Date” means the date this Agreement becomes effective in accordance with Section 10.10.~~

“Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or otherwise to or from a Platform or other equivalent service.

“Eligible Accounts” means all Accounts of a Borrower or Subsidiary Guarantor, arising in the ordinary course of business, evidencing the sale of goods and services by such Borrower or Subsidiary Guarantor and which the Administrative Agent, in its Credit Judgment, shall deem to be an Eligible Account, based upon such considerations as the Administrative Agent may from time to time deem appropriate. Without in any way limiting the foregoing, (i) in general, unless otherwise determined by the Administrative Agent as aforesaid, an Account shall not constitute an Eligible Account unless it is subject to a perfected, first priority Lien in favor of the Administrative Agent for the ratable benefit of the Lenders, is free and clear of all Liens other than Permitted Liens and is evidenced by an invoice or other document satisfactory to the Administrative Agent, and (ii) no Account of an Account Debtor shall be an Eligible Account if:

(i) such Account arises out of a sale made by a Borrower or Subsidiary Guarantor to an Affiliate of such Borrower or Subsidiary Guarantor or to a Person controlled by an Affiliate of such Borrower or Subsidiary Guarantor or such Account Debtor is such Borrower’s or Subsidiary Guarantor’s creditor or supplier;

(ii) more than 60 days have elapsed from the due date of such Account;

(iii) i) with respect to Accounts of a Borrower or Subsidiary Guarantor other than Conn Selmer, more than ninety days have elapsed from the invoice date of each such Account, and (ii) solely with respect to Accounts of Conn-Selmer, more than three hundred and five days have elapsed from the invoice date of each such Account;

(iv) 50% or more of the aggregate account balance of Accounts due from such Account Debtor is more than 60 days past due;

(v) any covenant, representation or warranty contained in this Agreement or any Loan Documents with respect to such Account has been breached in a material manner;

(vi) the Administrative Agent is not and continues not to be satisfied with the credit standing of such Account Debtor, or the Administrative Agent otherwise believes, in its Credit Judgment, that collection of such Account is insecure or that such Account may not be paid by reason of such Account Debtor’s financial inability to pay (and in the absence of an Event of Default which is continuing, at Borrowers’ request therefor, Agent agrees to advise Borrowers of the reasons for its making any such judgment);

(vii) such Account Debtor has asserted any dispute, offset or counterclaim against the related Borrower or Subsidiary Guarantor, such Account or any other Account due from such Account Debtor to such Borrower or Subsidiary Guarantor, or such Account is or could reasonably be expected to become subject to any offset, deduction, defense, dispute, or counterclaim, or is contingent in any respect or for any reason, but only to the extent of the amount in dispute;

(viii) such Account Debtor resides outside the continental United States, Alaska, Hawaii, the U.S. Virgin Islands and/or Puerto Rico, unless the sale is covered by a letter of credit or credit insurance in form and substance acceptable to the Agent in its Credit Judgment, or unless such Account (in U.S. Dollars) is due from an entity located in Canada or a territory of the United States;

(ix) the sale to such Account Debtor is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

(x) such Account Debtor is the United States of America, any state or any department, agency or instrumentality of any of them, unless the related Borrower or Subsidiary Guarantor assigns its right to payment of such Account to the Agent for the ratable benefit of the Lenders pursuant to the Federal Assignment of Claims Act of 1940, as amended, or has otherwise complied with all other applicable statutes or ordinances;

(xi) any of the following events occur or conditions exist with respect to the goods giving rise to such Account: (i) if such goods have not been shipped to such Account Debtor, or (ii) if so shipped, have subsequently not been delivered to such Account Debtor, or (iii) if so delivered, have not been accepted by such Account Debtor, or (iv) if such Account otherwise does not represent a final sale, or (v) such goods have been repossessed;

(xii) the amount of all Accounts of such Account Debtor exceeds any credit limit determined by the Administrative Agent, in its Credit Judgment, to the extent that the amount of such Account exceeds such limit;

(xiii) such Account Debtor has commenced or has had commenced against it a case under any federal, state or other bankruptcy or insolvency laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or if a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of such Account Debtor in an involuntary case under any state or federal bankruptcy laws, as now constituted or hereafter amended, or if any other petition or other application for relief under any state or federal bankruptcy law has been filed against such Account Debtor, or if such Account Debtor has failed, suspended business, ceased to be solvent, called a meeting of its creditors (in order to discuss financial insolvency or lack of liquidity), or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs;

(xiv) the related Borrower or Subsidiary Guarantor has made any agreement with such Account Debtor for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances shall be reflected in the calculation of the face value of each respective invoice related thereto; or

(xv) such Account is not payable to the related Borrower or Subsidiary Guarantor;

notwithstanding the foregoing, Eligible Accounts may include in addition to any Account of any Borrower or Subsidiary Guarantor constituting an Eligible Account hereunder, Dealer Notes pledged to the Administrative Agent, satisfactory to the Administrative Agent in its Credit Judgment, and otherwise qualifying as Eligible Accounts hereunder having an aggregate outstanding principal amount at any time of up to $20,000,000, that mature up to two years from the execution thereof. Notwithstanding anything to the contrary herein, the Steinway Dealer Notes shall not constitute Eligible Accounts until such time that such notes are deemed Eligible Accounts by the Administrative Agent, in its Credit Judgment. The Administrative Agent shall require that the Steinway Dealer Notes, among other things, be subject to a field examination and audit (and such examination and audit be reasonably acceptable to the Required Lenders) in order to determine whether such notes shall be considered Eligible Accounts.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

“Eligible Inventory” means all Inventory of a Borrower or Subsidiary Guarantor consisting of (i) Boston Pianos, Essex Pianos, Steinway Pianos, Factory Returns, Concert and Artist Bank Pianos, near-finished pianos, and raw materials of Steinway, and (ii) raw materials, work-in-process and finished goods of any Borrower or Subsidiary Guarantor, in each case which is in good and saleable condition and located at such Borrower’s or Subsidiary Guarantor’s places of business or at the Collateral locations described on Schedule I to the Pledge and Security Agreement (except when in transit to or from such locations) and which is not, in the Administrative Agent’s Credit Judgment, obsolete, damaged, slow-moving or unmerchantable, and which the Administrative Agent, in its Credit Judgment, shall deem Eligible Inventory, based upon such considerations as the Administrative Agent may from time to time deem appropriate. In general, unless otherwise determined by the Administrative Agent as referenced above, Inventory shall not constitute Eligible Inventory ~~if it is on consignment to any consignee and~~ unless it is subject to a perfected, first priority Lien in favor of the Administrative Agent for the ratable benefit of the Lenders, is free and clear of all Liens other than Permitted ~~Encumbrances~~Liens and conforms to all standards imposed by any Governmental Authority, division or department thereof which has regulatory authority over such goods or the use or sale thereof.

“Employee Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 31421 or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Environmental Laws” means all Requirements of Law and Permits imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the workplace, the environment and natural resources, and including public notification requirements and environmental transfer of ownership, notification or approval statutes.

“Environmental Liabilities” means all Liabilities (including costs of Remedial Actions, natural resource damages and costs and expenses of investigation and feasibility studies, including the cost of environmental consultants and the cost of attorney’s fees) that may be imposed on, incurred by or asserted against any Loan Party or any Subsidiary of any Loan Party as a result of, or related to, any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law or otherwise, arising under any Environmental Law or in connection with any environmental, health or safety condition or with any Release and resulting from the ownership, lease, sublease or other operation or occupation of property by any Loan Party or any Subsidiary of any Loan Party, whether on, prior or after the date hereof.

“Equity Contribution” has the meaning specified in Section 4.01(f).

“Equity Issuance” means (i) any sale or issuance by Holdings or any of its Subsidiaries to any Person other than Holdings or a Subsidiary of Holdings of any Stock or any Stock Equivalents (other than Disqualified Stock) and (ii) the receipt by Holdings or any of its Subsidiaries of any cash capital contributions, whether or not paid in connection with any issuance of Stock of Holdings or any of its Subsidiaries, from any Person other than Holdings or a Subsidiary of Holdings.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means, collectively, any Loan Party and any Person under common control or treated as a single employer with, any Loan Party, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means any of the following: (a) a reportable event described in Section 4043(c) of ERISA (or, unless the 30-day notice requirement has been duly waived under the applicable regulations, Section 4043(c) of ERISA) with respect to a Title IV Plan; (b) the withdrawal of any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any ERISA Affiliate from any Multiemployer Plan; (d) with respect to any Multiemployer Plan, the filing of a notice of reorganization, insolvency or termination (or treatment of a plan amendment as termination) under Section 4041A of ERISA; (e) the filing of a notice of intent to terminate a Title IV Plan (or treatment of a plan amendment as termination) under Section 4041(c) of ERISA; (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (g) the failure to make any required contribution to any Title IV Plan or Multiemployer Plan when due; (h) the imposition of a Lien under Section 412 or 430(k) of the Code or Section 303 or 4068 of ERISA on any property (or rights to property, whether real or personal) of any ERISA Affiliate; (i) the failure of a Benefit Plan or any trust thereunder intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law to qualify thereunder; (j) a Title IV plan is in “at risk” status within the meaning of Code Section 430(i) or Section 303 of ERISA; (k) a Multiemployer Plan is in “endangered status” or “critical status” within the meaning of Section 432(b) of the Code or Section 305 of ERISA; and (1) any other event or condition that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of any material liability upon any ERISA Affiliate under Title IV of ERISA other than for PBGC premiums due but not delinquent.

“Essex Pianos” means pianos designed by Steinway, manufactured by an OEM and marketed under the Essex piano line all of which are finished goods or Factory Returns.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Rate” means:

(i) for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”), or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time), at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(ii) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at approximately 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits with a term of one month commencing on the date of determination; provided that (x) to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied to the applicable Interest Period in a manner consistent with market practice and (y) if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied to the applicable Interest Period as otherwise reasonably determined by the Administrative Agent.

“Eurodollar Rate Loan” means at any date a Loan which bears interest at a rate based on clause (i) of the definition of “Eurodollar Rate”.

“Eurodollar Reserve Percentage” means for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to four decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to “Eurocurrency liabilities”). The Adjusted Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

“Event of Default” has the meaning specified in Section 8.01.

“Event of Loss” means, with respect to any Property, any of the following: (i) any loss, destruction or damage of such Property; or (ii) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation of such Property or the requisition of the use of such Property.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Accounts” means (i) Deposit Accounts used solely for funding payroll or segregating payroll taxes or segregating 401k contribution or contributions to an employee stock purchase plan and other health and benefit plans, (ii) Deposit Accounts or securities accounts, amounts on deposit or value of the securities held in which the seven-day average balance does not exceed $2,000,000 in the aggregate at any one time, (iii) zero balance disbursement accounts, (iv) deposit or securities accounts located outside the United States, (v) subject to the ABL/Term Intercreditor Agreement, the Term Priority Collateral Asset Disposition Account (as defined in the ABL/Term Intercreditor Agreement), and (vi) Deposit Accounts or securities accounts maintained in connection with pledges of cash or cash equivalents permitted under Section 7.01(e).

“Excluded Domestic Holdco” means a Domestic Subsidiary substantially all of the assets of which consist of Stock of one or more Excluded Domestic Holdcos or Foreign Subsidiaries.

“Excluded Domestic Subsidiary” means any Domestic Subsidiary that is (a) a Subsidiary of a Foreign Subsidiary, (b) an Excluded Domestic Holdco or (c) an indirect Domestic Subsidiary of an Excluded Domestic Holdco.

“Excluded Subsidiary” means any Subsidiary of Holdings (a) for which the joining in, or becoming a party to, a Guaranty (i) would be prohibited by applicable law or regulation existing as of the Original Closing Date or on the date that such Subsidiary was acquired by a Loan Party (so long as such prohibition is not incurred in contemplation of such acquisition), (ii) would require governmental (including regulatory) consent, approval, license or authorization or (iii) would result in material adverse tax consequences as reasonably determined by the Parent Borrower, (b) that is an Excluded Domestic Subsidiary, (c) that is a Non-Material Subsidiary, (d) to the extent the burden or cost of obtaining a Guaranty outweighs the benefit afforded to the Lenders thereby, as reasonably determined by the Administrative Agent and the Parent Borrower and (e) Steinway and Sons.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 2.10 of the Guaranty and other “keepwell, support or other agreement” for the benefit of such Loan Party and any and all guarantees of such Loan Party’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Loan Party, or a grant by such Loan Party of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder, (i) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its Lending Office is located, (ii) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which any Borrower is located, (iii) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with clause (A) of Section 3.01(e)(ii), (iv) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Parent Borrower under Section 10.13), any United States withholding tax that is (A) required to be imposed on amounts payable to such Foreign Lender pursuant to the Requirements of Law in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or (B) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with clause (B) of Section 3.01(e)(ii), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to Section 3.01(a) and (v) any United States withholding tax that is imposed as a result of such recipient’s failure to comply with the requirements to establish an exemption from such withholding tax pursuant to FATCA.

“Existing Credit Agreement” ~~means the $100,000,000 Loan and Security Agreement, dated as of October 15, 2010 (as amended, modified or supplemented to the Closing Date) among Conn-Selmer, Steinway, the lenders party thereto, Bank of America, N.A., as administrative agent, and the other parties thereto.~~has the meaning set forth in the recitals hereto.

“Existing Letters of Credit” means the letters of credit issued before the Original Closing Date and described by date of issuance, letter of credit number, undrawn amount, name of beneficiary and date of expiry on Schedule 2.03 hereto, and “Existing Letter of Credit” means any one of them.

“E-Fax” means any system used to receive or transmit faxes electronically.

“Facility” means at any time, the aggregate amount of the Revolving Facility Commitments at such time, which as of the ~~Closing~~Second Amendment Effective Date is $~~75~~110,000,000, and any Incremental Commitments or Incremental Loans.

“Factory Returns” means pianos bearing the Steinway, Steinway and Sons, Essex or Boston name brands that have been returned to Steinway and are in near-new, good and merchantable condition.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor provisions that are substantively similar and not materially more onerous to comply with), any regulations thereunder or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System ~~arranged by federal funds brokers on such day~~, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“Fee Letter” means the Fee Letter dated as of ~~August 14~~February 5, 201~~3~~8 among ~~Holdings and~~the Parent Borrower, Bank of America, N.A.~~,~~ and Merrill Lynch, Pierce, Fenner & Smith Incorporated~~, Deutsche Bank AG New York Branch and Deutsche Bank Securities Inc~~.

“FEMA” means the Federal Emergency Management Agency, a component of the U.S. Department of Homeland Security that administers the National Flood Insurance Program.

“First Amendment” means that certain First Amendment, dated as of October 31, 2017, among the Borrowers, Holdings, the Administrative Agent and the Lenders party thereto.

“First Amendment Effective Date” means October 31, 2017.

“Field Survey and Audit” means a field survey and audit of the Loan Parties and an appraisal of the Collateral performed by auditors, examiners and/or appraisers selected by any Agent, at the sole cost and expense of the Borrowers.

“Finance Document” means (i) each Loan Document, (ii) each Secured Hedge Agreement and (iii) each Secured Cash Management Agreement, and “Finance Documents” means all of them, collectively.

“Finance Obligations” means, at any date, (i) all ABL Credit Obligations, (ii) all Cash Management Obligations then owing under any Secured Cash Management Agreement to a Cash Management Bank and (iii) all Swap Obligations (other than Excluded Swap Obligations) of a Loan Party permitted hereunder then owing under any Secured Hedge Agreement to any Hedge Bank and all costs and expenses incurred in connection with enforcement and collection of the obligations described in this clause (ii), including the fees, charges and disbursement of counsel (it being understood, for avoidance of doubt, that obligations of a Loan Party of or owed to (i) Bank of America or its affiliates or (ii) a Person that is both a Term Finance Party and a Lender at the time such Rate Contract or Cash Management Agreement was entered into by such Loan Party shall be considered Finance Obligations); provided that the Finance Obligations shall exclude any Excluded Swap Obligation.

“Fiscal Quarter” means any of the quarterly accounting periods of the Loan Parties, ending on March 31, June 30, September 30 and December 31 of each year.

“Fiscal Year” means any of the annual accounting periods of the Loan Parties ending on December 31 of each year.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of (a) Consolidated EBITDA of such Person and its Subsidiaries for such period minus the sum of (i) Consolidated Capital Expenditures paid or payable in cash by such Person and its Subsidiaries during such period (except those financed with borrowed money other than under the Facility) plus (ii) income taxes paid or payable by such Person and its Subsidiaries in cash during such period, to (b) the sum of (i) all scheduled payments of principal of Funded Debt and Capital Lease Obligations paid or payable in cash during such period, plus (ii) Consolidated Cash Interest Expense of such Person and its Subsidiaries paid or payable in cash during such period, plus (iii) dividends or distributions paid or payable in cash by such Person or any of its Subsidiaries, in respect of the Equity Interests of such Person or any of its Subsidiaries (other than (A) dividends or distributions paid by a Loan Party to any other Loan Party and (B) dividends paid in connection with any recapitalization of the Parent Borrower or any of its Subsidiaries, but only to the extent not financed with proceeds of Loans) during such period.

Notwithstanding the foregoing, for purposes of determining the Fixed Charge Coverage Ratio as of or for the periods ended September 30, 2013, December 31, 2013 and March 31, 2014, the fixed charges will be deemed to be equal to, for the Fiscal Quarter ended (i) March 31, 2013, $5,467,075, (ii) June 30, 2013, $5,459,888, and (iii) September 30, 2013, $5,452,718, as each such amount may be adjusted by an amount described in clause (b)(iii) of this definition and paid during the period after the Original Closing Date and on or before September 30, 2013.~~1~~

“Flood Insurance” means, for any Real Estate located in a Special Flood Hazard Area, federal Flood Insurance or private insurance reasonably satisfactory to the Administrative Agent, in either case, that (a) meets the requirements set forth by FEMA in its Mandatory Purchase of Flood Insurance Guidelines, (b) shall include a deductible not to exceed $50,000 and (c) shall have a coverage amount equal to the lesser of (i) the “replacement cost value” of the buildings and any personal property Collateral located on the Real Estate as determined under the National Flood Insurance Program or (ii) the maximum policy limits set under the National Flood Insurance Program.

~~[1]~~	~~Fixed charge amounts to be provided~~.

“Foreign Lender” means any Lender or L/C Issuer which, for U.S. federal tax purposes (i) is regarded as a separate entity and is not a “United States person” within the meaning of Section 7701(a)(30) of the Code or (ii) is disregarded as separate from an entity that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Foreign Subsidiary” means, with respect to any Person, a Subsidiary of such Person that is not a Domestic Subsidiary.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (i) with respect to any L/C Issuer, such Defaulting Lender’s Revolving Facility Percentage of the outstanding L/C Obligations arising in respect of Letters of Credit issued by such L/C Issuer other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (ii) with respect to the Swing Line Lender, such Defaulting Lender’s Revolving Facility Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funded Debt” means all Indebtedness of Holdings and its Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions and comparable stature and authority within the accounting profession) that are applicable to the circumstances as of the date of determination. Subject to Section 1.03, all references to “GAAP” shall be to GAAP applied consistently with the principles used in the preparation of the financial statements described in Section 5.11(a).

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Guarantee” means, with respect to any Person, without duplication, any obligation (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing, intended to guarantee, or having the economic effect of guaranteeing, any Indebtedness of any other Person in any manner, whether direct or indirect, and including, without limitation, any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Indebtedness of such other Person, (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness of the ability of the primary obligor to make payments on such Indebtedness or (iv) to otherwise assure or hold harmless the owner of such Indebtedness against loss in respect thereof. The amount of any Guarantee hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guarantee is made.

“Guarantors” means, (i) collectively, Holdings, the Subsidiaries of the Borrowers listed on Schedule 6.13 and each other Subsidiary of any Borrower that shall be required to execute and deliver an Accession Agreement or other guaranty or guaranty supplement pursuant to Section 6.13 and (ii) with respect to (A) Finance Obligations owing by any Loan Party or any Subsidiary of a Loan Party (other than the Borrowers) under any Secured Hedge Agreement and (B) the payment and performance by each Specified Loan Party of its obligations under its Guaranty with respect to all obligations under Secured Hedge Agreements, the Borrowers.

“Guaranty” means, collectively, the Guaranty made by Holdings and the Subsidiary Guarantors in favor of the Secured Parties, substantially in the form of Exhibit E, together with each other guaranty and guaranty supplement delivered pursuant to Section 6.13.

“Hazardous Materials” means any substance, material or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including petroleum or any fraction thereof, asbestos, polychlorinated biphenyls and radioactive substances.

“Hedge Bank” means any Person that, at the time it enters into a Rate Contract required or permitted under Article VI or VII, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Rate Contract.

“Holdings” means Pianissimo Holdings Corp., a Delaware corporation, and its successors.

“Impacted Loans” has the meaning specified in Section 3.03(a).

“Incremental Commitment” has the meaning specified in Section 2.14(a).

“Incremental Commitments Amendment” has the meaning specified in Section 2.14(d).

“Incremental Commitments Effective Date” has the meaning specified in Section 2.14(e).

“Incremental Lender” has the meaning specified in Section 2.14(c).

“Incremental Loans” has the meaning specified in Section 2.14(a).

“Indebtedness” means, as to any Person at a particular time, without duplication: (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of Property or services (other than trade payables entered into in the Ordinary Course of Business); (c) the face amount of all letters of credit issued for the account of such Person and without duplication, all drafts drawn thereunder and all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments issued by such Person; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property); (f) all Capital Lease Obligations; (g) the principal balance outstanding under any synthetic lease, off-balance sheet loan or similar off balance sheet financing product; (h) all obligations of such Person, whether or not contingent, to purchase, redeem, retire, defease or otherwise acquire for value any of its own Stock or Stock Equivalents (or any Stock or Stock Equivalent of a direct or indirect parent entity thereof) prior to the date that is at least 180 days after the Revolving Facility Maturity Date, valued at, in the case of redeemable preferred Stock, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such Stock plus accrued and unpaid dividends, excluding any Stock or Stock Equivalents held by officers, directors and employees required to be repurchased upon termination of employment; (i) all indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness; and (j) all ~~Contingent Obligations described in clause (a) of the definition thereof in respect of indebtedness or obligations of others of the kinds referred to~~Guarantees by such Person of Indebtedness described in clauses (a) through (i) above.

“Indemnified Taxes” means Taxes, other than Excluded Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

~~“Initial Borrower” has the meaning specified in the preamble hereto.~~

“Inspection Triggering Event” means (i) a Default or Event of Default has occurred and is continuing or (ii) Availability is less than 35.0% of the Revolving Facility Commitment for five consecutive Business Days.

“Inspection Trigger Period” means the period commencing on the day that a Inspection Triggering Event has occurred and is continuing until, during the preceding 30 day consecutive period, no Default or Event of Default has existed and Availability is greater than 35.0% of the Revolving Facility Commitment.

“Intellectual Property” means all rights, title and interests in or relating to intellectual property and industrial property arising under any Requirement of Law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Software, Trademarks, Internet Domain Names, Trade Secrets and IP Licenses.

“Intercompany Note” has the meaning specified in Section 7.04(b).

“Intercreditor Agreements” means, collectively, the ABL/Term Intercreditor Agreement and ~~the~~any Term Intercreditor Agreement.

“Interest Payment Date” means, (i) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Revolving Facility Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (ii) as to any Base Rate Loan or Swing Line Loan, the ~~last Business Day of each March, June, September and December~~first calendar day of January, April, July and October and the Revolving Facility Maturity Date.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, three or six months or, to the extent available to, and agreed to by, all Lenders, twelve months thereafter (in each case, subject to availability), as selected by the Parent Borrower in its Committed Loan Notice or such other period that is twelve months or less requested by the Parent Borrower and consented to by all the Lenders; provided that:

(i) any Interest Period which would otherwise end on a day which is not a Business Day shall, subject to clause (iii) below, be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

(iii) no Interest Period shall extend beyond the Revolving Facility Maturity Date.

“Internet Domain Name” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to internet domain names.

“Inventory” means all of the “inventory” (as such term is defined in the UCC) of the Loan Parties, including, but not limited to, all merchandise, raw materials, parts, supplies, work in process and finished goods intended for sale, together with all the containers, packing, packaging, shipping and similar materials related thereto, and including such inventory as is temporarily out of a Loan Party’s custody or possession, including inventory on the premises of others and items in transit.

“Inventory Reserve” means reserves established by the Administrative Agent to reflect factors that may negatively impact the Value of Inventory, including change in salability, obsolescence, seasonality, theft, shrinkage, imbalance, change in composition or mix, markdowns and vendor chargebacks.

“IP Ancillary Rights” means, with respect to any other Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and Liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.

“IP License” means all Contractual Obligations (and all related IP Ancillary Rights), whether written or oral, granting any right, title and interest in or relating to any Intellectual Property.

“IRS” means the Internal Revenue Service of the United States and any successor thereto.

“ISP98 Rules” has the meaning specified in Section 2.03(b)(ii).

“Issuer Document” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the applicable L/C Issuer and the applicable Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

“Joint Lead Arrangers” means Bank of America, N.A. or its designated affiliate and Deutsche Bank Securities Inc. or its designated affiliate, in their capacities as joint lead arrangers and joint book running managers.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means Bank of America or such other Lender as designated by the Administrative Agent to the Parent Borrower and reasonably acceptable to the Parent Borrower from time to time.

“L/C Issuer Fees” has the meaning specified in Section 2.03(i).

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all Letter of Credit Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP98 Rules, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” means each bank or other lending institution listed on Schedule 2.01, each Eligible Assignee that becomes a Lender pursuant to Section 10.06(b), each Incremental Lender, and their respective successors and shall include, as the context may require, the Swing Line Lender in such capacity.

“Lending Office” means with respect to any Lender and for each Type of Loan, the “Lending Office” of such Lender (or of an Affiliate of such Lender) designated for such Type of Loan in such Lender’s Administrative Questionnaire or in any applicable Assignment and Assumption pursuant to which such Lender became a Lender hereunder or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Parent Borrower as the office by which its Loans of such Type are to be made and maintained.

“Letter of Credit” has the meaning specified in Section 2.03(a), and shall include the Existing Letters of Credit.

“Letter of Credit Application” has the meaning specified in Section 2.03(b)(i).

“Letter of Credit Borrowing” has the meaning specified in Section 2.03(d)(iv).

“Letter of Credit Expiration Date” means the day that is seven days prior to the Revolving Facility Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.09(b).

“Letter of Credit Sublimit” means an amount equal to $15,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Facility.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, Taxes, commissions, charges, disbursements and expenses (including, without limitation, those incurred upon any appeal or in connection with the preparation for and/or response to any subpoena or request for document production relating thereto), in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“LIBOR” has the meaning specified in the definition of “Eurodollar Rate”.

“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“LIBOR Successor Rate” has the meaning specified in Section 3.07.

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice tor, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines in consultation with the Borrowers).

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or otherwise), security interest or other security arrangement and any other preference, priority or preferential arrangement of any kind or nature whatsoever, including those created by, arising under or evidenced by any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Loan” means an extension of credit by a Lender to the Borrowers under Article II in the form of a Revolving Facility Loan, an Incremental Loan or a Swing Line Loan.

“Loan Documents” means, collectively, this Agreement, the first Amendment, the Second Amendment, the Letters of Credit, the Notes, the Guaranties, the Collateral Documents, the ABL/Term Intercreditor Agreement, each Perfection Certificate, each Accession Agreement, the Fee Letter and the Closing Fee Letter.

“Loan Modification Agreement” has the meaning specified in Section 10,01.

“Loan Modification Offer” has the meaning specified in Section 10.01.

“Loan Party” means each of Holdings, the Borrowers, and each Subsidiary Guarantor, and “Loan Parties” means any combination of the foregoing.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the federal Reserve Board.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, Properties, condition (financial or otherwise) of any Loan Party or the Loan Parties and the Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party, any Subsidiary of any Loan Party or any other Person (other than the Agents or Lenders) to perform in any material respect its obligations under any Loan Document; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability of any Loan Document, or (ii) the perfection or priority of any Lien granted to the Lenders or to the Collateral Agent for the benefit of the Secured Parties under any of the Collateral Documents.

“Material Contract” means, with respect to any Person, any Contractual Obligation of such Person that would reasonably be expected to result in a Material Adverse Effect.

“Material Environmental Liabilities” means Environmental Liabilities exceeding $3,000,000 in the aggregate.

“Maximum Rate” has the meaning specified in Section 10.09.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of August 14, 2013, by and among Holdings, AcquisitionCo and the Company.

“Maximum Face Amount” means, with respect to any outstanding Letter of Credit, the face amount of such Letter of Credit including all automatic increases provided for in such Letter of Credit, whether or not such automatic increase has become effective.

“Maximum Undrawn Amount” means, with respect to any outstanding Letter of Credit, the amount of such Letter of Credit that is or may become available to be drawn, including all automatic increases provided for in such Letter of Credit, but only to the extent that any such automatic increase has become effective.

“Measurement Period” means, at any date of determination, the four consecutive Fiscal Quarters of Holdings ending on, or most recently preceding, such date.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 105% of the Fronting Exposure of an L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (ii) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.16(a)(i), (a)(ii) or (a)(iii), an amount equal to 105% of the Outstanding Amount of all L/C Obligations, and (iii) otherwise, an amount determined by the Administrative Agent and the applicable L/C Issuer in their sole discretion.

“MNPI” means material non-public information (or, if Holdings is not at the time a public reporting company, material information of a type that would not reasonably be expected to be publicly available if Holdings were a public reporting company).

“Moody’s” means Moody’s Investors Service, Inc., a Delaware corporation, and any successor thereto.

“Mortgage” means any deed of trust, leasehold deed of trust, mortgage, leasehold mortgage, deed to secure debt, leasehold deed to secure debt or other document creating a Lien on Real Estate or any interest in Real Estate, in each case in favor of the Collateral Agent.

“Mortgage Policies” has the meaning specified in Section 6.13(a).

“Mortgaged Properties” means the Properties of the Loan Parties described in Schedule 5.26(c) hereto.

“Multiemployer Plan” means any multiemployer plan, as defined in Section 3(37) or 4001(a)(3) of ERISA, as to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“National Flood Insurance Program” means the program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as revised by the National Flood Insurance Reform Act of 1994 and the regulations promulgated thereunder, as each of the same may have been or may in the future be amended, superseded or augmented, that mandates the purchase of flood insurance to cover real property improvements located in Special Flood Hazard Areas in participating communities and provides protection to property owners through a federal insurance program.

“Net Issuance Proceeds” means, in respect of any issuance of equity or incurrence of Indebtedness, cash proceeds (including cash proceeds as and when received in respect of non-cash proceeds received or receivable in connection with such issuance), net of underwriting discounts and reasonable out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of the Parent Borrower.

“Net Proceeds” means proceeds in cash, checks or other cash equivalent financial instruments (including Cash Equivalents) as and when received by the Person making a Disposition, as well as insurance proceeds and condemnation and similar awards received on account of an Event of Loss, net of: (a) in the event of a Disposition (i) the direct costs relating to such Disposition excluding amounts payable to the Borrowers or any Affiliate of the Borrowers, (ii) Taxes paid or reasonably estimated to be payable, directly or indirectly, as a result thereof or any transactions occurring or deemed to occur to effectuate a payment under this Agreement and (iii) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Lien on the asset which is the subject of such Disposition and (b) in the event of an Event of Loss, (i) all money actually applied to repair or reconstruct the damaged Property or Property affected by the condemnation or taking, (ii) all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments, and (iii) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments.

“Non-Material Subsidiary” means any Subsidiary that is not a Loan Party whose assets (at fair market value) do not exceed $500,000 and in which the net investment of Holdings and its Subsidiaries is less than $500,000.

“Note” means a promissory note, substantially in the form of Exhibit B, evidencing the obligation of the Borrowers to repay outstanding Loans made by a Lender, as such note may be amended, modified or supplemented from time to time.

“Not Otherwise Applied” means, with reference to any amount Net Issuance Proceeds of any Qualifying Equity Issuance, that such amount (directly or indirectly) was not (and is not concurrently being) used for any purpose referred to in clause (ii) of the definition of “Qualifying Equity Issuance” or otherwise applied in determining the permissibility of a transaction under the Loan Documents where such permissibility was (or may have been) contingent on receipt of such amount or utilization of such amount for a specified purpose.

“NYCIDA” means the New York City Industrial Development Agency.

“OEM” means an original equipment manufacturer.

“OFAC” has the meaning specified in Section 5.23.

“Ordinary Course of Business” means, in respect of any transaction involving any Loan Party or any Subsidiary of any Loan Party, the ordinary course of such Person’s business, as conducted by any such Person in accordance with past practice (including any business that is a reasonable extension, development or expansion of the foregoing or is reasonably related, complementary, ancillary or incidental to any such business) and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

“Organization Documents” means, (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, (b) for any partnership, the partnership agreement and, if applicable, certificate of limited partnership, (c) for any limited liability company, the operating agreement and articles or certificate of formation or (d) any other document setting forth the manner of election or duties of the officers, directors, managers or other similar persons, or the designation, amount or relative rights, limitations and preference of the Stock of a Person.

“Original Closing Date” means September 19, 2013.

“Original Currency” has the meaning specified in Section 10.20.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount” means (i) with respect to Revolving Facility Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Facility Loans, and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrowers of Unreimbursed Amounts or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Overadvance” has the meaning specified in Section 2.17(b).

“Parent Borrower” has the meaning specified in the preamble hereto, and its successor or successors in its capacity as the borrowing agent and attorney-in-fact for the Borrowers.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“Patents” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to letters patent and applications therefor.

“Participation Commitment” means each Lender’s obligation to buy a participation of the Letters of Credit issued hereunder.

“Participation Revolving Loan” has the meaning specified in Section 2.03(d)(v).

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into Law October 26, 2001)).

“PBGC” means the United States Pension Benefit Guaranty Corporation or any successor thereto.

“Perfection Certificate” means with respect to any Loan Party a certificate, substantially in the form of Exhibit F-2 to this Agreement, completed and supplemented with the schedules and attachments contemplated thereby to the reasonable satisfaction of the Collateral Agent and duly executed by the president and/or chief executive officer or the chief financial officer of such Loan Party.

“Permit” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other Contractual Obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Permitted Acquisition” means any Acquisition by (i) a Loan Party (other than Holdings) or a Subsidiary of a Loan Party of all or substantially all of the assets of a Target, or any line of business, unit or division of a Target or (ii) a Loan Party (other than Holdings) ~~of 100%~~or a Subsidiary of a Loan Party of all or substantially all of the Stock and Stock Equivalents of a Target not previously held by the Borrower and its Subsidiaries (except for directors’ and foreign national qualifying shares in accordance with Requirements of Law) to the extent that each of the following conditions shall have been satisfied:

(a) to the extent the Acquisition will be financed in whole or in part with the proceeds of any Loan, the conditions set forth in Section 4.02 shall have been satisfied;

(b) ~~the Parent Borrower shall have furnished to the Administrative Agent and the Lenders at least ten Business Days prior to~~to the extent required by Section 6.13, any person acquired in the Acquisition, if acquired by the Borrower or a Loan Party, shall be merged into the Borrower or a Loan Party or become upon the consummation of such ~~Acquisition (1) an executed term sheet and/or commitment letter (setting forth in reasonable detail the terms and conditions of such Acquisition) and, at the request of the Administrative Agent, such other information and documents that the Administrative Agent may request, including, without limitation, executed counterparts of the respective agreements, documents or instruments pursuant to which such Acquisition is to be consummated (including, without limitation, any related management, non compete, employment, option or other material agreements), any schedules to such agreements, documents or instruments and all other material ancillary agreements, instruments and documents to be executed or delivered in connection therewith, (2) pro forma financial statements of the Parent Borrower and its Subsidiaries after giving effect to the consummation of such Acquisition, (3) copies of such other agreements, instruments and other documents (including, without limitation, the Loan Documents required by Section 6.13) as the Administrative Agent reasonably shall request;~~acquisition a Loan Party;

~~(c) the Parent Borrower and its Subsidiaries (including any new Subsidiary ) shall execute and deliver the agreements, instruments and other documents required by Section 6.13 and the Administrative Agent shall have received, for the benefit of the Secured Parties, a collateral assignment of the seller’s representations, warranties and indemnities to the Parent Borrower or any of its Subsidiaries under the acquisition documents;~~

(c) ~~(d)~~ such Acquisition shall not be hostile and shall have been approved by the board of directors (or other similar governing body) and/or the stockholders or other equity holders of the Target~~;(e) no Default or Event of Default shall then exist or would exist after giving effect thereto~~; and

(d) ~~(f)~~ the Permitted Transaction Conditions are satisfied at the time of such Permitted Acquisition.

“Permitted Amendments” has the meaning specified in Section 10.01.

“Permitted Holders” means (a) Sponsor and its Affiliates, and (b) any investment funds or accounts advised or managed by any of the foregoing (but not including, however, any of their respective portfolio companies).

“Permitted Liens” has the meaning specified in Section 7.01.

“Permitted Refinancing” means Indebtedness ~~constituting a refinancing or extension of~~issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness permitted under subsection 7.05(c) or (d) that (a) has an aggregate outstanding principal amount not greater than the aggregate principal amount of the Indebtedness being refinanced or extended, plus any premium or similar amount required to be paid, and fees and expenses, including in the form of original issue discount, incurred, in connection with any of the foregoing, (b) has a Weighted Average Life to Maturity (measured as of the date of such refinancing or extension) and maturity no shorter than that of the Indebtedness being refinanced or extended, (c) is not entered into as part of a sale leaseback transaction, (d) is not secured by a Lien on any assets other than the collateral securing the Indebtedness being refinanced or extended, (e) the obligors of which are the same as the obligors of the Indebtedness being refinanced or extended and (f) is otherwise on terms no less favorable to the Loan Parties, taken as a whole, than those of the Indebtedness being refinanced or extended.

“Permitted Transaction Conditions” means the following conditions:

(a) a) with respect (x) to a Permitted Acquisition and any Investment made pursuant to Section 7.04(l) or (y) a Restricted Payment described in clause (iii) of the definition thereof and made pursuant to Section 7.11(f) and, in each case, after giving effect to such Permitted Acquisition or Restricted Payment: (i) (I) with respect to a Permitted Acquisition or any Investment made pursuant to Section 7.04(l), no Event of Default under clause (a), (f) or (g) of Section 8.01 shall then exist or would exist after giving effect thereto; provided that, with respect to a proposed Acquisition pursuant to an executed acquisition agreement, at the option of the Borrower, the determination of whether such an Event of Default shall exist shall be made solely at the time of the execution of the acquisition agreement related to such Permitted Acquisition and (II) with respect to a Restricted Payment described in clause (iii) of the definition thereof and made pursuant to Section 7.11(f), no Default or Event of Default has occurred or is continuing or will result from any such ~~Permitted Acquisition or~~ Restricted Payment; (ii) the Fixed Charge Coverage Ratio (calculated on the pro forma basis) shall not be less than 1.00:1.00 for the Measurement Period ended immediately prior to the Fiscal Quarter in which such Permitted Acquisition or such Restricted Payment would occur and for which financial statements have been (or are required to be) delivered under Section 6.01(a) or (b), as applicable; and (iii) at all times during the 30 calendar days immediately prior to such Permitted Acquisition or such Restricted Payment and on the date of such Permitted Acquisition or such Restricted Payment, Availability has not been less than 17.5% of the Revolving Facility Commitment; in each case under clauses (i), (ii) and (iii), as certified by the Parent Borrower in writing to the Administrative Agent, with supporting calculations in reasonable detail; and

(b) b) with respect to a Restricted Payment described in clauses (i) and (ii) of the definition thereof and made pursuant to Section 7.11(f) and after giving effect to such Restricted Payment: (i) no Default or Event of Default has occurred or is continuing or will result from any such Restricted Payment; (ii) the Fixed Charge Coverage Ratio (calculated on the pro forma basis) shall not be less than 1.10:1.00 for the Measurement Period ended immediately prior to the Fiscal Quarter in which such Restricted Payment would occur and for which financial statements have been (or are required to be) delivered under Section 6.01(a) or (b), as applicable; and (iii) at all times during the 30 calendar days immediately prior to such Restricted Payment and on the date of such Restricted Payment, Availability has not been less than 22.5% of the Revolving Facility Commitment; in each case under clauses (i), (ii) and (iii), as certified by the Parent Borrower in writing to the Administrative Agent, with supporting calculations in reasonable detail.

“Person” means any individual, partnership, corporation (including a business trust and a public benefit corporation), joint stock company, estate, association, firm, enterprise, trust, limited liability company, unincorporated association, joint venture and any other entity or Governmental Authority.

“Platform” has the meaning specified in Section 6.02.

“Pledge and Security Agreement” means the ABL Pledge and Security Agreement, substantially in the form of Exhibit F-1 hereto, dated as of the date hereof among Holdings, the Borrowers, the Subsidiary Guarantors and the Collateral Agent, as the same may be amended, modified or supplemented from time to time.

“Pledged Collateral” means, collectively, the “Pledged Debt”, “Pledged Equity Interests”, “Pledged EEC Interests”, “Pledged Partnership Interests”, “Pledged Stock” and “Pledged Trust Interests”, all as defined in the Pledge and Security Agreement.

“Prepayment Notice” means a notice of prepayment of Loans pursuant to Section 2.05(c), which, if in writing, shall be substantially in the form of Exhibit A-3.

“Prime Rate” means, for any day, the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

~~“Prior Indebtedness” means the Indebtedness and obligations specified in Schedule 6.10 hereto.~~

“pro forma basis” means, with respect to compliance with any test or covenant hereunder, compliance with such covenant or test after giving effect to (a) the ~~Closing Date Aequisition~~Related Transactions, (b) any Permitted Acquisition (to the extent not subsequently Disposed of during such period), (c) the borrowing of any Incremental Loans, (d) any sales or other Dispositions expressly permitted under Section 7.02(b), 7.02(d), 7.02(f), 7.02(g), 7.02(h) or 7.02(i) or (e) any restructuring of the business of the Parent Borrower or any of its Subsidiaries that the Parent Borrower or any of its Subsidiaries has made and/or has determined to made during the applicable period or subsequent to such application period and on or prior to or simultaneously with the date of calculation of Consolidated EBITDA and which are expected to have a continuing impact and are factually supportable and quantifiable and which are reasonably expected to be realized within the succeeding 1 year period following such relevant transaction (as defined below), including cost savings resulting from head count reduction, closure of facilities and similar operational and other cost savings, which adjustments the Parent Borrower determines are reasonable as set forth in a certificate of a Responsible Officer of the Parent Borrower (the foregoing (a) through (e), together with any transaction related thereto or in connection therewith, the “relevant transactions”), as if the relative relevant transaction consummated or occurred during the applicable period had been consummated and occurred at the beginning of such period;

provided that (i) the effect on any test or covenant from the aggregate amount of the adjustments under clause (e) of this definition and clause (B)(m) of the definition of “Consolidated EBITDA” shall not exceed, for any four consecutive fiscal quarter period, 15% of Consolidated EBITDA for such period (before giving effect to the addback under clause (B)(l) of the definition of “Consolidated EBITDA” and the pro forma effect under this clause (e)) and (ii) on and after the date that is one year after any such relevant transaction, such pro forma calculations shall not give effect to any such cost savings to the extent the steps necessary for realization were not taken during such 1 year period.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 6.02.

“Qualifying Equity Issuance” means any Equity Issuance, the Net Issuance Proceeds of which are contributed promptly to the common equity of the Parent Borrower if: (i) after giving effect thereto, no Change of Control shall have occurred; and (ii) the Net Issuance Proceeds thereof shall be used (without duplication and only to the extent Not Otherwise Applied (as defined in the Term Credit Agreement)) only to (A) make (x) Consolidated Capital Expenditures, (y) Permitted Acquisitions and other Investments and (z) Restricted Payments and (D) repay Indebtedness of the Parent Borrower and its Subsidiaries.

“Rate Contracts” means swap agreements (as such term is defined in Section 101 of the Bankruptcy Code) and any other agreements or arrangements designed to provide protection against fluctuations in interest, currency exchange rates or commodities prices.

“Real Estate” means any real estate owned, leased, subleased or otherwise operated or occupied by any Loan Party or any Subsidiary of any Loan Party.

“Register” has the meaning specified in Section 10.06(c).

“Reimbursement Obligations” has the meaning specified in Section 2.03(d)(ii).

“Related Agreements” means the Merger Agreement, the Term Finance Documents, the ~~Second Lien~~ Loan Documents and the Structure Memorandum.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Related Transactions” means the transactions contemplated by the Related Agreements ~~and includes, without limitation, the Closing Date Acquisition~~.

“Releases” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material into or through the environment.

“Remedial Action” means all actions required to (a) clean up, remove, treat or in any other way address any Hazardous Material in the indoor or outdoor environment, (b) prevent or minimize any Release so that a Hazardous Material does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre remedial studies and investigations and post-remedial monitoring and care with respect to any Hazardous Material.

“Rent and Charges Reserve” means the aggregate of (a) all past due rent and other amounts owing by a Loan Party to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Collateral or could assert a Lien on any Collateral; and (b) a reserve equal to three months rent and other charges that could be payable to any such Person, unless it has executed a Collateral Access Agreement.

“Report” has the meaning specified in Section 10.21.

“Request for Credit Extension” means (i) with respect to a Borrowing, conversion or continuation of Loans, a Committed Loan Notice, (ii) with respect to an L/C Credit Extension, a Letter of Credit Application and (iii) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders having (i) Loans outstanding, (ii) L/C Obligations outstanding (with the aggregate amount of each Lender’s risk participation and funded participation in funded L/C Obligations being deemed “held” by such Lender), and (iii) Revolving Facility Commitments, that, taken together, represent more than 50% of the sum of all (A) Loans outstanding, (B) L/C Obligations outstanding, and (C) Revolving Facility Commitments at such time. The Loans of any Defaulting Lender shall be disregarded in determining Required Lenders at any time. If there is more than one Lender under this Agreement (other than Defaulting Lenders and Affiliates of such Lender), the Required Lenders must include at least two unaffiliated Lenders.

“Requirement of Law” means, with respect to any Person, the common law and any federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject. For the avoidance of doubt, the term “Requirement of Law” shall include FATCA and any intergovernmental agreements with respect thereto between the United States and another jurisdiction.

“Responsible Officer” means the chief executive officer or the president of the Parent Borrower, or any other officer having substantially the same authority and responsibility or otherwise satisfactory to the Administrative Agent; or, with respect to compliance with financial covenants or delivery of financial information, the chief financial officer, chief accounting officer, the treasurer or controller of the Parent Borrower, any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent, or any other officer having substantially the same authority and responsibility or otherwise satisfactory to the Administrative Agent.

“Restricted Payment” has the meaning specified in Section 7.11.

“Revolving Facility Borrowing” means a Borrowing comprised of Revolving Facility Loans.

“Revolving Facility Commitment” means, with respect to each Revolving Facility Lender, the commitment of such Revolving Facility Lender to make Revolving Facility Loans pursuant to Section 2.01, expressed as an amount representing the maximum aggregate permitted amount of such Revolving Facility Lender’s Revolving Facility Credit Exposure hereunder, as such commitment may be (i) reduced from time to time pursuant to Section 2.07, (ii) reduced or increased from time to time pursuant to assignments by or to such Lender under Section 10.06, and (iii) increased as provided under Section 2.14. The initial amount of each Lender’s Revolving Facility Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance or Incremental Assumption Agreement pursuant to which such Lender shall have assumed its Revolving Facility Commitment (or Incremental Revolving Facility Commitment), as applicable. The aggregate amount of the Lenders’ Revolving Facility Commitments on the ~~Closing~~Second Amendment Effective Date is $~~75~~110,000,000.

“Revolving Facility Credit Exposure” means, at any time, the sum of (a) the aggregate principal amount of the Revolving Facility Loans outstanding at such time, and (b) the aggregate principal amount of L/C Obligations and Swing Line Loans outstanding at such time. The Revolving Facility Credit Exposure of any Revolving Facility Lender at any time shall be the product of (x) such Revolving Facility Lender’s Revolving Facility Percentage and (y) the aggregate Revolving Facility Credit Exposure of all Revolving Facility Lenders, collectively, at such time.

“Revolving Facility Lender” means a Lender (including an Incremental Revolving Facility Lender) with a Revolving Facility Commitment or with outstanding Revolving Facility Loans.

“Revolving Facility Loan” means a Loan made by a Revolving Facility Lender pursuant to Section 2.01.

“Revolving Facility Maturity Date” means ~~April 30~~February 16, 20~~19~~23 and any later maturity date applicable to any Incremental Commitments or any Incremental Loans, in each case, as extended in accordance with this Agreement from time to time; provided, however, that if such date is not a Business Day, the Revolving Facility Maturity Date shall be the next preceding Business Day.

“Revolving Facility Percentage” means, with respect to any Lender, the percentage (carried out to the ninth decimal place) of such Lender’s obligation to make Revolving Facility Loans represented by (i) on or prior to the Original Closing Date, such Lender’s Revolving Facility Commitment at such time and (ii) thereafter, the principal amount of such Lender’s Loans at such time, in each case subject to adjustment as provided in Section 2.05, 2.07, 2.14, 2.15 or 2.16. The initial Revolving Facility Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable. If the Revolving Facility Commitments have terminated or expired, the Revolving Facility Percentage shall be determined based upon the Revolving Facility Commitments most recently in effect, giving effect to any subsequent assignments pursuant to Section 10.06.

“Royalties” means all royalties, fees, expense reimbursement and other amounts payable by a Borrower under a License.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw Hill Companies, Inc. and any successor thereto.

“Scheduled Unavailability Date” has the meaning specified in Section 3.07.

“SDN List” has the meaning specified in Section 5.23.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment” means that certain Second Amendment, dated as of February 16, 2018, among the Loan Parties, the Administrative Agent and the Lenders party thereto.

“Second Amendment Effective Date” means February 16, 2018.

“Second Currency” has the meaning specified in Section 10.20.

“Second Lien ~~Agent~~Documents ” means ~~Bank of America, N.A., in its capacity as agent under the Second Lien Credit Agreement.~~

~~“Second Lien Credit Agreement” means the Second Lien Credit Agreement, dated as of September 19, 2013, by and among the Term Loan Parties, the Second Lien Agent and the Second Lien Lenders.~~

~~“Second Lien Indebtedness” means the Indebtedness of the Loan Parties owing to the Second Lien Agent and the Second Lien Lenders under the Second Lien Credit Agreement, which Indebtedness is on terms and conditions reasonably acceptable to the Collateral Agent.~~

~~“Second Lien Lenders” means the lenders from time to time party to the Second Lien Credit Agreement. “Second Lien Loan Documents” means the Second Lien Credit Agreement and the other Loan Documents (as defined in the Second Lien Credit Agreement) and each of the other~~the agreements, documents and instruments providing for or evidencing any ~~other~~ Second Lien Indebtedness, and any other document or instrument executed or delivered at any time in connection with any Second Lien Indebtedness, including any intercreditor, accession or joinder agreement among holders of Second Lien Indebtedness, to the extent such are effective at the relevant time.

“Second Lien ~~Obligations” has the meaning given to the term “~~Indebtedness” means the Indebtedness of the Loan Parties incurred under any New Second Lien Facility (as defined in the Term Credit ~~Obligations” in the Second Lien Credit~~ Agreement), which Indebtedness is on terms and conditions consistent with the Intercreditor Agreements.

~~“Second Lien Secured Parties” has the meaning given to the term “Secured Parties” in the Second Lien Credit Agreement.~~

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.

“Secured Hedge Agreement” means any Rate Contract required or permitted under Article VI or VII that is entered into by and between any Loan Party and any Hedge Bank.

“Secured Parties” means, collectively, the ABL Credit Parties, the Hedge Banks, the Cash Management Banks, the providers of Bank Debt and the other Persons the Finance Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Settlement Date” has the meaning specified in Section 2.18(a).

“Software” means all “software” (as defined in the UCC), and also means and includes all software programs, whether now or hereafter owned, licensed or leased by a Loan Party, designed for use on Computer Hardware, including, without limitation, all operating system software, utilities and application programs in whatever form and whether or not embedded in goods, all source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever, all firmware associated with any of the foregoing all documentation, flowcharts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes associated with any of the foregoing, and all options, warranties, services contracts, program services, test rights, maintenance rights, support rights, renewal rights and indemnifications relating to any of the foregoing.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the assets of such Person and its subsidiaries, on a consolidated basis, at fair valuation, exceeds their debts and liabilities, subordinated, contingent, unliquidated, or otherwise, (b) the present fair saleable value of the property of such Person and its subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the total amount, on a consolidated basis, of their debts and other liabilities, subordinated, contingent, unliquidated, or otherwise, (c) such Person and its subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, on a consolidated basis, as such liabilities become absolute and matured and (d) such Person and its subsidiaries, on a consolidated basis, do not have unreasonably small capital with which to conduct the business in which they are engaged as such business is conducted as of such date and as such business is proposed to be conducted following such date. The amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

“Special Flood Hazard Area” ~~means an area that FEMA’s current flood maps indicate has at least a one percent chance of a flood equal to or exceeding the base flood elevation (a 100-year flood) in any given year~~an area identified by FEMA (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Program.

“Specified Equity Contribution” has the meaning specified in Section 8.04.

“Specified German Mortgage Debt” means any Indebtedness that is secured by real property and related assets located in Germany.

“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 2.10 of the Guaranty).

“Specified Representations” means the representations and warranties set forth in Sections 5.01, 5.02, 5.04, 5.05 (with respect to the absence of litigation seeking to enjoin or restrain the execution, delivery or performance of this Agreement, any other Loan Document or any Related Agreement, or directing that the transactions provided for herein or therein not be consummated only), 5.08, 5.12, 5.13, 5.14, 5.23, 5.24 and 5.26.

“Sponsor” means Paulson & Co. Inc.

“Spot Rate” has the meaning specified in Section 1.06.

“Standard Cost Value” means the standard invoice cost paid by any Borrower or Subsidiary Guarantor to an OEM for a Boston Piano and/or an Essex Piano, excluding (a) inventory revaluation, if any, and (b) freight and delivery charges.

“Standstill Period” has the meaning specified in Section 8.04.

“Steinway” has the meaning specified in the preamble hereto.

“Steinway and Sons” means Steinway and Sons, a New York corporation (including any division, branch or other unit thereof).

“Steinway Dealer Loans” means loans made by Steinway to Steinway dealers for startup costs or for other purposes (other than those of the type evidenced by the Steinway Dealer Notes).

“Steinway Dealer Notes” means notes made by Steinway dealers in favor of Steinway, that evidence the indebtedness owing by such dealer to Steinway, for extensions of credit made by Steinway to dealers in an amount not to exceed $7,500,000 in the aggregate at any time outstanding for all such Steinway dealers, to acquire Steinway’s pianos and other musical instruments.

“Steinway Pianos” means all finished and near-finished Steinway pianos, which term shall exclude Factory Returns, Concert and Artist Bank Pianos, Boston Pianos and Essex Pianos.

“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Structure Memorandum” means that certain structuring memorandum delivered to the Administrative Agent and the Lenders.

“Subordinated Indebtedness” means any Indebtedness of any Loan Party or any Subsidiary of any Loan Party which is subordinated to the Finance Obligations as to right and time of payment and as to other rights and remedies thereunder and having such other terms as are, in each case, reasonably satisfactory to the Administrative Agent.

“Subsidiary” of a Person means any corporation, association, limited liability company, partnership, joint venture or other business entity of which more than fifty percent (50%) of the voting Stock (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings.

“Subsidiary Guarantor” means each Domestic Subsidiary (other than Excluded Subsidiaries) of the Parent Borrower on the Original Closing Date and each Domestic Subsidiary (other than Excluded Subsidiaries) of the Parent Borrower that becomes a party to any Guaranty after the Original Closing Date by execution of an Accession Agreement, and “Subsidiary Guarantors” means any two or more of them. Notwithstanding the foregoing, the Facility will be Guaranteed by each person which is a guarantor under the Term Guaranty or a guarantor of the Second Lien ~~Obligations~~Indebtedness.

“Swap Obligations” means with respect to any Loan Party any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Rate Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Rate Contracts, (i) for any date on or after the date such Rate Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (ii) for any date prior to the date referenced in clause (i), the amount(s) determined as the mark-to-market value(s) for such Rate Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Rate Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which~~, if in writing,~~ shall be substantially in the form of Exhibit A-2 or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approve by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Swing Line Sublimit” means an amount equal to $7,500,000. The Swing Line Sublimit is part of, and not in addition to, the Facility.

“Syndication Agent” means Deutsche Bank Securities Inc., in its capacity as syndication agent.

“Target” means any other Person or business unit or asset group of any other Person acquired or proposed to be acquired in an Acquisition.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tax Affiliate” means (a) the Parent Borrower and its Subsidiaries, (b) each other Loan Party and (c) any Affiliate of the Parent Borrower with which the Parent Borrower files or is eligible to file consolidated, combined or unitary Tax returns.

“Tax Return” has the meaning specified in Section 5.10.

“Term Administrative Agent” means Bank of America, N.A., in its capacity as agent for the “Secured Parties” under (and as defined in) the Term Credit Agreement, and its successors and assigns in such capacity.

“Term Agent” means the Term Administrative Agent or the Term Collateral Agent and any successor and assigned in such capacity, and “Term Agents” means any two or more of them.

“Term Borrower” means the Parent Borrower in its capacity as the borrower under the Term Credit Agreement.

“Term Collateral Agent” means Bank of America, N.A., in its capacity as collateral agent for the benefit of the Term Finance Parties, and its successor or successors in such capacity.

“Term Collateral Documents” means the “Collateral Documents” (as defined in the Term Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Term Finance Obligations or under which rights or remedies with respect to such Liens are governed.

“Term Credit Agreement” means the Amended and Restated First Lien Credit Agreement dated as of ~~September~~February 1~~9~~6, 201~~3~~8 among the Term Borrower, Holdings, the banks and other lending institutions party thereto from time to time, the Term Administrative Agent and the other agents named therein, as amended, modified or supplemented from time to time in accordance with the provisions thereof and of this Agreement.

“Term Credit Obligations” means, with respect to each Term Loan Party, without duplication:

(i) in the case of the Term Borrower, all principal of and interest on any Loan, or any Note issued pursuant to, and as defined in, the Term Credit Agreement or any other Term Loan Document;

(ii) all fees, expenses, indemnification obligations and other amounts of whatever nature now or hereafter payable by such Term Loan Party pursuant to the Term Credit Agreement or any other Term Loan Document;

(iii) all expenses of the Term Administrative Agent, any syndication agents, any documentation agents or the Term Collateral as to which one or more of such Persons have a right to reimbursement by such Term Loan Party pursuant to the Term Credit Agreement or any other Term Loan Document;

(iv) all amounts paid by any Indemnitee (as defined in the Term Credit Agreement) as to which such Indemnitee has the right to reimbursement by such Term Loan Party under the Term Credit Agreement or under any other Term Loan Document; and

(v) in the case of Holdings, and each Term Subsidiary Guarantor, all amounts now or hereafter payable by Holdings or such Term Subsidiary Guarantor under its guaranty of all obligations of the Term Borrower under the Term Credit Agreement and any other Term Loan Document;

together in each case with all renewals, modifications, consolidations or extensions thereof.

“Term Finance Document” means (i) each Term Loan Document and (ii) each Term Secured Hedge Agreement, and “Term Finance Documents” means all of them, collectively.

“Term Finance Obligations” means all obligations outstanding under (i) the Term Credit Agreement and the other Term Loan Documents (including all Term Credit Obligations) and (ii) any Term Secured Hedge Agreement (it being understood, for avoidance of doubt, that Swap Obligations of a Loan Party of or owed to a Person that is both an ABL Credit Party and a Term Lender at the time such Rate Contract was entered into by such Loan Party shall be considered Finance Obligations).

“Term Finance Party” means each Term Lender, the Term Administrative Agent, each co-agent or sub-agent appointed by the Term Administrative Agent from time to time pursuant to the Term Credit Agreement, the Term Collateral Agent and each Indemnitee (as defined in the Term Credit Agreement) and their respective successors and assigns, and “Term Finance Parties” means any two or more of them, collectively.

“Term Guaranty” means the Guaranty (as defined in the Term Credit Agreement) made by Holdings, and the Term Subsidiary Guarantors in favor of the Term Secured Parties, together with each other guaranty and guaranty supplement delivered in accordance with the terms thereof.

“Term Hedge Bank” means any Person that, at the time it enters into a Rate Contract required or permitted under the Term Credit Agreement, is a Term Lender or an Affiliate of a Term Lender, in its capacity as a party to such Rate Contract.

“Term Intercreditor Agreement” means the Intercreditor Agreement, substantially in the form of Exhibit I-2 hereto, dated as of the ~~date hereof~~Original Closing Date, among the Term ~~Agent, the Second Lien~~ Agent, Holdings, the Borrowers and the Term Loan Parties party thereto, ~~as the same~~or such other intercreditor agreement in a form reasonably acceptable to the Agent and the Borrower, in each case, as such document may be amended, ~~modified or~~restated, supplemented or otherwise modified from time to time.

“Term Lenders” means the “Lenders” under and as defined in the Term Credit Agreement, in their respective capacities as such under, and as defined in, the Term Credit Agreement, and their respective successors and assigns.

“Term Loan Documents” means the Term Credit Agreement and the other Loan Documents (as defined in the Term Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other Term Credit Obligation, and any other document or instrument executed or delivered at any time in connection with any Term Credit Obligations, including any intercreditor, accession or joinder agreement among holders of Term Credit Obligations, to the extent such are effective at the relevant time.

“Term Loan Party” means Holdings, the Term Borrower and each Term Subsidiary Guarantor, and “Term Loan Parties” means all of them, collectively.

“Term Loans” has the meaning given to the term “Loans” in the Term Credit Agreement.

“Term Priority Collateral” means all Collateral other than ABL Priority Collateral.

“Term Secured Hedge Agreement” means any Rate Contract required or permitted under the Term Credit Agreement that is entered into by and between any Term Loan Party and any Term Hedge Bank.

“Term Secured Parties” has the meaning given to the term “Secured Parties” in the Term Credit Agreement.

“Term Subsidiary Guarantor” means at any time, each Subsidiary of Holdings which is a guarantor of the Term Finance Obligations pursuant to the Term Guaranties or any other Term Loan Document.

“Threshold Amount” means $~~1~~20,000,000.

“Title IV Plan” means a pension plan subject to Title IV of ERISA or Sections 412 and 430 of the Code or Section 302 of ERISA, other than a Multiemployer Plan, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and L/C Obligations.

“Trade Secrets” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trade secrets.

“Trademark” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith.

“Transaction” means the events contemplated by this Agreement and the other Loan Documents and the Related Agreements.

“Type” means, with respect to a Loan, its character as a Base Rate Loan, a Eurodollar Rate Loan or a Swing Line Loan.

“UCC” means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect from time to time in the State of New York.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Value” means (a) for Inventory, its value determined on the basis of the lower of cost or market, calculated on a first-in, first-out basis, and excluding any portion of cost attributable to intercompany profit among the Loan Parties and their Affiliates; and (b) for an Account, its face amount, net of any returns, rebates, discounts (calculated on the shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) that have been or could be claimed by the applicable Account Debtor or any other Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness; provided that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being modified, refinanced, refunded, renewed, replaced or extended, the effects of any prepayments made on such Indebtedness prior to the date of the applicable extension shall be disregarded.

“Wholly-Owned Subsidiary” means, with respect to any Person at any date, any Subsidiary of such Person all of the Stock and Stock Equivalents of which (except directors’ qualifying shares and foreign national qualifying shares in connection with Requirements of Law) are at the time directly or indirectly owned by such Person.

“Working Capital” means at any date, Consolidated Current Assets of Holdings and its Subsidiaries at such date minus Consolidated Current Liabilities of Holdings and its Subsidiaries at such date, excluding any deferred assets and liabilities and purchase accounting adjustments.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02 Other Interpretative Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto”, “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any Requirement of Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Requirement of Law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d) References to a “Person and its Subsidiaries” or to a “Person or any Subsidiary” (or words of similar import) means to Holdings and its Subsidiaries, unless otherwise specified.

(e) Any reference to “knowledge” of any Loan Party shall mean the knowledge of one or more of such Loan Party’s Responsible Officers after reasonable investigation and inquiry with their direct reports.

Section 1.03 Accounting Terms and Determinations.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements (or, from and after delivery thereof to the Administrative Agent), except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrowers and their Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b) Changes in GAAP. If at any time any change in GAAP or in the application thereof would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Parent Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Parent Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Parent Borrower shall provide to the Administrative Agent and the Lenders financial statements and any other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified (including, without limitation, for affirmative and negative covenant purposes) and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

(c) Computation of Certain Financial Covenants. Unless otherwise specified herein, all defined financial terms (and all other definitions used to determine such terms) shall be to those determined and computed in respect of Holdings and its Subsidiaries.

Section 1.04 Rounding. Any financial ratios required to be maintained by Holdings and its Subsidiaries pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.05 Times of Day; Rates. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable). The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any comparable or successor rate thereto.

Section 1.06 Currency Equivalents Generally. Any amount specified in this Agreement (other than in Articles II, IX and X) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount thereof in the applicable currency to be determined by the Administrative Agent at such time on the basis of the Spot Rate (as defined below) for the purchase of such currency with Dollars. For purposes of this Section 1.06, the “Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date of such determination; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

Section 1.07 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar stated amount of such Letter of Credit at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

ARTICLE II

THE COMMITMENTS AND LOANS

Section 2.01 Commitments. Subject to the terms and conditions set forth herein, each Revolving Facility Lender severally agrees to make Revolving Facility Loans to the applicable Borrower from time to time on any Business Day during the Availability Period in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender’s Revolving Facility Commitment; provided, however, that after giving effect to any Revolving Facility Borrowing, (i) the Revolving Facility Credit Exposure shall not exceed the Revolving Facility Commitments, (ii) the Revolving Facility Credit Exposure of any Revolving Facility Lender shall not exceed such Lender’s Revolving Facility Commitment and (iii) the Revolving Facility Credit Exposure shall not exceed the Borrowing Base. Within the limits of each Lender’s Revolving Facility Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.05 and reborrow under this Section 2.01. Revolving Facility Loans may be Base Rate Loans or Eurodollar Rate Loans as further provided herein.

Section 2.02 Borrowings, Conversions and Continuations of Loans.

(a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Parent Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone ~~or e-mail.~~ , or (B) a Committed Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice. Each such ~~notice~~Committed Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans; provided, however, that if the Parent Borrower wishes to request Eurodollar Rate Loans having an Interest Period other than one, two, three or six (but not more than twelve) months in duration as provided in the definition of “Interest Period” (an “Alternate Interest Period”), the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Parent Borrower (which notice may be by telephone) whether or not the requested Alternate Interest Period has been consented to by all the Lenders. Each ~~telephonic or e-mail notice by the Parent Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written~~ Committed Loan Notice~~,~~ shall be appropriately completed and signed by a Responsible Officer of the Parent Borrower or any other Person designated by a Responsible Officer of the Parent Borrower in writing to the Administrative Agent; provided that such designation shall be accompanied by (i) a complete copy of resolutions duly adopted by the board of directors (or other similar governing body) of the Parent Borrower authorizing the applicable Responsible Officer to delegate his or her authority to submit such Committed Loan Notice and (ii) a certificate of such Responsible Officer as to the incumbency and specimen signature of the Person so designated. Each Borrowing of, conversion to or continuation of

Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice ~~(whether telephonic or written)~~ shall specify (i) whether the Parent Borrower (or any other Borrower) is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, (v) the aggregate amount of all Loans to be outstanding (after giving effect to the requested Borrowing), (vi) if applicable, the duration of the Interest Period with respect thereto and (vii) the location and number of the applicable Borrower’s account to which such funds are due to be distributed. If the Parent Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Parent Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Parent Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Eurodollar Rate Loan.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Revolving Facility Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Parent Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction or waiver of the applicable conditions set forth in Section 4.01 with respect to a Borrowing on the Original Closing Date, the Administrative Agent shall make all funds so received available to the Parent Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Parent Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Parent Borrower; provided that Base Rate Loans made to finance reimbursement in respect of Letters of Credit shall be remitted by the Administrative Agent to the applicable L/C Issuer.

(c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders with respect to Eurodollar Rate Loans at any one time.

(d) The Administrative Agent shall promptly notify the Parent Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Parent Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than five Interest Periods in effect.

(f) Each Borrower hereby irrevocably appoints the Parent Borrower as the borrowing agent and attorney-in-fact for the Borrowers, which appointment shall remain in full force and effect unless and until the Administrative Agent shall have received prior written notice signed by all of the Borrowers that such appointment has been revoked and that another Borrower has been appointed Parent Borrower. Each Borrower hereby irrevocably appoints and authorizes the Parent Borrower (i) to provide to the Administrative Agent and receive from the Administrative Agent all notices with respect to Loans obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and the other Loan Documents and (ii) to take such action as the Parent Borrower deems appropriate on its behalf to obtain Loans and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Collateral of the Borrowers in a combined fashion, as more fully set forth herein and in the Collateral Documents, is done solely as an accommodation to the Borrowers in order to utilize the collective borrowing powers of the Borrowers in the most efficient and economical manner and at their request, and that neither the Agents nor the Lenders shall incur liability to the Borrowers as a result hereof. Each of the Borrowers expects to derive benefit, directly or indirectly, from the handling of the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group.

Each Borrower hereby accepts joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Agents and the Lenders under this Agreement and the other Loan Documents, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Finance Obligations. Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Finance Obligations (including, without limitation, any Finance Obligations arising under this Section 2.02(f)), it being the intention of the parties hereto that all of the Finance Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them. If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Finance Obligations as and when due or to perform any of the Finance Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will jointly and severally make such payment with respect to, or perform, such Finance Obligation. Subject to the terms and conditions hereof, the Finance Obligations of each of the Borrowers under the provisions of this Section 2.02(f) constitute the absolute and unconditional, full recourse Finance Obligations of each of the Borrowers, enforceable against each such Person to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement, the other Loan Documents or any other circumstances whatsoever.

Section 2.03 Letters of Credit.

(a) Letters of Credit. Subject to the terms and conditions hereof, the Administrative Agent shall issue or cause the issuance of standby and/or trade letters of credit (collectively, “Letters of Credit”) for the account of the Borrowers. The Maximum Undrawn Amount of all outstanding Letters of Credit shall not exceed in the aggregate at any time the Letter of Credit Sublimit. All disbursements or payments related to Letters of Credit shall be deemed to be Revolving Facility Loans and shall bear interest at the applicable Revolving Facility Loans in accordance with Section 2.08. Letters of Credit that have not been drawn upon shall not bear interest.

(b) Issuance of Letters of Credit.

(i) Subject to the terms hereof, the Parent Borrower may request the Administrative Agent to issue or cause the issuance of a Letter of Credit by delivering to the Administrative Agent, at the Administrative Agent’s Office, prior to 10:00 a.m. (New York time), at least three Business Days prior to the proposed date of issuance, the Administrative Agent’s form of letter of credit application (the “Letter of Credit Application”) completed to the reasonable satisfaction of the Administrative Agent and such other certificates, documents and other papers and information as the Administrative Agent may reasonably request.

(ii) Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts, other written demands for payment, or acceptances of drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than twelve months after such Letter of Credit’s date of issuance (subject to automatic renewals) and in no event later than the date that is fifteen days prior to the Revolving Facility Maturity Date. Each standby Letter of Credit shall be subject either to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 600, and any amendments or revision thereof adhered to by the Issuer (“UCP 600”) or the International Standby Practices (ISP98-International Chamber of Commerce Publication Number 590) (“ISP98 Rules”), as determined by the Administrative Agent, and each trade Letter of Credit shall be subject to UCP 600.

(iii) The Administrative Agent shall use its reasonable efforts to notify the Collateral Agent and the Lenders of the request by the Borrowers for a Letter of Credit hereunder.

(c) Requirements for Issuance of Letters of Credit. The Parent Borrower shall authorize and direct the L/C Issuer to name one or more Borrowers as the “Applicant” or “Account Party” of each Letter of Credit. If the Administrative Agent is not the L/C Issuer of any Letter of Credit, the Parent Borrower shall authorize and direct the L/C Issuer to deliver to the Administrative Agent all instruments, documents, and other writings and property received by the L/C Issuer pursuant to such Letter of Credit and to accept and rely upon the Administrative Agent’s instructions and agreements with respect to all matters arising in connection with such Letter of Credit or the application therefor.

(d) Disbursements, Reimbursement.

(i) Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Administrative Agent a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Lender’s pro rata of the Maximum Face Amount of such Letter of Credit and the amount of such drawing, respectively.

(ii) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Administrative Agent will promptly notify the Parent Borrower. Provided that the Parent Borrower shall have received such notice by 1:00 pm (New York time), the Borrowers shall reimburse (such obligation to reimburse the Administrative Agent or any Lender together with any interest thereon pursuant to Section 2.08 shall sometimes be referred to as a “Reimbursement Obligation”) the Administrative Agent on behalf of the L/C Issuer and the Lenders prior to 1:00 p.m. (New York time) on such date that an amount is paid by the Administrative Agent on behalf of the L/C Issuer and the Lenders under any Letter of Credit (each such date, a “Drawing Date”) in an amount equal to the amount so paid by the Administrative Agent. In the event the Borrowers fail to reimburse the Administrative Agent for the full amount of any drawing under any Letter of Credit by 1:00 p.m. (New York time) on the Drawing Date, the Administrative Agent will promptly notify each Lender thereof, and the Borrowers shall be deemed to have requested that a Revolving Facility Loan that is a Base Rate Loan be made by the Lenders to be disbursed on the Drawing Date in respect of such Letter of Credit pursuant to Section 2.01 and subject to Article IV. Any notice given by the Administrative Agent pursuant to this Section 2.03(d)(ii) may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(iii) Each Lender shall upon any notice pursuant to Section 2.03(d)(ii) make available to the Administrative Agent an amount in immediately available funds equal to its pro rata share of the amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.03(d)(iv)) each be deemed to have made a Loan that is a Base Rate Loan to the Borrowers in that amount. If any Lender so notified fails to make available to the Administrative Agent the amount of such Lender’s pro rata share of such amount by no later than 2:00 p.m. (New York time) on the Drawing Date, then interest shall accrue on such Lender’s obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds Rate during the first three days following the Drawing Date and (ii) at a rate per annum equal to the interest rate on Loans that are Base Rate Loans on and after the fourth day following the Drawing Date. The Administrative Agent will promptly give notice of the occurrence of the Drawing Date, but failure of the Administrative Agent to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligation under this Section 2.03(d)(iii), provided that such Lender shall not be obligated to pay interest as provided in clauses (i) and (ii) until and commencing from the date of receipt of notice from the Administrative Agent of a drawing. Each Lender’s payment to the Administrative Agent pursuant to this Section 2.03(d)(iii) shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a “Participation Revolving Loan” from such Lender in satisfaction of its Participation Commitment under this Section 2.03(d).

(iv) With respect to any unreimbursed drawing that is not converted into a Loan to the Borrowers in whole or in part as contemplated by Section 2.03(d)(ii), because of the Borrowers’ failure to satisfy the conditions set forth in Section 4.02 (other than any notice requirements) or for any other reason, the Borrowers shall be deemed to have incurred from the Administrative Agent a borrowing (each a “Letter of Credit Borrowing”) in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum equal to the interest rate on Loans that are Base Rate Loans.

(v) Each Lender’s Participation Commitment shall continue until the last to occur of any of the following events: (i) the Administrative Agent ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (ii) no Letter of Credit issued or created hereunder remains outstanding and uncanceled and (iii) all Persons (other than the Borrowers) have been fully reimbursed for all payments made under or relating to Letters of Credit.

(e) Repayment of Participation Revolving Loans.

(i) Upon (and only upon) receipt by the Administrative Agent for its account of immediately available funds from the Borrowers (i) in reimbursement of any payment made by the Administrative Agent under the Letter of Credit with respect to which any Lender has made a Participation Revolving Loan to the Administrative Agent or (ii) in payment of interest on such a payment made by the Administrative Agent under such a Letter of Credit, the Administrative Agent will pay to each Lender, in the same funds as those received by the Administrative Agent, the amount of such Lender’s pro rata share of such funds, except the Administrative Agent shall retain the amount of the pro rata share of such funds of any Lender that did not make a Participation Revolving Loan in respect of such payment by the Administrative Agent.

(ii) If the Administrative Agent is required at any time to return to the Borrowers, or to a trustee, receiver, liquidator, custodian, or any official in any proceeding under any Debtor Relief Law, any portion of the payments made by the Borrowers to the Administrative Agent pursuant to Section 2.03(e)(i) in reimbursement of a payment made under a Letter of Credit or interest or fee thereon, each Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent the amount of its pro rata share of any amounts so returned by the Administrative Agent plus interest at the Federal Funds Rate.

(f) Documentation. The Borrowers agree to be bound by the terms of each Letter of Credit Application and by the L/C Issuer’s interpretations of each Letter of Credit issued for the Borrowers’ account and by the L/C Issuer’s written regulations and customary practices relating to letters of credit, though the L/C Issuer’s interpretations may be different from the Borrowers’ own. In the event of a conflict between any Letter of Credit Application and this Agreement, this

Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final nonappealable judgment), the Administrative Agent shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Borrower’s instructions or those contained in any Letter of Credit or any modification, amendment or supplement thereto.

(g) Determination to Honor Drawing Request. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Administrative Agent shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit and that any other drawing condition appearing on the face of such Letter of Credit has been satisfied in the manner so set forth.

(h) Nature of Participation and Reimbursement Obligations. Each Lender’s obligation in accordance with this Agreement to make the Loans or Participation Revolving Loans as a result of a drawing under a Letter of Credit, and the obligations of the Borrowers to reimburse the Administrative Agent upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.03 under all circumstances, including the following circumstances:

(i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Administrative Agent, the Borrowers or any other Person for any reason whatsoever;

(ii) the failure of the Borrowers or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in this Agreement for the making of a Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Lenders to make Participation Revolving Loans under Section 2.03(d);

(iii) any lack of validity or enforceability of any Letter of Credit;

(iv) any claim of breach of warranty that might be made by any Borrower or any Lender against the beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, crossclaim, defense or other right which any Borrower or any Lender may have at any time against a beneficiary, any successor beneficiary or any transferee of any Letter of Credit or the proceeds thereof (or any Person for whom any such transferee may be acting), the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement, such Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrowers or any other party and the beneficiary for which any Letter of Credit was procured);

(v) the lack of power or authority of any signatory of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provisions of services relating to a Letter of Credit, in each case even if the Administrative Agent or any of the Administrative Agent’s Affiliates has been notified thereof;

(vi) except as provided in Section 2.03(g), any payment by the Administrative Agent under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

(vii) the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(viii) any failure by the Administrative Agent or any of the Administrative Agent’s Affiliates to issue any Letter of Credit in the form requested by the Borrowers, unless the Administrative Agent has received written notice from the Parent Borrower of such failure within three Business Days after the Administrative Agent shall have furnished Parent Borrower a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(ix) any Material Adverse Effect on any Borrower or any Guarantor;

(x) any breach of this Agreement or any Loan Document by any party thereto;

(xi) the occurrence or continuance of a proceeding under any Debtor Relief Law with respect to any Borrower or any Guarantor;

(xii) the fact that a Default or Event of Default shall have occurred and be continuing;

(xiii) the fact that the Revolving Facility Maturity Date shall have expired or this Agreement or the Finance Obligations hereunder shall have been terminated; and

(xiv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

Nothing contained in this Section 2.03(h) shall be deemed to relieve the Administrative Agent or the L/C Issuer from any claim by the Borrowers for the gross negligence or willful misconduct of the Administrative Agent or the L/C Issuer, respectively, in respect of honoring or failing to honor any drawing under any Letter of Credit or otherwise in respect of any Letter of Credit, but any such claim may not be used as a defense to the reimbursement obligation for any such drawing.

(i) Indemnity. In addition to amounts payable as provided in Section 10.04. the Borrowers hereby agree to protect, indemnify, pay and save harmless the Administrative Agent and the L/C Issuer from and against any and all claims, demands, liabilities, damages, taxes, (except for the imposition or any change in rate of any Taxes for which such Person is indemnified pursuant to Article III or the imposition or any change in the rate of, any Taxes specifically excluded under Article III), penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of outside counsel and allocated costs of internal counsel) which the Administrative Agent or any of the Administrative Agent’s Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of (a) the gross negligence or willful misconduct of the Administrative Agent or the L/C Issuer (as determined by a court of competent jurisdiction in a final nonappealable judgment) or (b) the wrongful dishonor by the Administrative Agent, the L/C Issuer, or any of the Administrative Agent’s or L/C Issuer’s Affiliates of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or omissions herein called “Governmental Acts”). The obligations of the Borrowers under this Section 2.03(i) shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(j) Liability for Acts and Omissions.

(i) As between the Borrowers and the Agents and the Lenders, the Borrowers assume all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Agents and the Lenders shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Administrative Agent shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of the Borrowers against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among Borrowers and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Administrative Agent, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the Administrative Agent’s rights or powers hereunder. Nothing in the preceding sentence shall relieve the Administrative Agent from liability for the

Administrative Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final nonappealable judgment) in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall the Administrative Agent or the Administrative Agent’s Affiliates be liable to the Borrowers for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

(ii) Without limiting the generality of the foregoing, the Administrative Agent and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by the Administrative Agent or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the Administrative Agent or its Affiliates; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Administrative Agent or its Affiliate in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

(iii) In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Administrative Agent under or in connection with the Letters of Credit issued by it or any documents or certificates delivered thereunder, if taken or omitted in good faith and without gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final nonappealable judgment), shall not put the Administrative Agent under any resulting liability to any Borrower or any Lender.

Section 2.04 Swing Line Loans.

(a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, may in its sole discretion make loans (each such loan, a “Swing Line Loan”) to one or more Borrowers from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Revolving Facility

Percentage of the Outstanding Amount of Revolving Facility Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Facility Commitment; provided, however, that (x) after giving effect to any Swing Line Loan, (i) the Revolving Facility Credit Exposure shall not exceed the lesser of (I) Revolving Facility Commitments and (II) the Borrowing Base (ii) the Revolving Facility Credit Exposure of any Lender shall not exceed such Lender’s Revolving Facility Commitment, (y) the Borrowers shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan and (z) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that is has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall bear interest only at a rate based on the Base Rate. Immediately upon the making of a Swing Line Loan, each Revolving Facility Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Facility Lender’s applicable Revolving Facility Percentage times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Parent Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by ~~telephone. Each such notice~~(A) telephone or (B) by a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a Swing Line Loan Notice. Each such Swing Line Loan Notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $500,000 and whole multiples of $100,000 in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day. ~~Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Parent Borrower.~~ Promptly after receipt by the Swing Line Lender of any ~~telephonic~~ Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Facility Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Parent Borrower, including at its office by crediting the account of the Parent Borrower on the books of the Swing Line Lender in immediately available funds.

(c) Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole discretion may request, on behalf of the Borrowers (each of which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Facility Lender make a Base Rate Loan in an amount equal to such Lender’s applicable Revolving Facility Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Facility and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Parent Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Facility Lender shall make an amount equal to its applicable Revolving Facility Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Facility Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Parent Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Facility Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Facility Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Facility Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Revolving Facility Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Facility Loans included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Revolving Facility Lender’s obligation to make Revolving Facility Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, any Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Facility Lender’s obligation to make Revolving Facility Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02.

(d) Repayment of Participations.

(i) At any time after any Revolving Facility Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Facility Lender its applicable Revolving Facility Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Facility Lender shall pay to the Swing Line Lender its applicable Revolving Facility Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the ABL Credit Obligations and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Parent Borrower for interest on the Swing Line Loans. Until each Revolving Facility Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Facility Lender’s applicable Revolving Facility Percentage of any Swing Line Loan, interest in respect of such applicable Revolving Facility Percentage shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

(g) Defaulting Lenders. Notwithstanding anything to the contrary contained in this Section 2.04, the Swing Line Lender shall not be obligated to make any Swing Line Loan at a time when any Revolving Facility Lender is a Defaulting Lender, unless the Swing Line Lender has entered into arrangements satisfactory to it to eliminate its risk with respect to any Defaulting Lender’s risk participations in, and all other obligations in respect of, Swing Line Loans, including by cash collateralizing such Defaulting Lender’s applicable Revolving Facility Percentage of all Swing Line Loans outstanding or to be outstanding hereunder.

Section 2.05 Prepayments.

(a) Optional. Subject to the last sentence of this Section 2.05(a), the Borrowers may at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that: (A) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; (B) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding; and (C) any prepayment of Eurodollar Rate Loans shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required by Section 2.03(d) and by Section 3.05. Each prepayment of the outstanding Loans pursuant to this Section 2.05(a) shall be paid to the Lenders in accordance with their respective Revolving Facility Percentages.

(b) Mandatory.

(i) Revolving Facility Credit Exposure. Except as otherwise provided in Section 2.17, the Borrowers shall immediately prepay the Loans at any time when the Revolving Facility Credit Exposure exceeds the lesser of (A) the total Revolving Facility Commitments and (B) the Borrowing Base, to the full extent of any such excess. If at any time after the Borrowers have complied with the first sentence of this Section 2.05(b), the aggregate L/C Obligations are greater than the then current Borrowing Base, the Borrowers shall provide Cash Collateral in respect of such excess to the Administrative Agent, which Cash Collateral shall be deposited in a bank account subject to a Cash Management Agreement in favor of the Collateral Agent and, provided that no Default or Event of Default shall have occurred and be continuing, returned to the Borrowers at such time as the aggregate L/C Obligations plus the aggregate principal amount of all outstanding Loans no longer exceeds the then current Borrowing Base (as updated by the weekly reports to the Borrowing Base Certificate described in Section 6.01(j), when applicable) as determined by the Administrative Agent.

(ii) Dispositions; Events of Loss. Subject to the ABL/Term Intercreditor Agreement, if a Loan Party or any Subsidiary of a Loan Party shall, during a Cash Dominion Period:

(A) make or agree to make a Disposition of ABL Priority Collateral not in the Ordinary Course of Business;

(B) or suffer an Event of Loss in respect of the ABL Priority Collateral and the aggregate amount of the Net Proceeds received by the Loan Parties and their Subsidiaries in connection with such Disposition or Event of Loss and all other such Dispositions and Events of Loss occurring during the Fiscal Year exceeds $2,500,000, then (A) the Parent Borrower shall promptly notify the Administrative Agent of such proposed Disposition or Event of Loss (including the amount of the estimated Net Proceeds to be received by a Loan Party and/or such

Subsidiary in respect thereof) and (B) within two Business Days after receipt by a Loan Party and/or such Subsidiary of the Net Proceeds of such Disposition or Event of Loss, the Parent Borrower shall deliver, or cause to be delivered, such excess Net Proceeds to the Administrative Agent for distribution to the Lenders as a prepayment of the Loans without reducing the Revolving Facility Commitment.

(c) Application to the Revolving Facility. Each prepayment of Loans pursuant to the foregoing provisions of this Section 2.05 shall be applied first, ratably to pay accrued and unpaid interest in respect of the outstanding L/C Borrowings and the outstanding Swing Line Loans, Overadvances and Agent Advances then being prepaid, second, ratably to prepay the principal of any outstanding Unreimbursed Amounts and any outstanding Swing Line Loans, Overadvances and Agent Advances, if any, third, ratably to the outstanding Revolving Facility Loans (other than Overadvances and Agent Advances), and, fourth, to Cash Collateralize the remaining L/C Obligations; in each case, without permanent reduction of the Revolving Facility Commitments, and the amount remaining, if any, after the prepayment in full of all Unreimbursed Amounts, Swing Line Loans and Revolving Facility Loans outstanding at such time and the Cash Collateralization of the remaining L/C Obligations in full may be retained by the Borrowers for use in the Ordinary Course of Business; provided that, upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from any Borrower or any other Loan Party) to reimburse the applicable L/C Issuer or the applicable Lenders, as applicable.

(d) Prepayment Notices. Unless otherwise specified in this Section 2.05, each prepayment made pursuant to this Section 2.05 shall be made upon notice by the Parent Borrower to the Administrative Agent, which may be given by telephone or e-mail (and if in writing shall be in the form of a Prepayment Notice appropriately completed and signed by a Responsible Officer of the Parent Borrower), which notice must be received by the Administrative Agent not later than 1:00 p.m. (x) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (y) on the date of prepayment of Base Rate Loans. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans. Each telephonic notice by the Parent Borrower pursuant to this Section 2.05 must be confirmed promptly by delivery to the Administrative Agent of a written Prepayment Notice, appropriately completed and signed by a Responsible Officer of the Parent Borrower. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Revolving Facility Percentage). If such notice is given by the Parent Borrower, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; it being understood and agreed that, if such notice is given in connection with the refinancing of the entire facility, such notice may be conditioned upon the effectiveness of Indebtedness the proceeds of which are being used to refinance the facility and such notice may be revoked if such condition is not satisfied. Any prepayment of Eurodollar Rate Loans under this Section 2.05 shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be paid to the Lenders in accordance with their respective Revolving Facility Percentage in the manner described in Section 2.05(a) or (b), as applicable.

Section 2.06 Scheduled Repayment of Loans.

(a) To the extent not previously paid, outstanding Loans shall be due and payable on the Revolving Facility Maturity Date.

(b) The Borrowers shall jointly and severally repay each Swing Line Loan on the earlier to occur of (i) the date five Business Days after such Loan is made and (ii) the Revolving Facility Maturity Date.

(c) Prior to any repayment of any Loans, the Parent Borrower shall select the Borrowing or Borrowings under the facility to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 1:00 p.m., (i) in the case of a Base Rate Borrowing, one Business Day before the scheduled date of such repayment and (ii) in the case of a Eurodollar Rate Borrowing, three Business Days before the scheduled date of such repayment. Each repayment of a Borrowing shall be applied to the Revolving Facility Loans included in the repaid Borrowing such that each Revolving Facility Lender receives its ratable share of such repayment (based upon the respective Revolving Facility Credit Exposures of the Revolving Facility Lenders at the time of such repayment). Repayments of Eurodollar Rate Borrowings shall be accompanied by accrued interest on the amount repaid, together with any additional amounts required pursuant to Section 3.05.

Section 2.07 Termination and Reduction of Revolving Facility Commitments.

(a) Unless previously terminated, the Revolving Facility Commitments shall terminate on the Revolving Facility Maturity Date.

(b) The Borrowers may reduce the Revolving Facility Commitments to an amount (which may be zero) not less than the sum of (A) the aggregate unpaid principal amount of all Loans then outstanding, (B) the aggregate principal amount of all Loans not yet made as to which a Committed Loan Notice has been given by the Parent Borrower under Section 2.02, (C) the L/C Obligations at such time, (D) the stated amount of all Letters of Credit not yet issued as to which a request has been made and not withdrawn, (E) the Swing Line Obligations at such time and (F) $10,000,000, unless the total Revolving Facility Commitment is reduced to zero in accordance with the preceding clauses (A) through (E) hereof. Each such reduction (1) shall be in an amount which is an integral multiple of $1,000,000 (or by the full amount of the Revolving Facility Commitment in effect immediately prior to such reduction if such amount at that time is less than $1,000,000) and (2) shall be made by providing not less than five Business Days’ prior written notice to the Administrative Agent, provided, that a notice of termination of the Revolving Facility Commitment may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Parent Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Once reduced, the Revolving Facility Commitment may not be increased. Each such reduction of the Revolving Facility Commitment shall reduce the Revolving Facility Commitment of each Lender proportionately in accordance with its Revolving Facility Percentage thereof.

Section 2.08 Interest.

(a) Stated Interest. Subject to the provisions of Section 2.08(b): (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of (A) the Adjusted Eurodollar Rate for such Interest Period plus (B) the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of (A) the Base Rate plus (B) the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of (A) the Base Rate plus (B) the Applicable Rate.

(b) Default Interest.

(i) If any amount of principal of any Loan is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such overdue amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Requirements of Law.

(ii) If any amount (other than principal of any Loan) payable by the Borrowers under any Loan Document is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders such overdue amount shall bear interest from the date when due at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Requirements of Law.

(iii) During the existence of any Event of Default under Section 8.01(f), the Borrowers shall pay interest on the principal amount of all outstanding ABL Credit Obligations at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Requirements of Law.

(iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Payments of Interest. Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto, upon termination of the Revolving Facility Commitments, on the Revolving Facility Maturity Date and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

Section 2.09 Fees.

(a) Each of the Borrowers shall, jointly and severally, pay to the Administrative Agent for the account of each Revolving Facility Lender (other than Defaulting Lenders), in accordance with each such Lender’s Revolving Facility Percentage, a commitment fee (the “Commitment Fee”) equal to 0.375% per annum multiplied by the actual daily amount by which the Revolving Facility exceeds the sum of (i) the Outstanding Amount of Loans and (ii) the

Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.15; provided, however, that, from and after the date that the third monthly Borrowing Base Certificate is delivered to the Collateral Agent after the Original Closing Date, if the sum of (i) the Outstanding Amount of Loans and (ii) the Outstanding Amount of L/C Obligations is greater than or equal to 50.0% of the Facility, the Commitment Fee shall be reduced to 0.25% per annum multiplied by the actual daily amount by which the Facility exceeds the sum of (i) the Outstanding Amount of Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.15. The Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the ~~last Business Day of each March, June, September and December~~first calendar day of January, April, July and October, commencing with the first such date to occur after the Original Closing Date, and on the last day of the Availability Period. The Commitment Fee shall be calculated quarterly in arrears. For the avoidance of doubt, Swing Line Loans shall not be counted towards the Outstanding Amount of Revolving Facility Loans for purposes of determining the Commitment Fee.

(b) Each of the Borrowers shall, jointly and severally, pay (i) to the Administrative Agent, for the ratable benefit of the Lenders, a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in clause (ii) below) which shall accrue at a rate per annum equal to the Applicable Rate in effect at such time for Eurodollar Rate Loans, times the daily balance of the Maximum Undrawn Amount of the Letters of Credit, for the period from and excluding the date of issuance of same to and including the date of expiration or termination, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable monthly in arrears on the first day of each month and on the Revolving Facility Maturity Date, and (ii) to the L/C Issuer, (A) a fronting fee of one eighth of one percent (0.125%) per annum multiplied times the Maximum Undrawn Amount of each Letter of Credit, which fee shall be payable monthly in arrears on the first day of each month and on the Revolving Facility Maturity Date, and (B) any and all customary administrative, issuance, amendment, payment and negotiation charges (as per the L/C Issuer’s standard fee schedule) with respect to any Letters of Credit and all fees and expenses as agreed upon by the L/C Issuer and the Borrowers in connection with any Letter of Credit, including in connection with the opening, amendment or renewal of any such Letter of Credit and any acceptances created thereunder and shall reimburse the Administrative Agent for any and all fees and expenses, if any, paid by the Administrative Agent to the L/C Issuer, which charges and fees shall be payable on demand or as otherwise mutually agreed upon by the Administrative Agent and the Parent Borrower (all of the foregoing fees and charges in this clause (b), collectively, the “Letter of Credit Fees”). Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in the L/C Issuer’s prevailing charges for that type of transaction. All Letter of Credit Fees payable hereunder shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or pro-ration upon the termination of this Agreement for any reason.

(c) Each of the Borrowers, jointly and severally, shall pay to the Joint Lead Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(d) Each of the Borrowers acknowledge that pursuant to Section 6.09, representatives of the Administrative Agent may visit any or all of the Loan Parties and/or conduct inspections, audits, physical counts, valuations, appraisals, environmental site assessments and/or examinations of any or all of the Loan Parties at any time and from time to time. The Borrowers shall, jointly and severally pay (i) $1,100 per day for any examiner that is an employee of an Agent or its Affiliates plus any third party examiner’s out-of-pocket costs and reasonable expenses incurred in connection with all such visits, inspections, audits, physical counts, valuations, appraisals, environmental site assessments and/or examinations and (ii) the cost of all visits, inspections, audits, physical counts, valuations, appraisals, environmental site assessments and/or examinations conducted by each third party on behalf of the Administrative Agent and the Lenders (including any Field Survey and Audit); provided, however, that so long as no Default or Event of Default shall have occurred and be continuing, the Borrowers shall not be obligated to reimburse the Administrative Agent and the Lenders for more than (A) two Field Survey and Audit and collateral inspections during any Fiscal Year, and (B) one appraisal of all or any portion of the Collateral during any Fiscal Year, which, in the first Field Survey and Audit, shall be conducted within 60 days of the Original Closing Date; provided, further, that notwithstanding the foregoing, regardless of whether a Default or an Event of Default shall have occurred and be continuing (1) the Borrowers shall be obligated, jointly and severally, to reimburse the Administrative Agent for each Field Survey and Audit conducted by them in connection with (and with respect to the assets and/or entities acquired in) any Permitted Acquisition as contemplated by Section 7.04, and (2) any such Field Survey and Audit shall not be counted against the limitations set forth in the preceding clauses (A) and (B). Notwithstanding the foregoing, (i) during an Inspection Trigger Period, the Borrowers shall not be obligated to reimburse the Administrative Agent for more than (A) three Field Survey and Audit and collateral inspections during any Fiscal Year, and (B) two appraisals of all or any portion of the Collateral and (ii) following the occurrence and during the continuance of a Default or Event of Default, such collateral audits, any Field Survey and Audit and inventory appraisals may be conducted at the Borrowers’ expense as many times as the Administrative Agent may require.

(e) Each of the Borrowers, jointly and severally, shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified, including those fees set forth in the Closing Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

Section 2.10 Computation of Interest and Fees. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall, to the extent based upon the Prime Rate, be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.11 Evidence of Debt. The extension of Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligations of the Borrowers hereunder to pay any amount owing with respect to the ABL Credit Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall, jointly and severally, execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records.

Section 2.12 Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrowers shall be made jointly and severally, and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided for herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 P.M. on the date specified herein, except payments to be made directly to the applicable L/C Issuer or the Swing Line Lender, as expressly provided herein. The Administrative Agent will promptly distribute to each Lender its Revolving Facility Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 PM shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) Funding and Payments; Presumptions.

(i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and each of the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to Base Rate Loans. If any Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by any Borrower shall be without prejudice to any claim any Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by the Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Parent Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrowers haves not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Parent Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the Borrowings set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 10.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed L/C Obligations, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, (ii) second, toward payment of principal of unreimbursed L/C Obligations then due from the Borrowers hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed L/C Obligations then due to such parties, and (iii) third, towards payment of principal of Loans then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

Section 2.13 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (i) ABL Credit Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (x) the amount of such ABL Credit Obligations due and payable to such Lender at such time to (y) the aggregate amount of the ABL Credit Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the ABL Credit Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (ii) ABL Credit Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (x) the amount of such ABL Credit Obligations owing (but not due and payable) to such Lender at such time to (y) the aggregate amount of the ABL Credit Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payment on account of the ABL Credit Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (A) notify the Administrative Agent of such fact, and (B) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of ABL Credit Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (A) any payment made by or on behalf of the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 2.16, or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to any Borrower or any Subsidiary or Affiliate thereof not otherwise permitted by this Agreement (as to which the provisions of this Section shall apply).

Each of the Borrowers consents to the foregoing and agrees, to the extent it may effectively do so under applicable Requirement of Law, that any Lender acquiring a participation or subparticipation pursuant to the foregoing arrangements may exercise against any Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

Section 2.14 Incremental Loans.

(a) Requests for Incremental Loans. Upon notice by the Parent Borrower to the Administrative Agent (which Administrative Agent shall promptly notify the Lenders), at any time after the ~~Closing~~Second Amendment Effective Date, the Borrowers may request one or more incremental Revolving Facility Commitments (each an “Incremental Commitment” and all of them, collectively, the “Incremental Commitments” and any such loans, “Incremental Loans”), each of which Incremental Commitment shall be in minimum increments of $1,000,000 and a minimum amount of $10,000,000; provided that after giving effect to any such addition, the aggregate amount of Incremental Commitments that have been added pursuant to this Section 2.14 shall not exceed $25,000,000.

(b) Ranking and Other Provisions. The Incremental Loans shall rank pari passu or junior in right of payment and in respect of lien priority as to the Collateral with the ABL Credit Obligations in respect of the outstanding Loans and otherwise have terms identical to the Revolving Facility Loans (other than with respect to any fees paid in connection with any Incremental Commitment or Incremental Loans and it being understood that the Borrowers, at their option, may increase the Applicable Rate and fees payable in respect of the Facility to be identical to those paid in connection with any Incremental Commitment or Incremental Loans).

(c) Notices; Lender Elections. Each notice from the Parent Borrower pursuant to this Section shall set forth the requested amount and proposed terms of the Incremental Commitments. At the time of the sending of such notice, the Parent Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders). Incremental Loans (or any portion thereof) may be made by any existing Lender or by any other bank or investing entity satisfactory to the Administrative Agent and each L/C Issuer (but in no case (i) by any Borrower or any Borrowers’ Affiliates or Subsidiaries, (ii) by any Defaulting Lender or any of its Subsidiaries, (iii) by any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in clause (ii) or (iv) by any natural person) (each, except to the extent excluded pursuant to the foregoing parenthetical, an “Incremental Lender”), in each case on terms permitted in this Section and otherwise on terms reasonably acceptable to the Administrative Agent and L/C Issuer, provided that the Administrative Agent, L/C Issuer, the Swing Line Lender and the Parent Borrower shall have consented (not to be unreasonably withheld) to such Lender’s or Incremental Lender’s, as the case may be, making such Incremental Loans if such consent would be required under Section 10.06 for an assignment of Loans to such Lender or Incremental Lender, as the case may be. No Lender shall be obligated to provide any Incremental Loans, unless it so agrees. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to provide an Incremental Commitment and, if so, whether by an amount equal to, greater than, or less than its Revolving Facility Percentage of such requested increase (which shall be calculated on the basis of the amount of the funded and unfunded exposure under the Facility). Any Lender not responding within such time period shall be deemed to have declined to provide an Incremental Commitment. The Administrative Agent shall notify the Parent Borrower and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase, the Parent Borrower may also invite additional Eligible Assignees to become Lenders pursuant to an accession agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d) Incremental Commitments Amendment. Revolving Facility Commitments in respect of any Incremental Commitments shall become Revolving Facility Commitments under this Agreement pursuant to an amendment (an “Incremental Commitments Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by Holdings, each Borrower, each Lender agreeing to provide such Revolving Facility Commitment, if any, each Incremental Lender, if any, and the Administrative Agent. An Incremental Commitments Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section.

(e) Effective Date and Allocations. If any Incremental Commitments are added in accordance with this Section 2.14, the Administrative Agent and the Parent Borrower shall determine the effective date (the “Incremental Commitments Effective Date”) and the final allocation of such addition. The Administrative Agent shall promptly notify the Parent Borrower and the Lenders of the final allocation of such addition, the Incremental Commitments Effective Date and the amount of each Lender’s Revolving Facility Percentage of Loans after giving effect to such Incremental Commitments.

(f) Conditions to Effectiveness of Increase. The effectiveness of any Incremental Commitments Amendment shall, unless otherwise agreed to by the Administrative Agent, L/C Issuer, each Lender party thereto, if any, and the Incremental Lenders, if any, be subject to the satisfaction or waiver by the Administrative Agent on the date thereof of each of the following conditions:

(i) the Administrative Agent shall have received on or prior to the Incremental Commitments Effective Date each of the following, each dated the applicable Incremental Commitments Effective Date unless otherwise indicated or agreed to by the Administrative Agent and each in form and substance reasonably satisfactory to the Administrative Agent: (A) the applicable Incremental Commitments Amendment; (B) certified copies of resolutions of the board of directors (or other similar governing body) of each Loan Party approving the execution, delivery and performance of the Incremental Commitments Amendment; and (C) a favorable opinion of counsel for the Loan Parties dated the Incremental Commitments Effective Date, to the extent requested by the Administrative Agent addressed to the Administrative Agent and the Lenders and in form and substance and from counsel reasonably satisfactory to the Administrative Agent;

(ii) A) such increase shall be made on the terms and conditions provided for above, (B) both at the time of any request for Incremental Commitments and upon the effectiveness of any Incremental Commitments Amendment, no Default or Event of Default shall exist and at the time that any such Incremental Loan is made (and after giving effect thereto) no Default or Event of Default shall exist, (C) the conditions specified in Section 4.02 shall have been satisfied, (D) the representations and warranties in the Loan Documents shall be true and correct in all material respects on and as of the date of the incurrence of the Incremental Loans (although any representations and warranties which expressly relate to a given date or period shall be required only to be true and correct in all material respects as of the respective date or for the respective period, as the case may be), before and after giving effect to such incurrence, as though made on and as of such date, and (E) the Fixed Charge Coverage Ratio would not be less than 1.00 to 1.00 as of the most recently completed Measurement Period on a pro forma basis, after giving effect to the incurrence of such Incremental Loans or Incremental Commitments (assuming that the full amount of such Incremental Commitments would be drawn as Incremental Loans); and

(iii) there shall have been paid to the Administrative Agent, for the account of the Administrative Agent and the Lenders (including any Person becoming a Lender as part of such Incremental Commitments Amendment on the related Incremental Commitments Effective Date), as applicable, all reasonable fees and out-of-pocket expenses (including reasonable out-of-pocket fees, charges and disbursements of counsel) that are due and payable on or before the Incremental Commitments Effective Date.

(g) Effect of Incremental Commitments Amendment. On each Incremental Commitments Effective Date, each Lender or Eligible Assignee which is providing an Incremental Commitment (i) shall become a “Lender” for all purposes of this Agreement and the other Loan Documents, (ii) shall have an Incremental Commitment which shall be a “Revolving Facility Commitment” hereunder and (iii) shall make an Incremental Loan to the Borrowers in a principal amount equal to such Incremental Commitment, and such Incremental Loan shall be a “Loan” for all purposes of this Agreement and the other Loan Documents.

(h) Conflicting Provisions. This Section 2.14 shall supersede any provision of Section 2.13 or Section 10.01 to the contrary.

Section 2.15 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Requirements of Law:

(i) That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement or any other Loan Document shall be restricted as set forth in the definition of “Required Lenders” and Section 10.01.

(ii) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any L/C Issuer or Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.16; fourth, as the Parent Borrower may request (so long as no Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Parent Borrower, to be held in a non-interest bearing deposit account and released in order to (x) satisfy obligations of that Defaulting Lender to fund Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.16; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuers or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, L/C Issuer or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Event of Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by any Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Letter of Credit Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or the related Letters of Credit were made at a time when the conditions set forth in Section 4.01(j) or (k) were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, that Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro-rata in accordance with the Commitments hereunder without giving effect to Section 2.15(a)(v). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) That Defaulting Lender shall not be entitled to any fee pursuant to Section 2.09(d) for any period during which that Lender is a Defaulting Lender.

(iv) Certain Fees.

(A) Each Defaulting Lender shall be entitled to receive fees payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender only to extent allocable to the sum of (1) the outstanding principal amount of the Revolving Facility Loans funded by it, and (2) its Revolving Facility Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.16.

(B) Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its applicable percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.16.

(C) With respect to any fee payable under Section 2.09(a) or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Parent Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (v) below, (y) pay to the applicable L/C Issuers and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuers’ or Swing Line Lender’s Fronting Exposure to such Defaulting Lender and (z) not be required to pay the remaining amount of any such fee.

(v) Reallocation of Revolving Facility Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing ~~Lien~~Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Facility Percentages (calculated without regard to such Defaulting Lender’s Revolving Facility Commitment) but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Parent Borrower shall have otherwise notified the Administrative Agent at such time, the Parent Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Facility Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Facility Commitment. Subject to Section 10.23, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(vi) Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(v) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lender’s Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.16.

(b) Defaulting Lender Cure. If the Parent Borrower, the Administrative Agent, the Swing Line Lender and one or more applicable L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Revolving Facility Percentages, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.16 Cash Collateral.

(a) Certain Credit Support Events. If (i) an L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in a Letter of Credit Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Borrowers shall be required to provide Cash Collateral pursuant to Section 8.02, or (iv) there shall exist a Defaulting Lender, the Borrowers shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases) following any request by the Administrative Agent or the L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b) Grant of Security Interest. Each Loan Party and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to clause (c) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or an L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrowers will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in one or more Controlled Accounts at Bank of America. The Borrowers shall jointly and severally pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.16, 2.03, 2.15 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the determination by the Administrative Agent and the applicable L/C Issuer that there exists excess Cash Collateral; provided, however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and the applicable L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

Section 2.17 Agent Advances; Overadvances.

(a) Agent Advances. Any Agent may from time to time make such disbursements and advances (“Agent Advances”) which such Agent, in its sole discretion, deems necessary or desirable to preserve, protect, prepare for sale or lease or dispose of the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Borrowers of the Loans, L/C Obligations and other ABL Credit Obligations or to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 10.04. The Agent Advances shall be repayable on demand and be secured by the Collateral and shall bear interest at a rate per annum equal to the rate then applicable to Loans that are Base Rate Loans. The Agent Advances shall constitute ABL Credit Obligations hereunder. The Agent making the Agent Advance shall notify the other Agent and each Lender and the Parent Borrower in writing of each such Agent Advance, which notice shall include a description of the purpose of such Agent Advance. Without limitation to its obligations pursuant to Section 10.05, each Lender agrees that it shall make available to the Agent making the Agent Advance, upon such Agent’s demand, in Dollars in immediately available funds, the amount equal to such Lender’s pro rata share of each such Agent Advance. If such funds are not made available to the Agent making such Agent Advance by such Lender, such Agent shall be entitled to recover such funds on demand from such Lender, together with interest thereon for each day from the date such payment was due until the date such amount is paid to such Agent, at the Federal Funds Rate for three Business Days and thereafter at the Base Rate.

(b) Overadvances. If the aggregate Outstanding Amounts exceed the Borrowing Base (“Overadvance”) at any time, the excess amount shall be payable jointly and severally by Borrowers within one (1) Business Day after demand by the Administrative Agent, but all such Loans shall nevertheless constitute ABL Credit Obligations secured by the Collateral and entitled to all benefits of the Loan Documents. Unless its authority has been revoked in writing by the Required Lenders, the Administrative Agent may require Lenders to honor requests for Overadvances and to forbear from requiring Borrowers to cure an Overadvance, (a) when no other Default or Event of Default is known to the Administrative Agent, as long as (i) the Overadvance does not continue for more than 45 consecutive days (and no Overadvance may exist for at least five consecutive days thereafter before further Overadvances are required), and (ii) the Overadvance is not known by the Administrative Agent to exceed 10% of the Borrowing Base at any time while such Overadvance is outstanding; and (b) regardless of whether Default or an Event of Default exists, if the Administrative Agent discovers an Overadvance not previously known by it to exist, as long as from the date of such discovery the Overadvance (i) is not increased by more than $1,000,000, and (ii) does not continue for more than 45 consecutive days. In no event shall Overadvances be required that would cause the outstanding Loans and L/C Obligations to exceed the Aggregate Commitments. Any funding of an Overadvance or sufferance of an Overadvance shall not constitute a waiver by the Administrative Agent or Lenders of the Default or Event of Default caused thereby. In no event shall any Borrower or other Loan Party be deemed a beneficiary of this clause (b) nor authorized to enforce any of its terms.

Section 2.18 Settlement. Except as may be specifically provided otherwise herein, it is agreed that each Lender’s funded portion of the Loans is intended by the Lenders to be equal at all times to such Lender’s applicable pro rata share of the outstanding Loans of such Type. Notwithstanding such agreement, the Administrative Agent and the Lenders agree (which agreement shall not be for the benefit of or enforceable by the Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Loans, including the Agent Advances and Overadvances, shall take place on a periodic basis in accordance with the following provisions:

(a) The Administrative Agent shall request settlement (a “Settlement”) with the Lenders at least twice a month, or on a more frequent basis if so determined by the Administrative Agent, (i) for itself, with respect to each Agent Advance and Overadvance, as applicable, and (ii) with respect to Collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone, or other means of written electronic communication, no later than 12:00 noon on the date of such requested Settlement (the “Settlement Date”). Each Revolving Facility Lender (other than the Administrative Agent, in the case of Agent Advances and Overadvances) shall make the amount of such Lender’s pro rata share of the outstanding principal amount of Agent Advances and Overadvances, as applicable, with respect to which Settlement is requested available to the Administrative Agent at the Administrative Agent’s Office not later than 3:00 p.m. on the Settlement Date applicable thereto, which may occur before or after the occurrence or during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in Article IV have then been satisfied. Such amounts made available to the Administrative Agent shall be applied against the amounts of the applicable Agent Advance or Overadvances, as applicable, and shall constitute Revolving Facility Loans of the Lenders. If any such amount is not made available to the Administrative Agent by any Lender on the Settlement Date applicable thereto, the Administrative Agent shall, for itself with respect to each Agent Advance and Overadvance, be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three days from and after the Settlement Date and thereafter at the Interest Rate then applicable to Revolving Facility Loans that are Base Rate Loans.

(b) Notwithstanding the foregoing, not more than one Business Day after demand is made by the Administrative Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Administrative Agent has requested a Settlement with respect to an Agent Advance or Overadvance), each Lender (i) shall irrevocably and unconditionally purchase and receive from the Administrative Agent, without recourse or warranty, an undivided interest and participation in such Agent Advance or Overadvance, as applicable, equal to such Lender’s pro rata share of such Agent Advance and (ii) if Settlement has not previously occurred with respect to such Agent Advances, upon demand by the Administrative Agent, shall pay to the Administrative Agent as the purchase price of such participation an amount equal to one-hundred percent (100%) of such Lender’s pro rata share of such Agent Advances or Overadvance, as applicable. If such amount is not in fact made available to the Administrative Agent by any Lender, the Administrative Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three days from and after such demand and thereafter at the Interest Rate then applicable to Base Rate Loans.

(c) From and after the date, if any, on which any Lender purchases an undivided interest and participation in any Agent Advance or Overadvance pursuant to clause (b) above, the Administrative Agent shall promptly distribute to such Lender such Lender’s pro rata share of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Agent Advance or Overadvance, as applicable.

(d) During the period between Settlement Dates, the Administrative Agent with respect to Agent Advances or Overadvances, as applicable, and each Lender with respect to the Revolving Facility Loans other than Agent Advances or Overadvances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by the Administrative Agent and the Lenders.

(e) Unless the Administrative Agent has received written notice from a Lender to the contrary, the Administrative Agent may assume that the applicable conditions precedent set forth in Article IV have been satisfied and the requested Borrowing will not exceed Availability on any date for funding a Revolving Facility Loan. If any Lender makes available to the Administrative Agent funds for any Revolving Facility Loan to be made by such Lender as provided in the provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.01 Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes

(i) Any and all payments by or on account of any obligation of the Borrowers hereunder or under any other Loan Document shall to the extent permitted by applicable Requirements of Law be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Requirements of Law require any Borrower or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Requirements of Law as determined by the Parent Borrower or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii) If any Borrower or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States federal backup withholding and withholding taxes, from any payment, then (A) such Borrower or the Administrative Agents, as applicable, shall withhold or make such deductions as are determined by such Borrower or the Administrative Agent, as applicable, to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Borrower or the Administrative Agent, as applicable, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the Borrowers shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, each Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Requirement of Law.

(c) Tax Indemnifications.

(i) Without limiting the provisions of subsection (a) or (b) above, each Borrower shall, and does hereby, jointly and severally, indemnify the Administrative Agent, each Lender and each L/C Issuer, and shall make payment in respect thereof within ten days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) withheld or deducted by the Borrowers or the Administrative Agent or paid by the Administrative Agent, such Lender or such L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other

Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Borrower shall also, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within ten days after written demand therefor, for any amount which a Lender or an L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required by clause (ii) of this subsection (c). A certificate as to the amount of any such payment or liability delivered to the Parent Borrower by a Lender or an L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an L/C Issuer, shall be conclusive absent manifest error.

(ii) Without limiting the provisions of subsection (a) or (b) above, each Lender and each L/C Issuer shall, and does hereby, indemnify the Borrowers and the Administrative Agent, and shall make payment in respect thereof within ten days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Borrowers or the Administrative Agent) incurred by or asserted against the Borrowers or the Administrative Agent by any Governmental Authority (x) as a result of the failure by such Lender or such L/C Issuer, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender or such L/C Issuer, as the case may be, to the Borrowers or the Administrative Agent pursuant to subsection (e) or attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register or (y) that are Excluded Taxes attributable to such Lender or such L/C Issuer. Each Lender and each L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or such L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or an L/C Issuer, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Finance Obligations.

(d) Evidence of Payments. Upon request by the Parent Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by any Borrower or the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Parent Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Parent Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Requirements of Law to report such payment or other evidence of such payment reasonably satisfactory to the Parent Borrower or the Administrative Agent, as the case may be.

(e) Status of Lenders; Tax Documentation.

(i) Each Lender shall deliver to the Parent Borrower and to the Administrative Agent, at the time or times prescribed by applicable Requirements of Law or when reasonably requested by the Parent Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Requirements of Law or by the Taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Parent Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the Borrowers pursuant to this Agreement or otherwise to establish such Lender’s status for withholding Tax purposes in the applicable jurisdiction.

(ii) Without limiting the generality of the foregoing:

(A) any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Parent Borrower and the Administrative Agent executed ~~originals~~copy of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Requirements of Law or reasonably requested by the Parent Borrower or the Administrative Agent as will enable the Parent Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and

(B) each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Parent Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Parent Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(1) an executed ~~originals~~copy of Internal Revenue Service Form W-8BEN-E claiming eligibility for benefits of an income tax treaty to which the United States is a party;

(2) an executed ~~originals~~copy of Internal Revenue Service Form W-8ECI;

(3) an executed ~~originals~~copy of Internal Revenue Service Form W-8IMY and all required supporting documentation;

(4) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) an executed ~~originals~~copy of Internal Revenue Service Form W-8BEN or W-8BEN-E; or

(5) executed originals of any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in United States federal withholding tax together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Parent Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(iii) If a payment made to any Lender hereunder or under any other Loan Document would be subject to United States federal withholding tax imposed pursuant to FATCA if such Lender fails to comply with applicable reporting and other requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall use commercially reasonable efforts to deliver to the Parent Borrower and the Administrative Agent, at the time or times prescribed by applicable law or as reasonably requested by the Parent Borrower or the Administrative Agent, (A) two accurate, complete and signed certifications prescribed by applicable law and/or reasonably satisfactory to the Parent Borrower and the Administrative Agent that establish that such payment is exempt from United States federal withholding tax imposed pursuant to FATCA and (B) any other documentation reasonably requested by the Parent Borrower or the Administrative Agent sufficient for the Parent Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that a Lender has complied with such applicable reporting and other requirements of FATCA.

(iv) Each Lender shall promptly (A) notify the Parent Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Requirements of Law of any jurisdiction that the Parent Borrower or the Administrative Agent make any withholding or deduction for Taxes from amounts payable to such Lender.

(f) Treatment of Certain Refunds. Unless required by applicable Requirements of Law, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or an L/C Issuer, or have any obligation to pay to any Lender or any L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or such L/C Issuer, as the case may be. If the Administrative Agent, any Lender or any L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section 3.01 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Administrative Agent, such Lender or such L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrowers, upon the request of the Administrative Agent, such Lender or such L/C Issuer, agree to jointly and severally repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or such L/C Issuer in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or any L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrowers or any other Person.

Section 3.02 Illegality. If any Lender determines that any Requirement of Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, after consultation by such Lender with the Parent Borrower and the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Parent Borrower that the circumstances giving rise to such determination no longer exist. After such consultation, (i) the Borrowers shall, upon written demand from such Lender to the Parent Borrower (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

Section 3.03 Inability to Determine Rates. If (a) the Required Lenders determine for any reason in connection with any request for a Loan or a conversion to or continuation thereof that (i) Dollar deposits are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Loan, (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (a) above, “Impacted Loans”) or (b) the Administrative Agent or the Required Lenders determine that for any reason the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate

Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurodollar Rate Loan, the Administrative Agent will promptly so notify the Parent Borrower and each Lender. Thereafter, (i) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended and (ii) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Adjusted Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent upon the instruction of the Required Lenders revokes such notice. Upon receipt of such notice, the Parent Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a) of the first sentence of this section, the Administrative Agent, in consultation with the Parent Borrower and the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this section, (2) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Parent Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Requirement of Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Parent Borrower written notice thereof.

Section 3.04 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, deposits with or for the account of, or credit extended or participated in by, any Lender (or its Lending Office) (except any reserve requirement which is reflected in the determination of the Adjusted Eurodollar Rate hereunder) or any L/C Issuer;

(ii) subject any Lender (or its Lending Office) or any L/C Issuer to any Tax of any kind whatsoever with respect to this Agreement, any Letter of Credit or any participation interest in any Letter of Credit, or any Eurodollar Rate Loan made by it, or change the basis of Taxation of payments to such Lender or L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or L/C Issuer); or

(iii) impose on any Lender (or its Lending Office) or L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or Letter of Credit issued by such L/C Issuer;

and the result of any of the foregoing shall be to increase the cost to such Lender (or its Lending Office) of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or any L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or L/C Issuer, the Borrowers will pay to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If (x) any Lender or an L/C Issuer determines that any Change in Law affecting such Lender or L/C Issuer or any Lending Office of such Lender or such Lender’s or L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or L/C Issuer’s capital or on the capital of such Lender’s or L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Revolving Facility Commitments of such Lender or the Loans made by or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by such L/C Issuer to a level below that which such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or L/C Issuer’s policies and the policies of such Lender’s or L/C Issuer’s holding company with respect to capital adequacy) and (y) such Lender or L/C Issuer is, as a policy, seeking compensation in respect of such reduction from other similarly-situated customers, then, subject to subsection (c) or (d) of this Section 3.04 and Section 3.06, then from time to time the Borrowers will pay to such Lender or L/C Issuer such additional amount or amounts as will compensate such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section 3.04 and delivered to the Parent Borrower shall be conclusive absent manifest error. The Borrowers shall pay such Lender or L/C Issuer the amount shown as due on any such certificate within ten days after receipt thereof.

(d) Delays in Requests. Failure or delay on the part of any Lender or L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or L/C Issuer’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or L/C Issuer pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or L/C Issuer, as the case may be, notifies the Parent Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 3.05 Compensation for Losses. Upon demand of any Lender to the Parent Borrower (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly (and in no event more than ten days after receipt by the Parent Borrower of notice thereof from such Lender) compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(i) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(ii) any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by any Borrower; or

(iii) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Parent Borrower pursuant to Section 10.13;

including any loss of anticipated profits (other than Applicable Rate) and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained and after giving effect to such Lender’s commercially reasonable efforts to mitigate damages. The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate used in determining the Adjusted Eurodollar Rate for such Loan by a matching deposit or, other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

Section 3.06 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrowers are required to pay any additional amount to any Lender, L/C Issuer or any Governmental Authority for the account of any Lender or L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender or L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or L/C Issuer to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or L/C Issuer, as the case may be. Each of the Borrowers hereby agrees, jointly and severally, to pay all reasonable costs and expenses incurred by any Lender or L/C Issuer in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender or L/C Issuer pursuant to Section 3.01, the Parent Borrower may replace such Lender or L/C Issuer in accordance with Section 10.13.

Section 3.07 LIBOR Amendment. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrowers or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to Borrowers) that the Borrowers or Required Lenders (as applicable) have determined, that:

(a) adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary: or

(b) the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or

(c) syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrowers may amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks (if any) such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrowers unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment.

If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrowers and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) the Eurodollar Rate component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.

Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.

Section 3.08 ~~Section 3.07~~ Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Revolving Facility Commitments, repayment of all other ABL Credit Obligations hereunder and resignation of the Administrative Agent.

ARTICLE IV

CONDITIONS PRECEDENT

The obligation of (a) each Lender to make Loans and (b) any L/C Issuer to issue Letters of Credit or increase the stated amount of Letters of Credit hereunder (each of clauses (a) and/or (b), a “Credit Event”) is subject to the satisfaction or waiver by the Administrative Agent of the following conditions precedent:

Section 4.01 Conditions to Original Closing Date Borrowing. The obligation of each Lender to make its initial Loan as a part of the Borrowing and of the L/C Issuer to issue Letters of Credit, in each case, on the Original Closing Date is subject to the satisfaction or waiver by the Administrative Agent of the following conditions precedent:

(a) Deliverables. The Administrative Agent’s receipt (or receipt by the Control Agent (as defined in the ABL/Term Intercreditor Agreement) on behalf of the Administrative Agent) of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Original Closing Date (or, in the case of certificates of governmental officials, a recent date before the Original Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i) fully executed counterparts of this Agreement and the Guaranty, sufficient in number for distribution to the Administrative Agent, each Lender and the Parent Borrower;

(ii) a Note executed by the Borrowers in favor of each Lender requesting a Note;

(iii) executed counterparts of the Pledge and Security Agreement and all other Collateral Documents, duly executed by each Loan Party, together with:

(A) a Perfection Certificate from each Loan Party;

(B) appropriate financing statements (Form UCC-1 or such other financing statements or similar notices as shall be required by local Requirement of Law) authenticated and authorized for filing under the UCC or other applicable Requirement of Law of each jurisdiction in which the filing of a financing statement or giving of notice may be required, or reasonably requested by the Collateral Agent, to perfect the security interests intended to be created by the Collateral Documents;

(C) copies of reports from CT Corporation or another independent search service reasonably satisfactory to the Collateral Agent listing all effective financing statements, notices of tax, PBGC or judgment liens or similar notices that name Holdings, any Borrower, any other Loan Party, as such (under its present name and any previous name and, if requested by the Collateral Agent, under any trade names), as debtor or seller that are filed in the jurisdictions referred to in clause (B) above or in any other jurisdiction having files which must be searched in order to determine fully the existence of the UCC security interests, notices of the filing of federal tax Liens (filed pursuant to Section 6323 of the Code), Liens of the PBGC (filed pursuant to Section 4068 of ERISA) or judgment Liens on any Collateral, together with copies of such financing statements, notices of tax, PBGC or judgment Liens or similar notices (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or for which the Collateral Agent shall have received estoppel letters or termination statements (Form UCC-3 or such other termination statements as shall be required by local Requirement of Law) authenticated and authorized for filing);

(D) searches of ownership of intellectual property in the appropriate governmental offices and such patent, trademark and/or copyright filings as may be requested by the Collateral Agent at least 15 days prior to the Original Closing Date, in each case, to the extent necessary or reasonably advisable to perfect the Collateral Agent’s security interest in intellectual property Collateral in the United States;

(E) all of the Pledged Collateral, which Pledged Collateral shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, accompanied in each case by any required transfer tax stamps, all in form and substance reasonably satisfactory to the Collateral Agent; and

(F) delivery to the Collateral Agent, in proper form for filing, all other filings with respect to the Collateral Documents as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the Collateral Documents and receipt of duly executed payoff letters, UCC-3 termination statements and landlords’ and bailees’ waiver and consent agreements in the United States as may be requested by the Collateral Agent;

(iv) Reserved;

(v) a short form collateral assignment or grant of security interest in intellectual property, in form and substance satisfactory to the Administrative Agent, duly executed by each Loan Party, together with evidence that all action that the Administrative Agent may deem necessary or desirable in order to perfect, in the United States, the Liens in intellectual property created under the Pledge and Security Agreements and under such short form assignments or grants of security interests has been taken;

(vi) a copy of the Organization Documents, including all amendments thereto, of each Loan Party, and with respect to the certificate or articles of formation or certificate or articles of incorporation, as applicable, certified as of a recent date by the Secretary of State or other applicable Governmental Authority of its respective jurisdiction of organization, together with:

(A) a certificate as to the good standing of each Loan Party, as of a recent date, from the Secretary of State or other applicable authority of its respective jurisdiction of organization and from each other jurisdiction in which such Loan Party is qualified to do business, together in each case, to the extent taxes are not covered by such certificate of good standing, with a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate Taxing authority of each such jurisdiction;

(B) a certificate of a Responsible Officer, secretary or assistant secretary (or any other officer having substantially the same authority and responsibility or otherwise satisfactory to the Administrative Agent) of each Loan Party dated the Original Closing Date and certifying (1) that the Organization Documents of such Loan Party have not been amended since the date of the last amendment thereto shown on the certified document from its jurisdiction of organization furnished pursuant to the preamble of this clause (vi) above; (2) that attached thereto is a true and complete copy of the agreement of limited partnership, operating agreement or by-laws of such Loan Party, as applicable, as in effect on the Original Closing Date and at all times since a date prior to the date of the resolutions described in clause (3) below, (3) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or other similar governing body) of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which it is to be a party and, in the case of each Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect; and (4) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party;

(C) a certificate of another officer as to the incumbency and specimen signature of a Responsible Officer, secretary or assistant secretary (or any other officer having substantially the same authority and responsibility or otherwise satisfactory to the Administrative Agent) executing the certificate pursuant to clause (B) above; and

(D) such other corporate or other constitutive or organizational documents as the Administrative Agent or Fried, Frank, Harris, Shriver & Jacobson, LLP, counsel for the Administrative Agent, may reasonably request;

(vii) a favorable written opinion of Akin Gump Strauss Hauer & Feld LLP, special counsel to the Loan Parties, addressed to the Administrative Agent, the Collateral Agent, the L/C Issuer and each Lender from time to time party hereto, dated the Original Closing Date, covering such matters incident to the transactions contemplated hereby as the Administrative Agent may reasonably request;

(viii) Reserved;

(ix) Reserved;

(x) from special Ohio counsel to the Loan Parties organized under the laws of Ohio, a favorable written opinion addressed to the Administrative Agent, the Collateral Agent and each Lender from time to time party hereto, dated the Original Closing Date, covering such additional matters incident to the transactions contemplated hereby as the Administrative Agent may reasonably request;

(xi) a certificate signed by a Responsible Officer of the Parent Borrower certifying (A) that the conditions specified in Sections 4.01(f) through (j), (m), (n) and (q) have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

(xii) Reserved;

(xiii) a certificate from the chief financial officer of the Parent Borrower addressed to the Administrative Agent and the Lenders from time to time party to this Agreement, reasonably satisfactory in form and substance to the Administrative Agent and the Joint Lead Arrangers and substantially in the form of Exhibit G hereto, demonstrating the financial condition and Solvency of Holdings, the Parent Borrower and their Subsidiaries on a consolidated basis after giving effect to the incurrence of all Loans to occur on the Original Closing Date and the “rollover” of all Existing Letters of Credit into this Facility, all credit extensions under the Term Credit Agreement and the Second Lien Credit Agreement to occur on the Original Closing Date and all other elements of the Transaction to occur on the Original Closing Date and the incurrence of all Indebtedness related thereto, and to the extent reasonably requested by the Administrative Agent, together with copies of additional valuations, appraisals and similar reports prepared by or on behalf of Holdings or any of its Subsidiaries or the Sponsor in connection with the Transaction;

(xiv) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, together with the certificates of insurance, naming the Administrative Agent, on behalf of the Lenders, as an additional insured or loss payee, as the case may be, under all insurance policies maintained with respect to the assets and properties of the Loan Parties that constitutes Collateral; and

(xv) such other assurances, certificates, documents, consents or opinions as the Administrative Agent or any Lender reasonably may require.

(b) Certain Fees. All fees required to be paid on or before the Original Closing Date (i) to the Administrative Agent and the Joint Lead Arrangers and (ii) to the Administrative Agent for the benefit of the Lenders shall (to the extent invoiced at least two Business Days prior to the Original Closing Date, except as otherwise reasonably agreed by the Parent Borrower) in each case have been paid.

(c) Counsel Fees. The Parent Borrower shall have paid all reasonable fees, out-of-pocket charges and disbursements of one counsel to the Administrative Agent (and any reasonably necessary special counsel and up to one local counsel in each applicable jurisdiction) (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Original Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Parent Borrower and the Administrative Agent).

(d) Original Closing Date. The Original Closing Date shall have occurred on or before December 12, 2013.

(e) Financial Information. The Administrative Agent shall have received (i) the Audited Financial Statements; (ii) unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Company and its subsidiaries, for any interim quarterly period which have ended since the Audited Financial Statements at least 45 days prior to the Original Closing Date, each prepared in accordance with GAAP; and (iii) an unaudited pro forma consolidated balance sheet and related unaudited pro forma consolidated statement of income of Holdings and its subsidiaries as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 45 days prior to the Original Closing Date, prepared after giving effect to the Transaction as if the Transaction had occurred as of such date (in the case of such pro forma balance sheet) and at the beginning of such period (in the case of such pro forma statement of income) (which, for the avoidance of doubt, excludes the impacts of purchase accounting adjustments arising as a result of the Transaction).

(f) Equity Contribution. On the Original Closing Date, substantially concurrently with the Borrowing of the initial Term Loans, the initial Loans (if any) and the “rollover” of all Existing Letters of Credit into this Facility, the Administrative Agent shall have received evidence that the Parent Borrower has received cash proceeds from the issuance to the Sponsor and other co-investors (if any) of common equity (or other equity reasonably acceptable to the Administrative Agent) of Holdings (or other equity reasonably acceptable to the Administrative Agent), and the cash contribution thereof to the Parent Borrower (the “Equity Contribution”) in an amount equal to at least 35.0% of the total amount of the funds necessary to consummate the Transaction.

(g) Term Loan Documents. On or prior to the Original Closing Date, (i) Holdings and the Term Borrower shall have entered into the Term Credit Agreement on terms and conditions reasonably satisfactory to the Administrative Agent and (ii) the Administrative Agent shall have received true and correct copies, certified as such by an appropriate officer of the Term Borrower of the Term Loan Documents as in effect on the Original Closing Date and each of the other Term Finance Documents as originally executed and delivered on the Original Closing Date (each of which shall be reasonably satisfactory to the Administrative Agent).

(h) Second Lien Loan Documents. On or prior to the Original Closing Date, (i) Holdings and the Term Borrower shall have entered into the Second Lien Credit Agreement on terms and conditions reasonably satisfactory to the Administrative Agent and (ii) the Administrative Agent shall have received true and correct copies, certified as such by an appropriate officer of the Term Borrower of the Second Lien Loan Documents as in effect on the Original Closing Date and each of the other Second Lien Loan Documents as originally executed and delivered on the Original Closing Date (each of which shall be reasonably satisfactory to the Administrative Agent).

(i) Refinancing of Existing Indebtedness. On the Original Closing Date, after giving effect to the Transaction, neither Holdings nor any of its Subsidiaries shall have any material Indebtedness for borrowed money other than the Facility, Indebtedness incurred under the Term Loan Documents, Indebtedness incurred under the Second Lien Loan Documents, working capital facilities for Foreign Subsidiaries, other Indebtedness incurred in the Ordinary Course of Business, other Indebtedness incurred that is permitted pursuant to the terms of the Merger Agreement, and other debt agreed to by the Administrative Agent and the Parent Borrower.

(j) Representations and Warranties. Each of the Specified Representations and the representations and warranties made by the Company in the Merger Agreement shall be true and correct in all material respects on and as of the date of such Borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (but in any respect if any such representation or warranty is qualified by “material” or “material adverse effect” such representation or warranty shall be true and correct in all respects).

(k) Notice. The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof.

(l) ABL Term Intercreditor Agreement. The ABL/Term Intercreditor Agreement shall have been duly executed and delivered by each party thereto and shall be in full force and effect.

(m) Consummation of the Closing Date Acquisition. On the Original Closing Date, immediately prior to the Borrowing of the initial Term Loans, the initial Loans (if any) and the “rollover” of all Existing Letters of Credit, into this Facility, the Closing Date Acquisition shall have been consummated pursuant to the Merger Agreement (without giving effect to any amendment or modification thereof or waiver with respect thereto, in each case, in a manner materially adverse to the Lenders (in their capacities as such) without the prior written consent of the Joint Lead Arrangers (such consent not to be unreasonably withheld, delayed or conditioned

(it being agreed by the Joint Lead Arrangers that, with respect to any consent to any amendment, modification or waiver of the Merger Agreement, its consent shall be deemed to have been given if the Joint Lead Arrangers do not object in writing to a written request for such consent within one Business Day after such request for consent is delivered to the Joint Lead Arrangers in writing)); provided that (a) any reduction not in excess of 15% of the aggregate purchase price shall be deemed not to be materially adverse to the Lenders if such reduction is applied to reduce the Equity Contribution and the amount of funded debt on the Original Closing Date under this Agreement, the Term Credit Agreement and the Second Lien Credit Agreement on a pro rata basis and (b) any amendment or waiver of the definition of Material Adverse Effect or the conditions precedent in the Merger Agreement shall require the consent of the Joint Lead Arrangers (such consent not to be unreasonably withheld, delayed or conditioned)).

(n) Company Material Adverse Effect.

(i) Since January 1, 2013 through August 14, 2013, except as disclosed in (a) the Company SEC Documents (as defined in the Merger Agreement) filed with the SEC (as defined in the Merger Agreement) on or after January 1, 2010, and prior to the date of the Merger Agreement (excluding any exhibits or any disclosures in such SEC Filings contained in the “Risk Factors” and “Forward Looking Statements” sections thereof or any other disclosures in such SEC Filings that are forward-looking or cautionary in nature) or (b) the Company Disclosure Letter (as defined in the Merger Agreement (and provided to the Administrative Agent prior to the August 14, 2013)), there has not been any change, effect, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect (as defined in the Merger Agreement); and

(ii) Since August 14, 2013, there shall not have been any change, effect, event or occurrence that, individually or in the aggregate with all other changes, effects, events or occurrences, has resulted in a Company Material Adverse Effect.

(o) Patriot Act. The Administrative Agent and the Lenders (to the extent reasonably requested in writing at least ten days prior to the Original Closing Date) shall have received, at least three Business Days prior to the Original Closing Date, all documentation and other information that the Administrative Agent reasonably determines to be required by Governmental Authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act.

(p) Borrowing Base Certificate. The Administrative Agent shall have received the borrowing base certificate most recently delivered under the Existing Credit Agreement prior to the Original Closing Date.

(q) Outstandings. On the Original Closing Date, the total Outstanding Amount shall not exceed $20,000,000.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Original Closing Date specifying its objection thereto.

Section 4.02 All Credit Events. On the date of each Credit Event after the Original Closing Date:

(a) Committed Loan Notice. The Administrative Agent shall have received, in the case of a Borrowing, a Committed Loan Notice as required by Section 2.02(a) or, in the case of the issuance of a Letter of Credit, the applicable L/C Issuer and the Administrative Agent shall have received a Letter of Credit Application as required by Section 2.03(b).

(b) Representations and Warranties. The representations and warranties set forth in the Loan Documents shall be true and correct in all material respects as of such date (other than an amendment, extension or renewal of a Letter of Credit without any increase in the stated amount of such Letter of Credit), as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(c) No Default or Event of Default. At the time of and immediately after such Borrowing or issuance, amendment, extension or renewal of a Letter of Credit (other than an amendment, extension or renewal of a Letter of Credit without any increase in the stated amount of such Letter of Credit), as applicable, no Event of Default or Default shall have occurred and be continuing or would result therefrom.

(d) Availability; No Standstill Period. At the time of and immediately after such Borrowing or issuance, amendment, extension or renewal of a Letter of Credit, as applicable, (i) except as expressly set forth in Section 2.17, the total Outstanding Amount does not exceed the Borrowing Base and (ii) no Standstill Period is then in effect. Each such Credit Event shall be deemed to constitute a representation and warranty by each Borrower on the date of such Borrowing, issuance, amendment, extension or renewal as applicable, as to the matters specified in paragraphs (b), (c) and (d) of this Section 4.02.

Section 4.03 Amendment. On the Second Amendment Effective Date, upon satisfaction of the conditions set forth in Section 2 of the Second Amendment, the Existing Credit Agreement will be automatically amended to read as set forth in this Agreement. The rights and obligations of the parties hereto shall be governed (i) prior to the Second Amendment Effective Date, by the Existing Credit Agreement and (ii) on and after the Second Amendment Effective Date, by this Agreement. Once the Second Amendment Effective Date has occurred, all references to the Existing Credit Agreement in any document, instrument, agreement or writing shall be deemed to refer to this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Loan Parties, jointly and severally, represent and warrant to the Administrative Agent and the Lenders that on the date of each Credit Event the following are true, correct and complete:

Section 5.01 Corporate Existence and Power; Compliance with Laws. Each Loan Party and each of their respective Subsidiaries:

(a) is a corporation, limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, as applicable;

(b) has the power and authority and all governmental licenses, authorizations, Permits, consents and approvals to own its assets, carry on its business and execute, deliver, and perform its obligations under, the Loan Documents and the Related Agreements to which it is a party;

(c) is duly qualified as a foreign corporation, limited liability company or limited partnership, as applicable, and licensed and in good standing, under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification or license; and

(d) is in compliance with all Requirements of Law; except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 5.02 Corporate Authorization; No Contravention. The execution, delivery and performance by each of the Loan Parties of this Agreement, and by each of the Loan Parties and each of their respective Subsidiaries of any other Loan Document and Related Agreement to which such Person is party, have been duly authorized by all necessary action, and do not and will not:

(a) contravene the terms of any of that Person’s Organization Documents;

(b) conflict with or result in any material breach or contravention of, or result in the creation of any Lien under, any document evidencing any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject; or

(c) violate any material Requirement of Law in any material respect.

Section 5.03 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party or any Subsidiary of any Loan Party of this Agreement, any other Loan Document or Related Agreement except (a) for recordings and filings in connection with the Liens granted to the Collateral Agent under the Collateral Documents and in connection with the Liens granted to the applicable collateral agent under the Term Collateral ~~Documents and the Second Lien Loan~~ Documents, (b) those obtained or made on or prior to the Second Amendment Effective Date, (c) in the case of any approval, consent, authorization, or other action by, or notice to any other Person (other than any Governmental Authority), those which, if not obtained or made, would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and (d) in the case of any Related Agreement, those which, if not obtained or made, would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 5.04 Binding Effect. This Agreement and each other Loan Document and Related Agreement to which any Loan Party or any Subsidiary of any Loan Party is a party have been duly executed and delivered by such Person and constitute the legal, valid and binding obligations of each such Person which is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

Section 5.05 Litigation. Except as specifically disclosed in Schedule 5.05, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of each Loan Party, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against any Loan Party, any Subsidiary of any Loan Party or any of their respective Properties which:

(a) as of the Second Amendment Effective Date, purport to affect or pertain to this Agreement, any other Loan Document or Related Agreement, or any of the transactions contemplated hereby or thereby;

(b) as of the Second Amendment Effective Date, would reasonably be expected to result in equitable relief or monetary judgment(s), individually or in the aggregate, in excess of $5,000,000 in excess of applicable insurance coverage; or

(c) would reasonably be expected to result in equitable relief or monetary judgment(s), individually or in the aggregate, that would reasonably have a Material Adverse Effect.

No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement, any other Loan Document or any Related Agreement, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided. As of the Second Amendment Effective Date, except as disclosed on Schedule 5.05, no Loan Party or any Subsidiary of any Loan Party is the subject of an audit by the IRS or other Governmental Authority or, to each Loan Party’s knowledge, any review or investigation by the IRS or other Governmental Authority concerning the violation or possible violation of any Requirement of Law. No Loan Party and no Subsidiary of any Loan Party is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

Section 5.06 No Default. No Default or Event of Default exists or would result from the incurring of any Finance Obligations by any Loan Party or the grant or perfection of the Collateral Agent’s Liens on the Collateral or the consummation of the Related Transactions. No Loan Party and no Subsidiary of any Loan Party is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, would reasonably be expected to have a Material Adverse Effect.

Section 5.07 ERISA Compliance. Schedule 5.07 sets forth, as of the Second Amendment Effective Date, a complete and correct list of, and that separately identifies, (a) all Title IV Plans and (b) all Multiemployer Plans. Except for those that would not, in the aggregate, have a Material Adverse Effect, (x) each Benefit Plan is in compliance with applicable provisions of ERISA, the Code and other Requirements of Law, (y) there are no existing or pending (or to the knowledge of any Loan Party, threatened) claims (other than routine claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigation involving any Benefit Plan to which any Loan Party incurs or otherwise has or could reasonably be expected to have an obligation or any Liability and (z) no ERISA Event is reasonably expected to occur. On the Second Amendment Effective Date, no ERISA Event has occurred in connection with which obligations and liabilities (contingent or otherwise) remain outstanding except as would not result in a Material Adverse Effect. Except as set forth in Schedule 5.07, to the knowledge of any Loan Party, no ERISA Affiliate would have any withdrawal liability as a result of a complete withdrawal from any Multiemployer Plan on the date this representation is made except as would not reasonably be expected to result in a Material Adverse Effect.

Section 5.08 Use of Proceeds; Margin Regulations. The proceeds of the Loans are intended to be and shall be used solely for the purposes set forth in and permitted by Section 6.10, and are intended to be and shall be used in compliance with Section 7.08. No Loan Party and no Subsidiary of any Loan Party is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock in a manner that would result in a violation of Regulation U of the Federal Reserve Board. The proceeds of the Loans shall not be used for the purpose of purchasing Margin Stock.

Section 5.09 Ownership of Property; Liens. As of the Second Amendment Effective Date, the Real Estate listed in Schedule 5.09 constitutes all of the Real Estate of each Loan Party and each of their respective Subsidiaries. Each of the Loan Parties and each of their respective Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all Real Estate, and good and valid title to all owned personal property and valid leasehold interests in all leased personal property, in each instance, necessary or used in the ordinary conduct of their respective businesses. As of the Second Amendment Effective Date, none of the Real Estate of any Loan Party or any Subsidiary of any Loan Party is subject to any Liens other than Permitted Liens. As of the Second Amendment Effective Date, Schedule 5.09 also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. As of the Second Amendment Effective Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect.

Section 5.10 Taxes. Except as disclosed in Schedule 5.10, (i) all federal, state, local and foreign income and franchise and other material Tax returns, reports and statements (collectively, the “Tax Returns”) required to be filed by any of Holdings, the Borrowers or their Subsidiaries have been filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all Taxes reflected therein or otherwise due and payable have been timely paid except for those contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Tax Affiliate in accordance with GAAP; (ii) as of the Second Amendment Effective Date, no Tax Return is under audit or examination by any Governmental Authority and no written notice of any pending audit or examination or any assertion of any claim for Taxes has been given or made by any Governmental Authority; and (iii) proper and accurate amounts have been withheld for all periods by each of Holdings, the Borrowers and their Subsidiaries from their respective employees in material compliance with the Tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities. No Tax Affiliate has participated in a “transaction” within the meaning of Treasury Regulation Section 1.601 l-4(b)(2).

Section 5.11 Financial Condition.

(a) Each of (i) the audited consolidated balance sheet of ~~the Acquired Business~~Holdings and its Subsidiaries dated December 31, 201~~2~~6 , and the related audited consolidated statements of income or operations, shareholders’ equity and cash flows for the Fiscal Year ended on that date and (ii) the unaudited interim consolidated balance sheet of ~~the Acquired Business~~Holdings and its Subsidiaries dated ~~June~~September 30, 201~~3~~7 and the related unaudited consolidated statements of income, shareholders’ equity and cash flows for the ~~six~~nine fiscal months then ended, in each case, as attached hereto as Schedule 5.11(a):

(i) were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto); and

(ii) fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as at the respective dates thereof and their consolidated results of operations and consolidated cash flows for the respective periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including in any notes thereto).

(b) ~~The pro forma unaudited consolidated balance sheet of Holdings and its Subsidiaries dated June 30, 2013 delivered on the Effective Date and attached hereto as Schedule 5.11(b) was prepared by Holdings giving pro forma effect to the Related Transactions, was based on the unaudited consolidated and consolidating balance sheets of the Acquired Business and its Subsidiaries dated June 30, 2013, and was prepared in accordance with GAAP, with only such adjustments thereto as would be required in a manner consistent with GAAP.~~[Reserved.]

(c) Since December 31, 201~~2~~6, there has been no Material Adverse Effect.

(d) The Loan Parties and their Subsidiaries (i) have no Indebtedness other than Indebtedness permitted pursuant to Section 7.05 and ~~have no Contingent Obligations other than Contingent Obligations permitted pursuant to Section 7.09 and~~ (ii) as of the Second Amendment Effective Date, have no other contingent liabilities or liabilities for long-term leases or unusual forward or long-term commitments except for contingent liabilities or liabilities for long-term leases or unusual forward or long-term commitments that are reflected or reserved against in the financial statements referred to in Section 5.11(a) or the notes thereto and which in any such case are material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Loan Parties and their respective Subsidiaries.

(e) All financial performance projections delivered to the Administrative Agent~~, including the financial performance projections delivered on the Effective Date and attached hereto as Schedule 5.11(e),~~ represent the Parent Borrower’s best good faith estimate of future financial performance and are based on assumptions believed by the Parent Borrower to be fair and reasonable in light of current market conditions, it being acknowledged and agreed by the Administrative Agent and the Lenders that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by such projections may differ from the projected results.

Section 5.12 Environmental Matters. Except as set forth in Schedule 5.12, and except where any failures to comply would not reasonably be expected to result in, either individually or in the aggregate, Material Environmental Liabilities to the Loan Parties and their Subsidiaries, (a) the operations of each Loan Party and each Subsidiary of each Loan Party are and have been in compliance with all applicable Environmental Laws, including obtaining, maintaining and complying with all Permits required by any applicable Environmental Law, (b) no Loan Party and no Subsidiary of any Loan Party is party to, and no Loan Party and no Subsidiary of any Loan Party and no Real Estate currently (or to the knowledge of any Loan Party previously) owned, leased, subleased, operated or otherwise occupied by or for any such Person is subject to or the subject of, any Contractual Obligation or any pending (or, to the knowledge of any Loan Party, threatened) order, action, investigation, suit, proceeding, audit, claim, demand, dispute or notice of violation or of potential liability or similar notice relating in any manner to any Environmental Laws, (c) no Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities has attached to any Property of any Loan Party or any Subsidiary of any Loan Party and, to the knowledge of any Loan Party, no facts, circumstances or conditions exist that could reasonably be expected to result in any such Lien attaching to any such Property, (d) no Loan Party and no Subsidiary of any Loan Party has caused or suffered to occur a Release of Hazardous Materials at, to or from any Real Estate, (e) all Real Estate currently (or to the knowledge of any Loan Party previously) owned, leased, subleased, operated or otherwise occupied by or for any such Loan Party and each Subsidiary of each Loan Party is free of contamination by any Hazardous Materials, and (f) no Loan Party and no Subsidiary of any Loan Party (i) is or has been engaged in, or has permitted any current or former tenant to engage in, operations in violation of any Environmental Law or (ii) knows of any facts, circumstances or conditions reasonably constituting notice of a violation of any Environmental Law, including receipt of any information request or notice of potential responsibility under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar Environmental Laws. Each Loan Party has made available to the Administrative Agent copies of all existing environmental reports, reviews and audits and all material documents pertaining to actual or potential Environmental Liabilities, in each case to the extent such reports, reviews, audits and documents are in their possession, custody, control or otherwise available to the Loan Parties.

Section 5.13 Regulated Entities. No Loan Party, no Person controlling any Loan Party, nor any Subsidiary of any Loan Party, is (a) an “investment company” within the meaning of the Investment Company Act of 1940 or (b) subject to regulation under the Federal Power Act of 1935, the Interstate Commerce Act of 1887, any state public utilities code, or any other federal or state statute, rule or regulation limiting its ability to incur Indebtedness, pledge its assets or perform its obligations under the Loan Documents.

Section 5.14 Solvency. Both before and after giving effect to (a) the Loans made and Letters of Credit issued on or prior to the date this representation and warranty is made or remade, (b) the disbursement of the proceeds of such Loans, (c) the consummation of the Related Transactions and (d) the payment and accrual of all transaction costs in connection with the foregoing, Holdings and its Subsidiaries, on a consolidated basis, are Solvent.

Section 5.15 Labor Relations. There are no strikes, work stoppages, slowdowns or lockouts existing, pending (or, to the knowledge of any Loan Party, threatened) against or involving any Loan Party or any Subsidiary of any Loan Party, except for those that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 5.15, as of the Second Amendment Effective Date, (a) there is no collective bargaining or similar agreement with any union, labor organization, works council or similar representative covering any employee of any Loan Party or any Subsidiary of any Loan Party and (b) no petition for certification or election of any such representative is existing or pending with respect to any employee of any Loan Party or any Subsidiary of any Loan Party.

Section 5.16 Intellectual Property. Schedule 5.16 sets forth a true and complete list as of the Second Amendment Effective Date of the following Intellectual Property each Loan Party owns, licenses or otherwise has the right to use: (i) Intellectual Property that is registered or subject to applications for registration and (ii) Internet Domain Names, separately identifying that owned and licensed to such Loan Party and including for each of the foregoing items (1) the owner, (2) the title, (3) the jurisdiction in which such item has been registered or otherwise arises or in which an application for registration has been filed, (4) as applicable, the registration or application number and registration or application date and (5) any IP Licenses or other rights (including franchises) granted by such Loan Party with respect thereto. Each Loan Party and each Subsidiary of each Loan Party owns, or is licensed to use, all Intellectual Property necessary to conduct its business as currently conducted except for such Intellectual Property the failure of which to own or license would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. To the knowledge of each Loan Party, (a) the conduct and operations of the businesses of each Loan Party and each Subsidiary of each Loan Party does not infringe, misappropriate, dilute, violate or otherwise impair any Intellectual Property owned by any other Person and (b) no other Person has contested any right, title or interest of any Loan Party or any Subsidiary of any Loan Party in, or relating to, any Intellectual Property, other than, in each case, as cannot reasonably be expected to affect the Loan Documents and the transactions contemplated therein and would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.17 Brokers’ Fees; Transaction Fees. Except as disclosed on Schedule 5.17 and except for fees payable to the Administrative Agent and the Lenders, none of the Loan Parties or any of their respective Subsidiaries has any obligation to any Person in respect of any finder’s, broker’s or investment banker’s fee in connection with the transactions contemplated hereby.

Section 5.18 Insurance. Schedule 5.18 lists all insurance policies of any nature maintained, as of the Second Amendment Effective Date, for current occurrences by each Loan Party, including issuers, coverages and deductibles. Each of the Loan Parties and each of their respective Subsidiaries and their respective Properties are insured with financially sound and reputable insurance companies which are not Affiliates of the Borrowers, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses of the same size and character as the business of the Loan Parties and, to the extent relevant, owning similar Properties in localities where such Person operates.

Section 5.19 Ventures, Subsidiaries and Affiliates; Outstanding Stock. Except as set forth in Schedule 5.19, as of the Second Amendment Effective Date, no Loan Party and no Subsidiary of any Loan Party (a) has any Subsidiaries, or (b) is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. All issued and outstanding Stock and Stock Equivalents of each of the Loan Parties and each of their respective Subsidiaries are duly authorized and validly issued, fully paid, non-assessable, and free and clear of all Liens other than, with respect to the Stock and Stock Equivalents of the Borrowers and Subsidiaries of the Borrowers, those in favor of the Collateral Agent, for the benefit of the Secured Parties. All such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities. All of the issued and outstanding Stock of each Loan Party (other than Holdings), each Subsidiary of each Loan Party and, as of the Second Amendment Effective Date, Holdings is owned by each of the Persons and in the amounts set forth in Schedule 5.19. Except as set forth in Schedule 5.19, there are no pre-emptive or other outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Loan Party may be required to issue, sell, repurchase or redeem any of its Stock or Stock Equivalents or any Stock or Stock Equivalents of its Subsidiaries. Set forth in Schedule 5.19 is a true and complete organizational chart of Holdings and all of its Subsidiaries, which the Parent Borrower shall update upon notice to the Administrative Agent promptly following the incorporation, organization or formation of any Subsidiary and promptly following the completion of any Permitted Acquisition.

Section 5.20 Jurisdiction of Organization; Chief Executive Office. Schedule 5.20 lists each Loan Party’s jurisdiction of organization, legal name and organizational identification number, if any, and the location of such Loan Party’s chief executive office or sole place of business, in each case as of the date hereof, and such Schedule 5.20 also lists all jurisdictions of organization and legal names of such Loan Party for the five years preceding the Second Amendment Effective Date.

Section 5.21 Status of Steinway and Sons. As of the Second Amendment Effective Date, all of the Property of Steinway and Sons (other than Property that (at fair market value) does not exceed $500,000 in the aggregate for all such Property) is located outside of the United States.

Section 5.22 Full Disclosure. None of the representations or warranties made by any Loan Party or any of their Subsidiaries in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in each exhibit, report, statement or certificate (including any Borrowing Base Certificate) furnished by or on behalf of any Loan Party or any of their Subsidiaries in connection with the Loan Documents (including the offering and disclosure materials, if any, delivered by or on behalf of any Loan Party to the Administrative Agent or the Lenders prior to the Second Amendment Effective Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

Section 5.23 Foreign Assets Control Regulations, Export Controls and Anti-Money Laundering. Each Loan Party and each Subsidiary of each Loan Party is in compliance in all material respects with (i) all applicable U.S. economic sanctions Requirements of Law, executive orders and implementing regulations as promulgated by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), (ii) the Export Administration Act and Regulations, the Arms Export Control Act and the International Traffic in Arms Regulations, (iii) all applicable anti-money laundering and counter-terrorism financing Requirements of Law, including, but not limited to, the Bank Secrecy Act, as amended by the Patriot Act and the Money Laundering Control Act of 1986 (i.e., 18 U.S.C. §§ 1956 and 1957); and (iv) any similar applicable Requirements of Law enacted in the United States or any other jurisdictions in which the parties to this agreement operate, as any of the foregoing Requirements of Law may from time to time be amended, renewed, extended, or replaced and all other applicable legal requirements of any Governmental Authority governing, addressing, relating to, or attempting to eliminate, terrorist acts and acts of war and any regulations promulgated pursuant thereto (collectively, “Anti-Money Laundering Laws, Export Controls, and Economic Sanctions”). None of Loan Parties, nor any of their respective Subsidiaries nor any of their respective officers, directors, employees or agents (i) is a Person designated by the U.S. government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a U.S. Person cannot deal ~~with~~ or otherwise engage in business transactions, (ii) is a Person who is otherwise the target of U.S. or applicable foreign economic sanctions Requirements of Law ~~such that a U.S. Person cannot deal or otherwise engage in business transactions with such Person~~ or (iii) is controlled by (including without limitation by virtue of such person being a director or owning controlling voting shares or interests), or acts, directly or indirectly, for or on behalf of, any person or entity on the SDN List or similar applicable U.S. or foreign economic sanctions list or a foreign government that is the target of ~~U.S.~~applicable economic sanctions prohibitions such that the entry into, or performance under, this Agreement or any other Loan Document would be prohibited under ~~U.S.~~applicable Requirement of Law. No part of the proceeds of any Loan will be used directly or indirectly in violation of any Anti-Money Laundering Laws, Export Controls and Economic Sanctions.

Section 5.24 Patriot Act. The Loan Parties, and each of their Subsidiaries are in compliance in all material respects with (a) the Trading with the Enemy Act of the United States (50 U.S.C. App. §§ 1 et seq.), as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (b) the Patriot Act ~~and~~, (c) other applicable federal or state Requirements of Law relating to “know your customer” and anti-money laundering rules and regulations, and (d) the United States Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-corruption Requirements of Law. No part of the proceeds of any Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to illegally obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-corruption Requirements of Law.

Section 5.25 ~~No Restricted Payments . Since August 14, 2013, neither Holdings nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Payment or agreed to do so, except for purchases, redemption or other acquisition of the Company’s common stock required in connection with the forfeiture, exercise or vesting of any stock option outstanding on August 14, 2013 or issued after August 14, 2013 in accordance with the requirement of the Merger Agreement or as permitted pursuant to Section 7.11, as disclosed in financial statements previously delivered to Administrative Agent, or as contemplated by the transactions contemplated by the Loan Documents.~~Reserved.

Section 5.26 Collateral Documents.

(a) Article 9 Collateral. The Pledge and Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and~~, when financing statements in appropriate form are filed in the offices specified on Schedule IV to the Pledge and Security Agreement and the Pledged Collateral is delivered to the Collateral Agent, the Pledge and Security Agreement shall constitute~~ such security interest constitutes a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such of the Collateral in which a security interest can be perfected under Article 9 of the UCC, in each case securing the Finance Obligations and prior and superior in right to any other Person (other than the Term Collateral Agent with respect to the Term Priority Collateral), other than with respect to Permitted Liens existing on the ~~Closing~~Second Amendment Effective Date, other non-consensual Permitted Liens not perfected by the filing of UCC financing statements whose priority is determined by applicable law (other than with respect to the property of any newly formed or acquired Subsidiary or newly acquired property of any existing Loan Party to the extent Holdings and the Borrowers are in compliance with Section 6.13) and any title exceptions referred to in the title insurance policies reasonably acceptable to the Collateral Agent.

(b) Intellectual Property. ~~When financing statements in the appropriate form are filed in the applicable intellectual property offices, the “Notice of Grant of Liens in Patents and Trademarks”, in form and substance satisfactory to the Administrative Agent, is filed in the United States Patent and Trademark Office and the “Notice of Grant of Liens in Copyrights”, in form and substance satisfactory to the Administrative Agent, is filed in the United States Copyright Office, the~~The Pledge and Security Agreement ~~shall constitute~~constitutes a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the United States patents, trademarks, copyrights, licenses and other intellectual property rights covered in such “Notices”, in each case securing the Finance Obligations and prior and superior in right to any other Person (other than the Term Collateral Agent with respect to the Term Priority Collateral) (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the ~~Closing~~Second Amendment Effective Date) (other than with respect to such property of any newly formed or acquired Subsidiary or such newly acquired property to the extent Holdings and the Borrowers are in compliance with Section 6.13).

(c) Real Property Mortgages. The Mortgages are (subject to Section 6.15) effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the right, title and interest of the Loan Parties in and to the Mortgaged Properties thereunder and the proceeds thereof, and ~~when~~ the Mortgages ~~are filed in the recorders’ offices of the counties in which the Mortgaged Properties are located, the Mortgages shall~~ constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Properties and the proceeds thereof, in each case securing the Finance Obligations and prior in right to any other Person, other than with respect to Liens permitted by Section 7.01(g) and non-consensual Permitted Liens not perfected by the filing of UCC financing statements whose priority is determined by applicable law (other than with respect to such property of any newly formed or acquired Subsidiary or such newly acquired property to the extent Holdings and the Borrowers are in compliance with Section 6.13).

(d) Status of Liens. The Collateral Agent, for the ratable benefit of the Secured Parties, will at all times have the Liens provided for in the Collateral Documents and, subject to the filing by the Collateral Agent of continuation statements to the extent required by the UCC, the Collateral Documents will at all times constitute valid and continuing liens of record and first priority perfected security interests in all the Collateral referred to therein, except as priority may be (i) in the case of Term Priority Collateral but subject to the ABL/Term Intercreditor Agreement, subject only to the Liens of the Term Collateral Documents and (ii) affected by Permitted Liens existing on the ~~Closing~~Second Amendment Effective Date or by non-consensual Permitted Liens not perfected by the filing of UCC financing statements whose priority is determined by applicable law. As of the ~~Closing~~Second Amendment Effective Date, no filings or recordings are required in order to perfect the security interests created under the Collateral Documents~~, except for filings or recordings listed on Schedule IV to the Pledge and Security Agreement, and all such listed filings and recordings shall be made on or about the Closing Date, and the filings and recordings of the Mortgages in accordance with the terms hereof~~.

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Revolving Facility Commitment hereunder, any Loan or other ABL Credit Obligation hereunder shall remain unpaid or unsatisfied (other than unasserted contingent indemnification obligations not due and payable), and until all Letters of Credit have been canceled or have expired (or shall have been Cash Collateralized or backstopped on terms reasonably satisfactory to the Administrative Agent) and all amounts drawn or paid thereunder have been reimbursed in full, each Loan Party and each of their respective Subsidiaries covenants and agrees that:

Section 6.01 Financial Statements. Each Loan Party shall maintain, and shall cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit the preparation of financial statements in conformity with GAAP (provided that monthly financial statements shall not be required to have footnote disclosures and are subject to normal year-end adjustments). The Parent Borrower shall deliver to the Administrative Agent and each Lender by Electronic Transmission and in detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a) as soon as available, but not later than 90 days after the end of each Fiscal Year, a copy of the audited consolidated and unaudited Consolidating balance sheets of Holdings and each of its Subsidiaries as at the end of such year and the related consolidated and Consolidating statements of income or operations, shareholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, and accompanied by the report of any “Big Four” or other nationally recognized independent certified public accounting firm reasonably acceptable to the Administrative Agent which report shall contain an unqualified opinion stating that such consolidated financial statements present fairly in all material respects the financial position for the periods indicated in conformity with GAAP and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (except for an explanatory paragraph solely with respect to or resulting solely from an upcoming scheduled maturity date of the Loans or other series of Indebtedness permitted under Section 7.05(g), in each case, occurring within one year from the time such report is delivered); and

(b) as soon as available, but not later than 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a copy of the unaudited consolidated and Consolidating balance sheets of Holdings and each of its Subsidiaries, and the related consolidated and Consolidating statements of income, shareholders’ equity and cash flows as of the end of such Fiscal Quarter and for the portion of the Fiscal Year then ended, each of which shall fairly present, in all material respects, in accordance with GAAP, the financial position and the results of operations of Holdings and its Subsidiaries, subject to normal year-end adjustments and absence of footnote disclosures.

Section 6.02 Certificates; Other Information. The Parent Borrower shall furnish to the Administrative Agent and each Lender by Electronic Transmission:

(a) together with each delivery of financial statements pursuant to Sections 6.01(a) and 6.01(b), (i) a management report, in reasonable detail, signed by a Responsible Officer of the Parent Borrower, describing the operations and financial condition of the Loan Parties and their Subsidiaries for the Fiscal Quarter and the portion of the Fiscal Year then ended (or for the Fiscal Year then ended in the case of annual financial statements), and (ii) a report setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the most recent projections for the current Fiscal Year delivered pursuant to Section 6.02(e) and discussing the reasons for any significant variations;

(b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and 6.01(b) a fully and properly completed certificate in the form of Exhibit D (a “Compliance Certificate”), certified on behalf of the Parent Borrower by a Responsible Officer;

(c) promptly after the same become publicly available, copies of all financial statements and regular, periodic or special reports which any Loan Party sends to its shareholders or other equity holders, as applicable, or furnishes to, or files with, the SEC or any successor or similar Governmental Authority;

(d) at the time of delivery of each of the quarterly financial statements delivered pursuant to Section 6.01, (i) a listing of government contracts of the Borrowers subject to the federal Assignment of Claims Act of 1940 or any similar state law; and (ii) a list of any applications for the registration of any Patent, Trademark or Copyright filed by any Loan Party with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in each case entered into or filed in the prior Fiscal Quarter;

(e) as soon as available and in any event no later than 45 days after the last day of each Fiscal Year of the Parent Borrower, projections of the Loan Parties (and their Subsidiaries’) consolidated and Consolidating financial performance for the forthcoming Fiscal Year on a month by month basis;

(f) promptly upon receipt thereof, copies of any reports submitted by the Parent Borrower’s certified public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or internal control systems of any Loan Party made by such accountants;

(g) promptly upon receipt thereof, copies of any credit rating materials with respect to any Indebtedness permitted under Section 7.05(g);

(h) promptly, such additional business, financial, collateral, corporate affairs, perfection certificates and other information as the Administrative Agent may from time to time reasonably request;

(i) as soon as available, and in any event within twenty Business Days after the end of each fiscal month of Parent Borrower ~~(commencing with the first fiscal month ending after the Closing Date)~~, reports in form and detail reasonably satisfactory to the Administrative Agent and certified by a Responsible Officer of the Parent Borrower as being accurate and complete in all material respects, but without duplication of the reports and other information otherwise required to be provided pursuant to Section 6.01 or this Section 6.02, as of the last Business Day of the immediately preceding month, (A) listing all Accounts of the Loan Parties in a report consistent in all material respects with the report provided under the Existing Credit Agreement (including such other information as the Administrative Agent may reasonably request), (B) listing all accounts payable of the Loan Parties in a report consistent in all material respects with the report provided under the Existing Credit Agreement (including such other information as the Administrative Agent may reasonably request), and (C) listing of Inventory in a report consistent in all material respects with the report provided under the Existing Credit Agreement (including such other information as the Administrative Agent may reasonably request); and

(j) i) as soon as available, and in any event within twenty Business Days after the end of each fiscal month of Parent Borrower ~~(commencing with the first fiscal month ending after the Closing Date)~~, a Borrowing Base Certificate, current as of the close of business on the last Business Day of the immediately preceding month, supported by schedules showing the derivation thereof and containing such detail and other information as the Administrative Agent may request from time to time (it being agreed that the form and detail set forth in Exhibit I is deemed satisfactory) and (ii) at any time (but only) during any Cash Dominion Period, as soon as available and in any event no later than the third Business Day of each week commencing with the first week beginning after the commencement of such Cash Dominion Period, a weekly update report with respect to the most recently delivered Borrowing Base Certificate reflecting sales, receipts of cash, credits and collections during the preceding week, provided that (A) the Borrowing Base set forth in the Borrowing Base Certificate (as updated by the weekly reports, when applicable) shall be effective from and including the date such Borrowing Base Certificate is duly received by the Administrative Agent but not including the date on which a subsequent Borrowing Base Certificate is received by the Administrative Agent, unless the Administrative Agent disputes the eligibility of any property included in the calculation of the Borrowing Base or the valuation thereof by notice of such dispute to the Parent Borrower and (B) in the event of any dispute about the eligibility of any property included in the calculation of the Borrowing Base or the valuation thereof, the Administrative Agent’s good faith judgment shall control.

Documents required to be delivered (A) pursuant to Section 6.02(c) shall be deemed to have been furnished on the date on which the Administrative Agent receives notice that such Loan Party has filed such document with the SEC and is available on the EDGAR website on the Internet at www.sec.gov or any successor government website that is freely and readily available to the Administrative Agent and the Lenders without charge and (B) pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials not otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which such Loan Party posts such documents, or provides a link thereto on such Loan Party’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on such Loan Party’s behalf on an Internet or Intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) such Loan Party shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to such Loan Party to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) such Loan Party shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the such Loan Party with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Each of Holdings and the Borrowers hereby acknowledge that (i) the Administrative Agent and/or the Joint Lead Arrangers will make available to the Lenders materials and/or information provided by or on behalf of Holdings and the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Intralinks® or another similar electronic system (the “Platform”) and (ii) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive MNPI with respect to the Borrowers or their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each of Holdings and the Borrowers hereby agree that so long as Holdings or the Borrowers are the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that: (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” Holdings and each Borrower shall be deemed to have authorized the Administrative Agent, the Joint Lead Arrangers and the Lenders to treat such Borrower Materials as not containing any MNPI (although it may be sensitive and proprietary) with respect to Holdings or the Borrowers or any of their securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Joint Lead Arrangers shall be entitled to treat the Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

Section 6.03 Notices. The Parent Borrower shall notify promptly the Administrative Agent, in writing, and each Lender of each of the following (and in no event later than five Business Days after a Responsible Officer becomes aware thereof):

(a) the occurrence or existence of any Default or Event of Default, or any event or circumstance that foreseeably will become a Default or Event of Default;

(b) any breach or non-performance of, or any default under, any Contractual Obligation of any Loan Party or any Subsidiary of any Loan Party, or any violation of, or non-compliance with, any Requirement of Law, which would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, including a description of such breach, non-performance, default, violation or non-compliance and the steps, if any, such Person has taken, is taking or proposes to take in respect thereof;

(c) any action, suit, dispute, litigation, investigation, proceeding or suspension which may exist at any time between any Loan Party or any Subsidiary of any Loan Party and any Governmental Authority, other regulatory body or any arbitrator which would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect;

(d) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary of any Loan Party or its respective property (i) in which the amount of damages claimed is $3,000,000 or more, (ii) in which injunctive or similar relief is sought and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement, any other Loan Document or any Related Agreement;

(e) i) the receipt by any Loan Party of any notice of violation of or potential liability or similar written notice under Environmental Law that could reasonably be expected to result in Material Environmental Liabilities, (ii)(A) unpermitted Releases, (B) the existence of any condition that could reasonably be expected to result in violations of or Liabilities under, any Environmental Law or (C) the commencement of, or any material change to, any action, investigation, suit, proceeding, audit, claim, demand, dispute alleging a violation of or Liability under any Environmental Law, that, for each of clauses (A), (B) and (C) above (and, in the case of clause (C), if adversely determined), in the aggregate for each such clause, could reasonably be expected to result in Material Environmental Liabilities, (iii) the receipt by any Loan Party of notification that any Property of any Loan Party is subject to any Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities and (iv) any proposed acquisition or lease of Real Estate, if such acquisition or lease would have a reasonable likelihood of resulting in Material Environmental Liabilities;

(f) i) on or prior to any filing by any ERISA Affiliate of any notice of any reportable event under Section 4043 of ERISA or notice of intent to terminate any Title IV Plan, a copy of such notice, (ii) promptly, and in any event within ten days, after any officer of any ERISA Affiliate knows that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a notice describing such waiver request and the actions, if any, that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice filed with the PBGC or the IRS pertaining thereto (but, with respect to a Multiemployer Plan, only if such notices are in possession of the Loan Parties), and (iii) promptly, and in any event within ten days after any officer of the Parent Borrower knows that an ERISA Event will or has occurred, a notice describing such ERISA Event, and the actions, if any, that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notices received from or filed with the PBGC, IRS, Multiemployer Plan or other Benefit Plan pertaining thereto (but, with respect to a Multiemployer Plan, only if such notices are in possession of the Loan Parties), provided, that if the agent and each lender have previously received notice of an ERISA Event, no notice shall be required of the continuation of such ERISA Event;

(g) any Material Adverse Effect subsequent to the date of the most recent audited financial statements delivered to the Administrative Agent and the Lenders pursuant to this Agreement;

(h) any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary of any Loan Party;

(i) any strike, work stoppage, boycott, shutdown or other labor disruption against or involving any Loan Party or any Subsidiary of any Loan Party if the same would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

(j) the occurrence of any Disposition of property or assets for which the Borrowers are required to notify the Administrative Agent pursuant to Section 2.05(b)(ii) or the incurrence or issuance of any Indebtedness for which the Borrowers are required to make a mandatory prepayment pursuant to Section 2.05(b)(i); and

(k) any announcement by Moody’s or S&P of any change in the rating of the Facility as determined by either Moody’s or S&P.

Each notice pursuant to this Section 6.03 shall be in electronic form accompanied by a statement by a Responsible Officer on behalf of the Parent Borrower setting forth details of the occurrence referred to therein, and stating what action the Parent Borrower or other Person proposes to take with respect thereto and at what time. Each notice under Section 6.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated.

Section 6.04 Preservation of Corporate Existence, Etc. Each Loan Party shall, and shall cause each of its Subsidiaries, other than Non-Material Subsidiaries, to:

(a) preserve and maintain in full force and effect its organizational existence and good standing under the laws of its jurisdiction of incorporation, organization or formation, as applicable, except, with respect to the Parent Borrower’s Subsidiaries, in connection with transactions permitted by Section 7.03;

(b) preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business except in connection with transactions permitted by Section 7.03 and sales of assets permitted by Section 5.02 and except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

(c) preserve or renew all of its registered Trademarks, the non-preservation of which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and

(d) conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any respect and shall comply in all respects with the terms of its IP Licenses except, in each case, as would not be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 6.05 Maintenance of Property. Each Loan Party shall maintain, and shall cause each of its Subsidiaries to maintain, and preserve all its Property which is necessary in its business in good working order and condition, ordinary wear and tear and fire, casualty or condemnation excepted and shall make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 6.06 Insurance.

(a) Each Loan Party shall, and shall cause each of its Subsidiaries to, (i) maintain or cause to be maintained in full force and effect all policies of insurance of any kind with respect to the Property and businesses of the Loan Parties and such Subsidiaries (including policies of life, fire, theft, product liability, public liability, Flood Insurance, property damage, other casualty, employee fidelity, workers’ compensation, business interruption and employee health and welfare insurance) with financially sound and reputable insurance companies or associations (in each case that are not Affiliates of the Borrowers) of a nature and providing such coverage as is sufficient and as is customarily carried by businesses of the size and character of the business of the Loan Parties and (ii) cause all such insurance relating to any Property or business of any Loan Party to name the Administrative Agent as additional insured or lenders loss payee as agent for the Lenders, as appropriate. All policies of insurance on real and personal Property of the Loan Parties will contain an endorsement, in form and substance acceptable to the Administrative Agent, showing loss payable to the Administrative Agent (Form CP 1218 or equivalent and naming the Administrative Agent as lenders loss payee as agent for the Lenders) and extra expense and business interruption endorsements. Such endorsement, or an independent instrument furnished to the Administrative Agent, will provide that the insurance companies or the Parent Borrower’s insurance broker will give the Administrative Agent at least 30 (or 10 in case of non-payment) days’ prior written notice before any such policy or policies of insurance shall be canceled and that no act or default of the Loan Parties or any other Person shall affect the right of the Administrative Agent to recover under such policy or policies of insurance in case of loss or damage. Each Loan Party shall direct all present and future insurers under its “All Risk” policies of property insurance to pay all proceeds payable thereunder directly to the Administrative Agent. If any insurance proceeds are paid by check, draft or other instrument payable to any Loan Party and the Administrative Agent jointly, the Administrative Agent may endorse such Loan Party’s name thereon and do such other things as the Administrative Agent may deem advisable to reduce the same to cash. The Administrative Agent reserves the right at any time, upon review of each Loan Party’s risk profile, to require additional forms and limits of insurance. Notwithstanding the requirement in clause (i) above, Flood Insurance shall not be required for ~~(x)~~ Real Estate not located in a Special Flood Hazard Area~~, or (y) Real Estate located in a Special Flood Hazard Area in a community that does not participate in the National Flood Insurance Program~~.

(b) Unless the Loan Parties provide the Administrative Agent with evidence of the insurance coverage required by this Agreement (including, without limitation, Flood Insurance), the Administrative Agent may purchase insurance (including, without limitation, Flood Insurance) at the Loan Parties’ expense to protect the Administrative Agent’s and the Lenders’ interests in the Loan Parties’ and their Subsidiaries’ properties. This insurance may, but need not, protect the Loan Parties’ and their Subsidiaries’ interests. The coverage that the Administrative Agent purchases may not pay any claim that any Loan Party or any Subsidiary of any Loan Party makes or any claim that is made against such Loan Party or any Subsidiary in connection with said Property. The Loan Parties may later cancel any insurance purchased by the Administrative Agent, but only after providing the Administrative Agent with evidence that there has been obtained insurance as required by this Agreement. If the Administrative Agent purchases insurance, the Loan Parties will be responsible for the costs of that insurance, including interest and any other charges the Administrative Agent may impose in connection with the placement of insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance shall be added to the Finance Obligations. The costs of the insurance may be more than the cost of insurance the Loan Parties may be able to obtain on their own.

(c) Subject to the ABL/Term Intercreditor Agreement, the Loan Parties appoint the Administrative Agent as their attorney-in-fact to settle or adjust all property damage claims under its casualty insurance policies; provided, that such power of attorney shall only be exercised so long as an Event of Default has occurred and is continuing or if the casualty claim exceeds $1,000,000. The Administrative Agent shall have no duty to exercise such power of attorney, but may do so at its discretion.

Section 6.07 Payment of Obligations. Each Loan Party shall, and shall cause each of its Subsidiaries to, pay, discharge and perform as the same shall become due and payable or required to be performed:

(a) all federal and other material Tax liabilities, assessments and governmental charges or levies upon it or its Property, before the same shall become delinquent or in default, unless the same are being contested in good faith by appropriate proceedings diligently prosecuted which stay the filing or enforcement of any Lien and for which adequate reserves in accordance with GAAP are being maintained by such Person.

(b) all lawful claims which, if unpaid, would by law become a Lien upon its Property unless the same are being contested in good faith by appropriate proceedings diligently prosecuted which stay the imposition or enforcement of any Lien and for which adequate reserves in accordance with GAAP are being maintained by such Person;

(c) the performance of all obligations under any Contractual Obligation to such Loan Party or any of its Subsidiaries is bound, or to which it or any of its Property is subject, including the Related Agreements, except where the failure to perform would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and

(d) payments to the extent necessary to avoid the imposition of a Lien on assets of any Loan Party or any of its Subsidiaries with respect to, or the involuntary termination of, any underfunded Benefit Plan that is described in Section 3(2) of ERISA.

Section 6.08 Compliance with Laws. Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business, except where the failure to comply would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 6.09 Inspection of Property and Books and Records; Quarterly Management Calls.

(a) Each Loan Party shall, and shall cause each of its Subsidiaries to maintain, proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Person. Each Loan Party shall, and shall cause each of its Subsidiaries to, with respect to each owned, leased, or controlled property, during normal business hours and upon reasonable advance notice (unless an Event of Default shall have occurred and be continuing, in which event no notice shall be required and the Administrative Agent shall have access at any and all times during the continuance thereof): (a) provide access to such property to the Administrative Agent and any of its Related Parties, as frequently as the Administrative Agent reasonably determines to be appropriate; and (b) permit the Administrative Agent and any of its Related Parties to conduct field examinations (including any Field Survey and Audit), audit, inspect and make extracts and copies (or take originals if reasonably necessary) from all of such Loan Party’s books and records, and evaluate and make physical verifications of the Inventory and other Collateral in any manner and through any medium that the Administrative Agent reasonably considers advisable, in each instance, at the Loan Parties’ expense; provided, that excluding any such visits and inspections during the continuation of an Event of Default, (x) only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.09(a), and the Administrative Agent shall not exercise such rights more often than two times during any calendar year and (y) other than pursuant to Section 6.19, inventory appraisals may only be performed during an Inspection Trigger Period; provided, further, that when (A) a Default or Event of Default exists, the Administrative Agent or any Lender may do any of the foregoing at the expense of the Borrowers at any time and (B) during an Inspection Trigger Period, the Administrative Agent may do any of the foregoing at the expense of the Borrowers up to one additional time during such calendar year.

(b) Promptly after the time of delivery of financial statements with respect to the preceding Fiscal Quarter pursuant to Section 6.01(a) or Section 6.01(b), as applicable, (and in no event more than ten days after the time such financial statements are required to be delivered pursuant to Section 6.01(a) or Section 6.01(b), as applicable), the Parent Borrower shall, and shall cause its Responsible Officers to, conduct a conference call with the Administrative Agent and the Lenders to discuss such financial statements.

Section 6.10 Use of Proceeds. The Borrowers shall use the proceeds of the Loans solely as follows: (a) ~~first, to refinance on the Closing Date Prior Indebtedness and then to pay on the Closing Date a portion of the purchase price for the Acquired Business, (b)~~on the Second Amendment Effective Date, to repay a portion of the Term Loans, (b) on the Second Amendment Effective Date, to pay costs and expenses of the Related Transactions and costs and expenses required to be paid pursuant to ~~Article IV~~Sections 2.09 and 10.04, and (c) after the ~~Closing~~Second Amendment Effective Date, for capital expenditures and other general corporate purposes not in contravention of any Requirement of Law and not in violation of this Agreement or the other Loan Documents.

Section 6.11 Collection of Accounts; Management of Collateral.

(a) ~~Within 90 days~~As of the ~~Closing~~Second Amendment Effective Date (or such later date, subject to Section 6.15), the Loan Parties shall have established and thereafter shall maintain cash management services and Cash Management Accounts of a type and on terms reasonably satisfactory to the Collateral Agent, which Cash Management Accounts are in each case subject to a Deposit Account Control Agreement or Securities Account Control Agreement (i) in favor of the Collateral Agent and (ii) which provides that all amounts on deposit in each such Cash Management Account be automatically transferred each Business Day during a Cash Dominion Period (as defined below) to at least one Cash Management Account (as designated by the Collateral Agent) at the Administrative Agent or a Cash Management Bank designated by the

Collateral Agent, to be used as a collections account (such account, together with any other collections accounts (including any “lockbox accounts”) established by the Loan Parties with the Administrative Agent or Cash Management Bank so designated, the “Cash Management Collections Accounts”).

(b) If (i) a Default or Event of Default has occurred and is continuing or (ii) Availability is less than 17.5% of the Revolving Facility Commitment for five consecutive Business Days (each a “Cash Management Triggering Event”) and until such Cash Management Triggering Event no longer exists for a 30 consecutive calendar day period (such period, a “Cash Dominion Period”), then (A) the Loan Parties shall deposit or cause to be deposited promptly, and in any event no later than the next Business Day after the occurrence of a Cash Management Triggering Event, all proceeds in respect of any Collateral, all collections of a nature susceptible to a deposit in a bank account and all other amounts received by any Loan Party (including payments made by Account Debtors directly to any Loan Party and remittances on credit card sales) into the Cash Management Collections Accounts, and (B) subject to the conditions set forth in a Cash Management Agreement with respect to a Cash Management Account, pursuant to each applicable Deposit Account Control Agreement or Securities Account Control Agreement (or otherwise at the instruction of the Collateral Agent) all amounts on deposit in the Cash Management Accounts each Business Day to the Cash Management Collections Accounts. At all times prior to and after a Cash Dominion Period, the Loan Parties shall have full dominion and control over the Cash Management Accounts, and the Collateral Agent agrees not to deliver a control notice or take any other action to control the Cash Managements Accounts unless and until a Cash Management Triggering Event has occurred and is continuing. The Collateral Agent further agrees that upon the termination of a Cash Dominion Period, the Collateral Agent shall provide notice to the banks with Cash Management Accounts and take all other commercially reasonable actions necessary to revert control of such Cash Managements Accounts to the Loan Parties.

(c) Except as otherwise provided for in Section 8.03, all amounts received or deposited into the Cash Management Collections Accounts during a Cash Dominion Period (whether under this Section 6.11 or otherwise) shall be applied to the payment of the outstanding principal balance of the Loans and the L/C Obligations (or, to the extent such L/C Obligations are contingent, to provide Cash Collateral in respect of such L/C Obligations).

(d) The Loan Parties shall not maintain cash, Cash Equivalents or other amounts in either (i) any Deposit Account, unless the Collateral Agent shall have received a Deposit Account Control Agreement in respect of such Deposit Account (other than Excluded Accounts) or (ii) any securities account, unless the Collateral Agent shall have received a Securities Account Control Agreement in respect of such securities account (other than Excluded Accounts).

(e) Each Loan Party shall close any of its Cash Management Accounts maintained with a bank or depositary institution promptly and in any event within forty-five days (or such longer period as the Collateral Agent is willing, in its sole discretion, to accommodate from time to time) of notice from the Collateral Agent that the creditworthiness of such bank or depositary institution is no longer acceptable in the Collateral Agent’s Credit Judgment, or that the operating performance, funds transfer, or availability procedures or performance of such bank or depositary institution with respect to Cash Management Accounts or the Collateral Agent’s liability under any Cash Management Agreement with such bank or depositary institution is no longer acceptable in the Collateral Agent’s Credit Judgment.

(f) The Cash Management Accounts with Cash Management Banks shall be cash collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Finance Obligations, and in which the Loan Parties are hereby deemed to have granted a Lien to the Collateral Agent for the benefit of the Secured Parties. All checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness received during a Cash Dominion Period directly by any Loan Party from any of its Account Debtors, as proceeds from Accounts of such Loan Party or as proceeds of any other Collateral shall be held by such Loan Party in trust for the Secured Parties and if of a nature susceptible to a deposit in a bank account, upon receipt be deposited by such Loan Party in original form and no later than the next Business Day after receipt thereof into a Cash Management Account in accordance with Section 6.11(b). Each Loan Party shall not commingle such collections with the proceeds of any Property not included in the Collateral. No checks, drafts or other instrument received by the Administrative Agent shall constitute final payment to the Administrative Agent unless and until such instruments have actually been collected.

(g) The Loan Parties shall take all reasonable steps to enforce, collect and receive all amounts owing on the Accounts of the Loan Parties or any of their Subsidiaries. After the occurrence and during the continuance of a Default or Event of Default, the Collateral Agent may send a notice of assignment and/or notice of the Secured Parties’ security interest to any and all Account Debtors or third parties holding or otherwise concerned with any of the Collateral, and thereafter the Collateral Agent or its designee shall have the sole right to collect the Accounts and/or take possession of the Collateral and the books and records relating thereto.

(h) Each Loan Party hereby appoints each Agent or its designee on behalf of such Agent as the Loan Parties’ attorney-in-fact with power to endorse any Loan Party’s name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Accounts, to sign any Loan Party’s name on any invoice or bill of lading relating to any of the Accounts, drafts against Account Debtors with respect to Accounts, assignments of Accounts, verification of Accounts of any Account Debtor with an outstanding balance of Accounts owing to the Loan Parties in excess of $1,000,000 and notices to such Account Debtors with respect to Accounts. All acts of said attorney or designee are hereby ratified and approved, and such attorney or designee shall not be liable for any acts of omission or commission (other than acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction), or for any error of judgment or mistake of fact or law; this power being coupled with an interest is irrevocable until the date on which all Finance Obligations are paid in full and all of the Loan Documents are terminated. Each Agent agrees not to deliver any such notice or take any such actions unless and until a Cash Management Triggering Event has occurred and is continuing.

(i) Nothing herein contained shall be construed to constitute any Agent as agent of any Loan Party for any purpose whatsoever, and the Agents shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (other than from acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction). The Agents shall not, under any circumstance or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts or any instrument received in payment thereof or for any damage resulting therefrom (other than acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction). The Agents, by anything herein or in any assignment or otherwise, do not assume any of the obligations under any contract or agreement assigned to any Agent and shall not be responsible in any way for the performance by any Loan Party of any of the terms and conditions thereof.

(j) If any Account includes a charge for any tax payable to any Governmental Authority, each Agent is hereby authorized (but in no event obligated) in its discretion to pay the amount thereof to the proper taxing authority for the Loan Parties’ account and to charge the Loan Parties therefor. The Loan Parties shall notify the Agents if any Account includes any taxes due to any such Governmental Authority and, in the absence of such notice, the Agents shall have the right to retain the full proceeds of such Account and shall not be liable for any taxes that may be due by reason of the sale and delivery creating such Account.

Notwithstanding any other terms set forth in the Loan Documents, the rights and remedies of the Agents and the Lenders herein provided, and the obligations of the Loan Parties set forth herein, are cumulative of, may be exercised singly or concurrently with, and are not exclusive of, any other rights, remedies or obligations set forth in any other Loan Document or as provided by law

Section 6.12 Landlord Agreements. Each Loan Party shall use commercially reasonable efforts to obtain a Collateral Access Agreement, from the lessor of each leased property, bailee in possession of any Collateral or mortgagee of any owned property with respect to each location where any Collateral having a value in excess of $500,000 is stored or located, which agreement shall be reasonably satisfactory in form and substance to Agent.

Section 6.13 Further Assurances. Each Loan Party shall ensure that all written information, exhibits and reports furnished to the Administrative Agent or the Lenders do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not materially misleading in light of the circumstances in which made, and will promptly disclose to the Administrative Agent and the Lenders and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof.

(a) Promptly upon request by any Agent, the Loan Parties shall (and, subject to the limitations set forth herein and in the Collateral Documents and the ABL/Term Intercreditor Agreement, shall cause each of their Subsidiaries to) take such additional actions and execute such documents as such Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the Properties, rights or interests covered by any of the Collateral Documents, (iii) subject to customary “Certain Funds Provisions” with respect to perfection of Liens on assets acquired in a Permitted Acquisition or other Investment permitted hereunder, to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document. Without limiting the generality of the foregoing and except as otherwise approved in writing by Required Lenders, the Loan Parties shall cause each of their Domestic Subsidiaries (other than Excluded Subsidiaries), promptly after formation or acquisition thereof, to execute and deliver to the Collateral Agent the Accession Agreement pursuant to which such Subsidiary shall guaranty the Finance Obligations and grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in, subject to the limitations set forth herein and in the Collateral Documents (including the Intercreditor Agreements), all of such Subsidiary’s Property to secure such guaranty. Furthermore and except as otherwise approved in writing by Required Lenders, each Loan Party shall pledge, and shall cause each of its Domestic Subsidiaries (other than Excluded Subsidiaries) to pledge, (i) all of the Stock and Stock Equivalents of each of its Domestic Subsidiaries (other than Excluded Subsidiaries) and (ii) sixty-five percent (65%) of the outstanding voting Stock and Stock Equivalents and one hundred percent (100%) of outstanding non-voting Stock and Stock Equivalents of each Foreign Subsidiary directly owned by a Loan Party and each Excluded Domestic Holdco directly owned by a Loan Party, in each instance, to the Term Administrative Agent, for the benefit of the Secured Parties (subject to the ABL/Term Intercreditor Agreement), to secure the Finance Obligations, promptly after formation or acquisition of such Subsidiary. For the avoidance of doubt, notwithstanding anything herein or in the Collateral Documents to the contrary, (i) no Foreign Subsidiary or Excluded Subsidiary will guaranty the Finance Obligations or grant a Lien on any of its assets to secure payment of the Finance Obligations and (ii) no more than sixty-five percent (65%) of the outstanding voting Stock and Stock Equivalents of any Foreign Subsidiary directly owned by a Loan Party or any Excluded Domestic Holdco directly owned by a Loan Party will be pledged to secure the Finance Obligations. The Loan Parties shall deliver, or cause to be delivered, to the Administrative Agent, appropriate resolutions, secretary certificates, certified Organization Documents and, if requested by the Administrative Agent, legal opinions relating to the matters described in this Section 6.13 (which opinions shall be in form and substance reasonably acceptable to the Administrative Agent and, to the extent applicable, substantially similar to the opinions delivered on the ~~Effective~~Original Closing Date), in each instance with respect to each Loan Party formed or acquired after the ~~Effective~~Original Closing Date. In connection with each pledge of Stock and Stock Equivalents, the Loan Parties shall deliver, or cause to be delivered, to the Term Collateral Agent (subject to the ABL/Term Intercreditor Agreement), irrevocable proxies and stock powers and/or assignments, as applicable, duly executed in blank. In the event any Loan Party acquires any fee interest in Real Estate located in the United States (it being understood and agreed that any Real Estate owned by a Governmental Authority in connection with a tax exempt financing and leased by such Governmental Authority to such Loan Party shall be deemed to be owned in fee by such Loan Party) having a fair value exceeding $2,500,000, simultaneously with (or such later date as may be agreed by the Collateral Agent in its sole discretion) such acquisition, such Person shall execute and/or deliver, or cause to be executed and/or delivered, to the Collateral Agent, (w) a fully executed Mortgage, in form and substance reasonably satisfactory to the Collateral Agent together with an A.L.T.A. lender’s title insurance policy (any such policy, a “Mortgage Policy”) issued by a title insurer reasonably satisfactory to the Collateral Agent, in form and substance and in an amount reasonably satisfactory to the Collateral Agent insuring that the Mortgage is a valid and enforceable first priority Lien on the respective property, free and clear of all defects, encumbrances and Liens other than Permitted Liens and any title exceptions referred to in the title insurance ~~polices~~policies reasonably acceptable to the Collateral Agent, and (x) then current A.L.T.A. surveys, certified to the Collateral Agent by a licensed surveyor sufficient to allow the issuer of the lender’s title insurance policy to issue such policy without a survey exception. In the event any Loan Party acquires any Real Estate located in the United States having a fair value exceeding $2,500,000, at the Collateral Agent’s request, the Loan Parties shall cause to be delivered to the Administrative Agent, within 90 days after such acquisition, an environmental site assessment prepared by a qualified firm reasonably acceptable to the Collateral Agent, in form and substance reasonably satisfactory to the Administrative Agent. In addition to the obligations set forth in Section 6.06(a), within 90 days after written notice from the Administrative Agent to the Loan Parties that any Real Estate is located in a Special Flood Hazard Area, the Loan Parties shall satisfy the Flood Insurance requirements of Section 6.06(a). For the avoidance of doubt, the provisions of this paragraph shall be subject to the terms of the Intercreditor Agreements.

(b) Notwithstanding anything herein or in the Collateral Documents to the contrary, on the ~~Effective~~Original Closing Date, Conn-Selmer shall pledge all of the Stock and Stock Equivalents of Steinway and Sons to the Collateral Agent, for the benefit of the Secured Parties, to secure the Finance Obligations.

(c) The Parent Borrower shall, promptly following receipt of the acknowledgment copy of any financing statements filed under the UCC in any jurisdiction by or on behalf of the Secured Parties, deliver to the Administrative Agent completed requests for information listing such financing statement and all other effective financing statements filed in such jurisdiction that name any Loan Party as debtor, together with copies of such other financing statements.

Section 6.14 Environmental Matters. Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with, and maintain its Real Estate, whether owned, leased, subleased or otherwise operated or occupied, in compliance with, all applicable Environmental Laws (including by implementing any Remedial Action necessary to achieve such compliance) or that is required by orders and directives of any Governmental Authority, except in each case where the failure to comply would not reasonably be expected to, individually or in the aggregate, result in a Material Environmental Liability. Without limiting the foregoing, if an Event of Default is continuing or if the Administrative Agent at any time has a reasonable basis to believe that there exist material violations of Environmental Laws by any Loan Party or any Subsidiary of any Loan Party or that there exist any material Environmental Liabilities, then each Loan Party shall, promptly upon receipt of request from the Administrative Agent, cause the performance of, and allow the Administrative Agent and its Related Parties access to such Real Estate for the purpose of conducting, such environmental audits and assessments, including subsurface sampling of soil and groundwater, and cause the preparation of such reports, in each case as the Administrative Agent may from time to time reasonably request. Such audits, assessments and reports, to the extent not conducted by the Administrative Agent or any of its Related Parties, shall be conducted and prepared by reputable environmental consulting firms reasonably acceptable to the Administrative Agent and shall be in form and substance reasonably acceptable to the Administrative Agent.

Section 6.15 Post-Closing Obligations. The Parent Borrower will, as promptly as practicable, and in any event within the time periods after the Second Amendment Effective Date specified in Schedule 6.15 (or such later date as may be agreed by the Collateral Agent in its sole discretion), deliver the documents or take the actions specified on Schedule 6.15, in each case except to the extent otherwise agreed to by the Required Lenders. In the event of any conflict between the terms set forth on Schedule 6.15 and the terms of any of Article V, VI or VII, the terms set forth on Schedule 6.15 shall control.

Section 6.16 Material Contracts. Each Loan Party shall, and shall cause each of its Subsidiaries to, perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so.

Section 6.17 Designation as Senior Debt. All ABL Credit Obligations shall be “Designated Senior Indebtedness” or similar term for purposes of and as defined in any documentation with respect to any Subordinated Indebtedness.

Section 6.18 Change in Collateral; Collateral Records; Account Documentation.

(a) The Parent Borrower shall advise the Collateral Agent promptly, in sufficient detail, of any location not identified in the reports delivered to the Agents pursuant to Section 6.02(i) at which Collateral with a fair market value in excess of $500,000 is located and of any material adverse change relating to the type, quantity or quality of the Collateral or the Lien granted thereon, and execute and deliver, and cause each of its Subsidiaries to execute and deliver, to the Collateral Agent for the benefit of the Agents and the Lenders from time to time, solely for the Collateral Agent’s convenience in maintaining a record of Collateral, such written statements and schedules as the Collateral Agent may reasonably require, designating, identifying or describing the Collateral.

(b) The Loan Parties will at such intervals as the Agents may reasonably require during a Cash Dominion Period, execute and deliver confirmatory written assignments of the Accounts to the Agents and furnish such further schedules and/or information as any Agent may require relating to the Accounts, including, without limitation, sales invoices or the equivalent, credit memos issued, remittance advices, reports and copies of deposit slips and copies of original shipping or delivery receipts for all merchandise sold. The items to be provided under this Section 6.18(b) are to be in form reasonably satisfactory to the Collateral Agent and are to be executed and delivered to the Collateral Agent from time to time solely for their convenience in maintaining records of the Collateral. If the Loan Parties become aware of anything materially detrimental to the credit (that is not otherwise public information) of any Account Debtor with an aggregate outstanding balance of Accounts owing to the Borrowers in excess of $1,000,000, the Parent Borrower shall promptly advise the Agents thereof.

Section 6.19 Mortgage Amendments~~Section 6.19 First Amendment Appraisal~~. The Parent Borrower will, as promptly as reasonably practicable, and in any event within ~~9~~150 days after the ~~First~~Second Amendment Effective Date (or such later date as may be agreed by the ~~Required Lenders in their~~Administrative Agent in its sole discretion), cause ~~an appraisal to be completed over all Inventory. The Borrowers shall be obligated, jointly and severally, to reimburse the Administrative Agent for this appraisal to be conducted in connection with the First Amendment and such appraisal shall not be counted against the limitation on appraisals set forth in Section 2.09(d).~~each Loan Parties to deliver the following with respect to the Mortgages existing as of the Second Amendment Effective Date, in each case in form and substance reasonably acceptable to the Administrative Agent:

(a) an amendment to each Mortgage (each, a “Mortgage Amendment”) to reflect the matters set forth herein, duly executed and acknowledged by the applicable Loan Party, and in form for recording in the recording office where such Mortgage was recorded, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof under applicable law; provided that such Mortgage Amendment shall not be required if the Administrative Agent shall have received, within such 150 day period, written confirmation from local counsel (in form satisfactory to the Administrative Agent) that such Mortgage continues to be in full force and effect as enforceable Liens securing the Finance Obligations of the applicable Loan Party, as amended, and having priority as of the date of recordation of the original mortgage, without the necessity of any Mortgage Amendment;

(b) a favorable opinion addressed to the Administrative Agent and the Secured Parties covering, among other things, the enforceability of the applicable Mortgage as amended by the Mortgage Amendment (such opinion may, without limitation, take assumptions for any matters addressed in the local counsel opinion originally delivered in connection with such Mortgage), or if any Mortgage Amendment is not required pursuant to Section 6.19(a) above, written confirmation from local counsel as described in Section 6.19(a);

(c) with respect to any Mortgage Amendment required hereunder, a date-down endorsement to the existing title policy, which shall be in form and substance reasonably satisfactory to the Administrative Agent and reasonably assure the Administrative Agent as of the date of such endorsement that the real property subject to the Lien of such Mortgage is free and clear of all defects and encumbrances except those Liens permitted under such Mortgage;

(d) with respect to any Mortgage Amendment required hereunder, evidence of payment of all search charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgage Amendment referred to above; and

(e) with respect to any Mortgage Amendment required hereunder, such affidavits, certificates, information and instruments of indemnification as shall be required to induce the title insurance company to issue the endorsement to the title policy contemplated in this Section 6.19 and evidence of payment of all applicable title insurance premiums required for the issuance of the endorsement to the title policy contemplated in this Section 6.19.

ARTICLE VII

NEGATIVE COVENANTS

So long as any Lender shall have any Revolving Facility Commitment hereunder, any Loan or other ABL Credit Obligation hereunder shall remain unpaid or unsatisfied (other than unasserted contingent indemnification obligations not due and payable), and until all Letters of Credit have been canceled or have expired (or shall have been Cash Collateralized or backstopped on terms reasonably satisfactory to the Administrative Agent) and all amounts drawn or paid thereunder have been reimbursed in full, each Loan Party and each of their respective Subsidiaries covenants and agrees that:

Section 7.01 Limitation on Liens. No Loan Party shall, and no Loan Party shall suffer or permit any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its Property, whether now owned or hereafter acquired, other than the following (“Permitted Liens”):

(a) any Lien existing on the Property of a Loan Party or a Subsidiary of a Loan Party on the Second Amendment Effective Date and set forth in Schedule 7.01 securing Indebtedness outstanding on such date and permitted by Section 7.05(c), including replacement Liens on the Property currently subject to such Liens securing Indebtedness permitted by Section 7.05(c);

(b) any Lien created under any Loan Document;

(c) Liens for Taxes (i) which are not delinquent for more than 30 days, or (ii) the non-payment of which is permitted by Section 6.07;

(d) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other similar Liens arising in the Ordinary Course of Business which are not delinquent for more than 90 days or remain payable without penalty or which are being contested in good faith and by appropriate proceedings diligently prosecuted, which proceedings have the effect of preventing the forfeiture or sale of the Property subject thereto and for which adequate reserves in accordance with GAAP are being maintained;

(e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance and other social security legislation or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeals bonds, bids, leases, governmental contract, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or to secure liability to insurance carriers;

(f) Liens consisting of judgment or judicial attachment liens with respect to judgments the existence of which do not constitute and Event of Default;

(g) any title exceptions referred to in the title insurance policies purchased by any Loan Party in connection with the purchase of Property pursuant to the Merger Agreement, and easements, rights-of-way, zoning and other restrictions, encroachments, minor defects or other irregularities in title, and other similar encumbrances incurred in the Ordinary Course of Business which, either individually or in the aggregate, do not materially detract from the value of the Property subject thereto or interfere in any material respect with the ordinary conduct of the businesses of any Loan Party or any Subsidiary of any Loan Party;

(h) Liens on any Property acquired or held by any Loan Party or any Subsidiary of any Loan Party securing Indebtedness incurred or assumed for the purpose of financing (or refinancing) all or any part of the cost of acquiring such Property and permitted under Section 7.05(d); provided that (i) any such Lien attaches to such Property concurrently with or within 30 days after the acquisition thereof, (ii) such Lien attaches solely to the Property so acquired in such transaction and any accession thereto and proceeds thereof, and (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such Property;

(i) Liens securing Capital Lease Obligations permitted under Section 7.05(d);

(j) any interest or title of a lessor or sublessor under any lease permitted by this Agreement and matters affecting the interest or title of a lessor or sublessor to any leased Property;

(k) Liens arising from precautionary UCC financing statements filed under any lease permitted by this Agreement;

(l) licenses, sublicenses, leases or subleases granted to third parties in the Ordinary Course of Business not interfering in any material respect with the business of the Loan Parties or any of their Subsidiaries;

(m) Liens in favor of collecting banks arising by operation of law under Section 4-210 of the UCC or, with respect to collecting banks located in the State of New York, under Section 4-208 of the UCC;

(n) Liens (including the right of set-off) in favor of a bank or other depository institution arising as a matter of law encumbering deposits;

(o) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Parent Borrower or any of its Subsidiaries in the Ordinary Course of Business;

(p) Liens arising by operation of law or contract on insurance policies and proceeds thereof to secure premiums payable thereunder;

(q) Liens in favor of customs and revenue authorities arising as a matter of law which secure payment of customs duties in connection with the importation of goods in the Ordinary Course of Business;

(r) other Liens not described above on assets not constituting Collateral that secure obligations other than Indebtedness, provided that the aggregate outstanding amount of the obligations secured thereby does not exceed $2,500,000 in the aggregate at any one time;

(s) Liens on assets of a Subsidiary acquired in connection with a Permitted Acquisition so long as such Liens were not incurred in anticipation of such Permitted Acquisition and are either Permitted Liens hereunder or encumber assets of such Subsidiary (other than the Stock, Accounts or Inventory of such Subsidiary) with a value not in excess of $5,000,000;

(t) ground leases in respect of real property on which facilities owned or leased by any Loan Party or any of its Subsidiaries are located;

(u) subject to the terms of the Intercreditor Agreements, Liens securing Indebtedness permitted under Section 7.05(g) and any Permitted Refinancing thereof;

(v) Liens on assets of Foreign Subsidiaries (including Steinway and Sons, but only for so long as it is not a Loan Party hereunder) to secure Indebtedness permitted by Section 7.05~~(j)~~; and

(w) the right, title and interest of NYCIDA to the property located at 19th and Steinway Place pursuant to (i) the Guaranty Agreement, dated as of June 1, 1999 from Steinway to the NYCIDA, (ii) the PILOT Escrow Agreement, dated as of June 1, 1999, by and among Steinway, the NYCIDA and the United States Trust Company and (iii) the Lease Agreement, dated as of June 1, 1999 between Steinway and the NYCIDA.

Section 7.02 Disposition of Assets. No Loan Party shall, and no Loan Party shall suffer or permit any of its Subsidiaries to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any Property (including the Stock of any Subsidiary of any Loan Party, whether in a public or a private offering or otherwise, and accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing (except subject to compliance with, or termination of, this Agreement), except:

(a) dispositions of inventory, or used, worn-out or surplus equipment or defaulted receivables for collection, all in the Ordinary Course of Business;

(b) dispositions not otherwise permitted hereunder which are made for fair market value (excluding Accounts, Inventory and notes receivable); provided, that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, (ii) not less than 75% of the aggregate sales price from such disposition shall be paid in cash, (iii) such dispositions are made for fair market value, (iv) the requirements of Section 2.05(b)(ii), to the extent applicable, are complied with in connection therewith, provided that, all Net Cash Proceeds received from dispositions in any Fiscal Year under this clause (b) in an aggregate amount in excess of $7,500,000 per annum shall be paid in accordance with Section 2.03(b) of the Term Credit Agreement ~~or, if applicable, Second Lien Credit Agreement~~, and (v) after giving effect to such disposition, the Loan Parties are in compliance on a pro forma basis with the covenant set forth in Section 7.19, recomputed for the most recent Fiscal Quarter for which financial statements have been delivered;

(c) dispositions of Cash Equivalents;

(d) licenses, sublicenses, leases or subleases granted to third parties in the Ordinary Course of Business not interfering with the business of the Loan Parties or any of their Subsidiaries;

(e) dispositions constituting an Investment or Restricted Payment permitted under this Agreement;

(f) dispositions in connection with an Event of Loss; provided that the requirements of Section 2.05(b) and Section 2.03(b) of the Term Credit Agreement are complied with in connection therewith;

(g) dispositions of the assets of any Non-Material Subsidiary;

(h) sale-leasebacks of real estate, machinery and equipment with a value not to exceed $10,000,000 in the aggregate;

(i) termination of a lease that is not reasonably likely to result in a Material Adverse Effect and does not result from a default by a Loan Party; and

(j) any disposition described in the Structure Memorandum.

Section 7.03 Consolidations and Mergers. No Loan Party shall, and no Loan Party shall suffer or permit any of its Subsidiaries to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except upon not less than five Business Days’ prior written notice to the Administrative Agent, (a) any Subsidiary of the Parent Borrower may be transferred or conveyed to, merge with, or dissolve or liquidate into, the Parent Borrower or any other Loan Party, provided that the Parent Borrower or such other Loan Party shall be the continuing or surviving entity and all actions required to maintain perfected Liens on the Stock of the surviving entity and other Collateral in favor of the Administrative Agent shall have been completed and (b) any Foreign Subsidiary or Excluded Subsidiary may be transferred or conveyed to, merge with or dissolve or liquidate into another Foreign Subsidiary or Excluded Subsidiary.

Section 7.04 Acquisitions; Loans and Investments. No Loan Party shall and no Loan Party shall suffer or permit any of its Subsidiaries to (i) purchase or acquire, or make any commitment to purchase or acquire (except subject to compliance with, or termination of, this Agreement), any Stock or Stock Equivalents, or any obligations or other securities of, or any interest in, any Person, including the establishment or creation of a Subsidiary, (ii) make or commit to make (except subject to compliance with, or termination of, this Agreement) any Acquisitions, or any other acquisition of all or substantially all of the assets of another Person, or of any business or division of any Person, including without limitation, by way of merger, consolidation or other combination, or (iii) make or purchase or commit to make or purchase (except subject to compliance with, or termination of, this Agreement), any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Parent Borrower or any Subsidiary of the Parent Borrower but excluding any trade payables arising in the Ordinary Course of Business among the Parent Borrower and its Subsidiaries (the items described in clauses (i), (ii) and (iii) are referred to as “Investments”), except for:

(a) Investments in cash and Cash Equivalents;

(b) x) Investments consisting of (i) capital contributions by Holdings in then existing Loan Parties, (ii) extensions of credit or capital contributions by any Subsidiary of Holdings to or in (or Guarantees by such Subsidiary of Holdings of Indebtedness permitted to be incurred hereunder of) any other then existing Loan Party (other than Holdings), (iii) extensions of credit or capital contributions by the Parent Borrower or any other Loan Party (other than Holdings) to or in (or Guarantees by the Borrower or such Loan Party (other than Holdings) of Indebtedness permitted to be incurred hereunder of) any then existing Subsidiary of the Parent Borrower that is not a Loan Party not to exceed $15,000,000 in the aggregate at any time outstanding for all such extensions of credit and capital contributions in the aggregate plus any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received by the Parent Borrower or any other Loan Party in cash; provided, that (A) if any Loan Party executes and delivers to any other Loan Party a note (collectively, the “Intercompany Notes”) to evidence any debt Investments described in the foregoing clauses (i), (ii) and (iii), that Intercompany Note shall be pledged and delivered to the Term Administrative Agent pursuant to the Pledge and Security Agreement (subject to the Term/ABL Intercreditor Agreement) as additional collateral security for the Finance Obligations; (B) the applicable Loan Party shall accurately record all intercompany transactions on its books and records; and (C) at the time any such intercompany loan or advance is made by any Loan Party to any other Loan Party and after giving effect thereto, each such Loan Party shall be Solvent; (iv) extensions of credit by any Subsidiary of the Parent Borrower that is not a Loan Party to any then existing Loan Party; provided that any such indebtedness shall be subordinated to the Finance Obligations in a manner satisfactory to the Administrative Agent, and (v) extensions of credit or capital contributions by any Subsidiary of the Parent Borrower that is not a Loan Party or (y) other Investments described in the Structure Memorandum;

(c) loans and advances to employees of Loan Parties in the Ordinary Course of Business for moving, entertainment and travel expenses, drawing accounts and similar expenditures in an amount not to exceed $3,000,000 in the aggregate at any time outstanding;

(d) Investments received as the non-cash portion of consideration received in connection with transactions permitted pursuant to Section 7.02(b);

(e) Investments acquired in connection with the settlement of delinquent Accounts in the Ordinary Course of Business or in connection with the bankruptcy or reorganization of suppliers or customers;

(f) Investments consisting of loans made by Holdings to officers, directors and employees which are used by such Persons to purchase simultaneously Stock (including phantom stock) or Stock Equivalents of Holdings in an amount not to exceed $10,000,000 in the aggregate at any time outstanding;

(g) Investments existing on the Second Amendment Effective Date and set forth on Schedule 7.04;

(h) Permitted Acquisitions;

(i) Steinway Dealer Loans in an aggregate amount not to exceed $5,000,000 at any one time outstanding;

(j) Dealer Notes;

(k) other Investments in the aggregate at any time outstanding not to exceed the sum of $10,000,000 (in the case of this clause (k), other than for the purposes described in Sections 7.04(i) and 7.04(j)) plus any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received by the Parent Borrower or any Subsidiary in cash in respect of any Investments made pursuant to this Section 7.04(k)(i);

(l) other Investments so long as either (i) the Permitted Transaction Conditions are satisfied at the time of such Investment or (ii) the aggregate amount of all such Investments made in reliance on this clause (l) shall not exceed the sum of (x) $10,000,000 and (y) the cumulative amount of Net Issuance Proceeds of all Qualifying Equity Issuances (other than any Specified Equity Contribution) made after the ~~Closing~~Second Amendment Effective Date and Not Otherwise Applied;

(m) intercompany loans between Subsidiaries that are not Loan Parties;

(n) Guarantees by Subsidiaries that are not Loan Parties permitted by Section 7.05(b);

(o) Guarantees by the Borrower or any Subsidiary of operating leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by the Borrower or any Subsidiary in the ordinary course of business;

(p) Guarantees permitted under Section 7.05 (except to the extent such Guarantee is expressly subject to this Section 7.04); and

(q) ~~(m)~~ purchase or acquisition of inventory of Steinway dealers in the Ordinary Course of Business.

Section 7.05 Limitation on Indebtedness. No Loan Party shall, and no Loan Party shall suffer or permit any of its Subsidiaries to, create, incur, assume, permit to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

(a) Indebtedness incurred pursuant to this Agreement;

(b) ~~Indebtedness consisting of Contingent Obligations described in clause (i) of the definition thereof and permitted pursuant to Section 7.09;~~Guarantees (i) by any Loan Party of any Indebtedness of the Borrowers or any other Loan Party permitted to be incurred under this Agreement, (ii) by the Borrowers or any other Loan Party of Indebtedness otherwise permitted hereunder of any Subsidiary that is not a Loan Party to the extent such Guarantees are permitted by Section 7.04 (other than Section 7.04(p)), (iii) by any Subsidiary that is not a Loan Party of Indebtedness of another Subsidiary that is not a Loan Party, and (iv) by the Borrowers of Indebtedness of Subsidiaries that are not Loan Parties incurred for working capital purposes in the

Ordinary Course of Business on ordinary business terms so long as such Indebtedness is permitted to be incurred under Sections 7.05(i) or (l) to the extent such Guarantees are permitted by Section 7.04 (other than Section 7.04(p)): provided, that Guarantees by the Borrowers or any other Loan Party under this Section 7.05(b) of any other Indebtedness of a person that is subordinated to other Indebtedness of such person (I) shall be expressly subordinated to the Finance Obligations under this Agreement to at least the same extent as such underlying Indebtedness is subordinated and (II) shall not be guaranteed by any Subsidiary (other than a Borrower) unless such Subsidiary has also provided a Guarantee of the Finance Obligations pursuant to the Guaranty;

(c) Indebtedness existing on the Second Amendment Effective Date and set forth in Schedule 7.05 including Permitted Refinancings thereof;

(d) i) Indebtedness not to exceed $5,000,000 in the aggregate at any time outstanding, consisting of Capital Lease Obligations or secured by Liens permitted by Section 7.01(h) and Permitted Refinancings thereof and (ii) additional Capital Lease Obligations as a result of the sale and leasebacks permitted pursuant to Section 7.02(h);

(e) Indebtedness consisting of the financing of insurance premiums in the Ordinary Course of Business;

(f) unsecured intercompany Indebtedness permitted pursuant to Section 7.04(b) or otherwise described in the Structure Memorandum;

(g) subject to the Intercreditor Agreements, (i) Indebtedness under ~~(i)~~ the Term Credit Agreement; provided, that such Indebtedness shall not exceed the Senior Term Debt Cap (as defined in the ABL/Term Intercreditor Agreement) and (ii) the Second Lien ~~Credit Agreement~~Indebtedness; provided, that such Indebtedness shall not exceed the Junior Term Debt Cap (as defined in the ABL/Term Intercreditor Agreement), in each case, including Permitted Refinancings thereof;

(h) other unsecured subordinated debt issued after the Second Amendment Effective Date by Holdings to former employees for the repurchase of their Holdings Stock so long as such debt is subject to a subordination agreement in favor of the Administrative Agent and which permit no payments of any kind other than those permitted by Section 7.11(b) until the Finance Obligations are paid in full and all Commitments are terminated and contain such other terms and conditions as shall be reasonably satisfactory to the Administrative Agent;

(i) other unsecured Indebtedness not exceeding in the aggregate at any time outstanding $15,000,000; provided that such unsecured Indebtedness (i) shall not have scheduled amortization payments of principal or be subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (except for customary asset sale or change of control provisions that provide for the prior repayment in full of the Loans, the satisfaction of all Letters of Credit (either Cash Collateralized or backstopped on terms reasonably satisfactory to the Administrative Agent) and all other Finance Obligations), in each case prior to the latest Maturity Date at the time such Indebtedness is incurred and (ii) shall not be scheduled to mature or mature prior to the date that is one hundred and eighty (180) days after the latest Maturity Date at the time such Indebtedness is incurred;

(j) Indebtedness incurred by Foreign Subsidiaries (including Steinway and Sons, but only for so long as it is not a Loan Party hereunder) in an aggregate principal amount not to exceed $20,000,000 at any time outstanding; ~~and~~

(k) Indebtedness that is in existence when a Person becomes a Subsidiary or that is secured by an asset when acquired by Holdings or a Subsidiary thereof, as long as such Indebtedness was not incurred in contemplation of such Person becoming a Subsidiary or such acquisition, and does not exceed $5,000,000 in the aggregate at any time;

(l) Indebtedness incurred by Foreign Subsidiaries (including Steinway and Sons, but only for so long as it is not a Loan Party hereunder) consisting of lines of credit or ordinary course working capital facilities; and

(m) the Specified German Mortgage Debt.

Section 7.06 Employee Loans and Transactions with Affiliates. No Loan Party shall, and no Loan Party shall suffer or permit any of its Subsidiaries to, enter into any transaction with any Affiliate of the Parent Borrower or of any such Subsidiary, except:

(a) as expressly permitted by this Agreement;

(b) in the Ordinary Course of Business and pursuant to the reasonable requirements of the business of such Loan Party or such Subsidiary upon fair and reasonable terms no less favorable to such Loan Party or such Subsidiary than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of the Parent Borrower or such Subsidiary;

(c) loans and advances to employees of Loan Parties to the extent permitted by Section 7.04(c); and

(d) non-cash loans or advances made by Holdings to employees of Loan Parties that are simultaneously used by such Persons to purchase Stock or Stock Equivalents of Holdings.

All such transactions existing as of the Second Amendment Effective Date are described in Schedule 7.06.

Section 7.07 Management Fees and Compensation. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, pay any management, consulting or similar fees to any Affiliate of any Loan Party or to any officer, director or employee of any Loan Party or any Affiliate of any Loan Party or pay or reimburse Sponsor or any of its Affiliates (other than a Loan Party) for any costs, expenses and similar items except:

(a) Payment of any management, consulting or similar fees to any Loan Party;

(b) payment of reasonable compensation to officers and employees for actual services rendered to the Loan Parties and their Subsidiaries in the Ordinary Course of Business;

(c) payment of directors’ fees and reimbursement of actual out-of-pocket expenses incurred in connection with attending board of director meetings not to exceed in the aggregate, with respect to all such items, $1,500,000 in any fiscal Year of the Parent Borrower; and

(d) reimbursement of reasonable out-of-pocket costs and expenses to Sponsor.

Section 7.08 Use of Proceeds. No Loan Party shall, and no Loan Party shall suffer or permit any of its Subsidiaries to, use any portion of the Loan proceeds, directly or indirectly, to purchase or carry Margin Stock in a manner that would result in a violation of Regulation U of the federal Reserve Board, or repay or otherwise refinance Indebtedness of any Loan Party or others incurred to purchase or carry Margin Stock, or otherwise in any manner which is in contravention of any Requirement of Law or in violation of this Agreement.

Section 7.09 Reserved. ~~Contingent Obligations. No Loan Party shall, and no Loan Party shall suffer or permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Contingent Obligations except in respect of the finance Obligations and except:~~

~~(a) endorsements for collection or deposit in the Ordinary Course of Business;~~

~~(b) Rate Contracts entered into in the Ordinary Course of Business for bona fide hedging purposes and not for speculation with the Administrative Agent’s prior written consent;~~

~~(c) Contingent Obligations of the Loan Parties and their Subsidiaries existing as of the Effective Date and listed in Schedule 7.09, including extension and renewals thereof which do not increase the amount of such Contingent Obligations as of the date of such extension or renewal;~~

~~(d) Contingent Obligations incurred in the Ordinary Course of Business with respect to surety and appeal bonds, performance bonds and other similar obligations;~~

~~(e) Contingent Obligations arising under indemnity agreements to title insurers to cause such title insurers to issue to the Administrative Agent title insurance policies;~~

~~(f) Contingent Obligations arising with respect to customary indemnification obligations in favor of (i) sellers in connection with Acquisitions permitted hereunder and (ii) purchasers in connection with dispositions permitted under Section 7.02(b);~~

~~(g) Reserved;~~

~~(h) Contingent Obligations arising under guarantees made in the Ordinary Course of Business of obligations of any Loan Party (other than Holdings), which obligations are otherwise permitted hereunder: provided that if such obligation is subordinated to the Finance Obligations, such guarantee shall be subordinated to the same extent;~~

~~(i) unsecured Contingent Obligations of Holdings with respect to Indebtedness of Foreign Subsidiaries (including Steinway and Sons, but only for so long as it is not a Loan party hereunder) permitted pursuant to Section 7.05(j) or 7.05(c) in an aggregate amount not to exceed $5,000,000 at any time outstanding;~~

~~(j) other Contingent Obligations not exceeding $4,000,000 in the aggregate at any time outstanding; and~~

~~(k) Contingent Obligations of Parent Borrower or any of its Subsidiary arising under guarantees of the Indebtedness of the Parent Borrower or any of its Subsidiaries permitted pursuant to Sections 7.05 (only to the extent that Parent Borrower or any of its Subsidiary that are guarantors of such Indebtedness would be permitted to incur such Indebtedness as primary obligors pursuant to Section-7.05) and 7.04(b).~~

Section 7.10 Reserved.

Section 7.11 Restricted Payments. No Loan Party shall, and no Loan Party shall suffer or permit any of its Subsidiaries to, (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any Stock or Stock Equivalent, (ii) purchase, redeem or otherwise acquire for value any Stock or Stock Equivalent now or hereafter outstanding or (iii) make any payment or prepayment of principal of, premium, if any, interest, fees, redemption, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, Subordinated Indebtedness or Indebtedness permitted pursuant to Section 7,05(g)(ii) (the items described in clauses (i), (ii) and (iii) above are referred to as “Restricted Payments”); except that any Subsidiary of the Parent Borrower may declare and pay dividends to the Parent Borrower or any Wholly-Owned Subsidiary of the Parent Borrower, and except that:

(a) Holdings may declare and make dividend payments or other distributions payable solely in its Stock or Stock Equivalent; and

(b) the Parent Borrower may make distributions to Holdings which are immediately used by Holdings to redeem from officers, directors and employees whose employment by the Loan Parties has been terminated, Stock and Stock Equivalents (or to repay subordinated notes issued in redemption of such Stock or Stock Equivalents) provided all of the following conditions are satisfied:

(i) no Default or Event of Default has occurred and is continuing or would arise as a result of such Restricted Payment;

(ii) after giving effect to such Restricted Payment, the Loan Parties are in compliance on a pro forma basis with the covenant set forth in Section 7.19, recomputed for the most recent fiscal month for which financial statements have been delivered;

(iii) the aggregate Restricted Payments permitted (x) in any Fiscal Year of the Parent Borrower shall not exceed the sum of $3,000,000 and the aggregate amount of such Restricted Payments permitted (but not made) in prior years pursuant to this clause (iii) under this clause and (y) during the term of this Agreement shall not exceed $15,000,000;

(iv) after giving effect to such Restricted Payment, Availability is not less than the greater of $15,000,000 and 20% of the Revolving Facility Commitment;

(c) in the event the Parent Borrower files a consolidated, combined, unitary or similar type income Tax return with Holdings and/or the direct or indirect parent or parents of Holdings, the Parent Borrower may make distributions to Holdings and/or the direct or indirect parent or parents of Holdings to permit Holdings and/or the direct or indirect parent or parents of Holdings to pay federal and state income Taxes then due and payable, provided, that (i) the amount of such distribution shall not be greater than the amount of such Taxes or expenses that would have been due and payable by the Parent Borrower and its relevant Subsidiaries had the Parent Borrower not filed a consolidated, combined, unitary or similar type return with Holdings and/or the direct or indirect parent or parents of Holdings and (ii) Holdings and/or the direct or indirect parent or parents of Holdings uses such distribution promptly to pay its Taxes;

(d) the Loan Parties may make (i) payments with respect to Indebtedness permitted pursuant to Section 7.05(g)(ii) (A) to the extent not prohibited by the Intercreditor Agreements, (B) in respect of payments of regularly scheduled interest or (C) in respect of Permitted Refinancings thereof permitted pursuant to Section 7.05(g)(ii) and (ii) Restricted Payments in the amount of Waivable Mandatory Prepayments (as defined in the Term Credit Agreement) applied in accordance with ~~clauses (iii) and (iv~~clause (ii) of the last sentence of Section 2.0~~5(e)~~3(e) of the Term Credit Agreement;

(e) the Parent Borrower may make distributions to Holdings to permit Holdings to pay amounts required to maintain its corporate or other legal existence and for other customary overhead expenses; and

(f) the Parent Borrower may make other Restricted Payments so long as either (i) the Permitted Transaction Conditions are satisfied at the time of such Restricted Payment or (ii) the aggregate amount of all such Restricted Payments made in reliance on this clause (f) shall not exceed the cumulative amount of Net Issuance Proceeds of all Qualifying Equity Issuances (other than any Specified Equity Contribution) made after the ~~Closing~~Second Amendment Effective Date and Not Otherwise Applied.

Section 7.12 Change in Business.

(a) No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, engage in any material line of business substantially different from those lines of business carried on by it on the Second Amendment Effective Date.

(b) Holdings shall not (i) incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever other than the Indebtedness and obligations under this Agreement, the other Loan Documents, the Term Loan Documents and the Second Lien ~~Loan~~ Documents and ~~Contingent Obligations~~Indebtedness permitted pursuant to Section  7.0~~9~~5 (~~i~~b ); (ii) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired, leased or licensed by it other than the Liens created under the Collateral Documents, the Term Loan Documents and the Second Lien ~~Loan~~ Documents to which it is a party; (iii) engage in any business or activity or own any assets other than (A) holding shares in the Stock of the Parent

Borrower; (B) performing its obligations and activities related thereto under the Loan Documents and the Related Agreements and the documents, agreements and other instruments entered into in connection therewith; (C) participating in tax, accounting and other administrative activities as the parent of the consolidated group of Holdings, the Parent Borrower and the Parent Borrower’s direct and indirect Subsidiaries, and other activities relating to the maintenance of its legal existence, including paying Taxes; (D) holding any cash or property received in connection with Restricted Payments permitted pursuant to Section 7.11 pending prompt application thereof in accordance with such Section; (E) providing reasonable and customary indemnification to officers and directors; (F) issuing and offering its Stock, and incurring and paying the costs, fees and expenses in connection therewith, except to the extent any such transaction would result in an Event of Default under Section 8.01; (G)(x) incurring and paying fees, costs and expenses related to the transactions permitted by this paragraph (b), (y) paying management fees and transaction fees to the extent permitted pursuant to Section 7.07 and (z) otherwise incurring ordinary overhead costs and expenses (including administrative, legal, account and similar expenses); and (H) other activities incidental to the foregoing; (iv) consolidate with or merge with or into, or convey, transfer, lease or license all or substantially all its assets to, any Person; (v) sell or otherwise dispose of any Stock of the Parent Borrower; (vi) create or acquire any Subsidiary or make or own any Investment in any Person other as set forth in clause (iii)(A) above; or (vii) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.

(c) Steinway and Sons shall not own any Property located in the United States other than (i) Property that shall become inventory of a Loan Party within 90 days after its presence in the United States and (ii) Property that (at fair market value) does not exceed $2,000,000 in the aggregate for all such Property described in this clause (ii).

Section 7.13 Reserved.

Section 7.14 Changes in Accounting, Name or Jurisdiction of Organization. No Loan Party shall, and no Loan Party shall suffer or permit any of its Subsidiaries to, (i) make any significant change in accounting treatment or reporting practices, except as required by GAAP, (ii) change the Fiscal Year or method for determining Fiscal Quarters of any Loan Party or of any consolidated Subsidiary of any Loan Party, (iii) change its name as it appears in official filings in its jurisdiction of organization or (iv) change its jurisdiction of organization, in the case of clauses (iii) and (iv), without at least 20 days’ prior written notice to the Administrative Agent and after all actions necessary to continue the perfection of the Collateral Agent’s Liens have been completed.

Section 7.15 Amendments to Related Agreements. No Loan Party shall and no Loan Party shall permit any of its Subsidiaries to (i) amend, supplement, waive or otherwise modify any provision of any Related Agreement in a manner adverse to the Administrative Agent or the Lenders or which would reasonably be expected to have a Material Adverse Effect; provided that any amendment, supplement, waiver or modification of any provision of any Related Agreement permitted pursuant to the terms of the Intercreditor Agreements shall not be considered adverse to the Administrative Agent or the Lenders or an amendment, supplement, waiver or other modification which would reasonably be expected to have a Material Adverse Effect, or (ii) take or fail to take any action under any Related Agreement that would reasonably be expected to have a Material Adverse Effect.

Section 7.16 No Negative Pledges.

(a) No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual restriction or encumbrance of any kind on the ability of any such Subsidiary to pay dividends or make any other distribution on any of such Subsidiary’s Stock or Stock Equivalents or to pay fees, including management fees, or make other payments and distributions to the Parent Borrower or any of its Subsidiaries other than those that exist by reason of any restriction existing under the Loan Documents~~,~~ or the Term Loan Documents ~~or the Second Lien Loan Documents~~ as in effect on the date hereof; provided, however, that (i) Second Lien Documents may contain restrictions on terms and conditions reasonably acceptable to the Collateral Agent and (ii) agreements governing Indebtedness incurred by Foreign Subsidiaries permitted hereby may contain customary restrictions on the assets of such Foreign Subsidiaries. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, directly or indirectly, enter into, assume or become subject to any Contractual Obligation prohibiting or otherwise restricting the existence of any Lien upon any of its assets in favor of the Administrative Agent, whether now owned or hereafter acquired except (i) in connection with any document or instrument governing (A) Liens permitted pursuant to Section 7.01(h), 7.01(i) or 7.01(w) provided that any such restriction contained therein relates only to the asset or assets subject to such permitted Liens or (B) Indebtedness permitted pursuant to Section 7.05(d) or 7.05(g), (ii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest, (iii) restrictions and conditions applicable to customer deposits imposed by customers of the Loan Parties under contracts entered into the Ordinary Course of Business, (iv) restrictions and conditions contained in agreements relating to the sale of assets permitted hereunder; provided such restrictions are limited to the assets being sold and (v) customary provisions in joint venture agreements relating to purchase options, rights of first refusal or call or similar rights of a third party that owns Stock or Stock Equivalents in such joint venture (excluding for greater certainty, provisions that relate to the pledge of any such Stock or Stock Equivalents in such joint venture which shall be permitted to be made in favor of the Administrative Agent); provided that such restrictions and conditions were not entered into in contemplation or in connection with such Person becoming a Subsidiary.

(b) No Loan Party shall issue any Stock or Stock Equivalents (i) if such Issuance would result in an Event of Default under Section 8.01(k) and (ii) unless such Stock and Stock Equivalents are pledged to the Collateral Agent, for the benefit of the Secured Parties, as security for the Finance Obligations, on substantially the same terms and conditions as the Stock and Stock Equivalents of the Loan Parties owned by Holdings were pledged to the Collateral Agent as of the ~~Effective~~Original Closing Date.

Section 7.17 Sale-Leasebacks. Except as permitted under Section 7.02(h), no Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, engage in a sale leaseback, synthetic lease or similar transaction involving any of its assets.

Section 7.18 Amendment of Organization Documents. The Loan Parties shall not amend any of its Organization Documents to (i) place any restrictions on the transfer or assignability of its Stock which would be materially adverse to the interests of the Lenders, (ii) place any limitations, directly or indirectly, on the exercise of the Administrative Agent’s remedies set forth in the Pledge and Security Agreement, (iii) “opt-out” of Article 8 of the UCC for its state of organization with respect to its Stock or (iv) take any action otherwise prohibited by the Pledge and Security Agreement.

Section 7.19 Fixed Charge Coverage Ratio. If a Covenant Triggering Event occurs, Holdings shall not permit the Fixed Charge Coverage Ratio on a pro forma basis to be less than 1.00 to 1.00 for (i) the Measurement Period ended immediately prior to the Fiscal Quarter in which the Covenant Triggering Event occurs and for which financial statements have been (or are required to be) delivered under Section 6.01(a) or (b), as applicable and (ii) each Measurement Period ending on the last day of any Fiscal Quarter while such Covenant Triggering Event is continuing and until the Fiscal Quarter during which no Default or Event of Default shall have existed and Availability shall have first exceeded 1~~7.~~5.0 % of the Revolving Facility Commitment, in each case, at all times during a period of 30 consecutive days.

ARTICLE VIII

DEFAULTS

Section 8.01 Events of Default. An Event of Default shall exist upon the occurrence of any of the following specified events or conditions (each an “Event of Default”):

(a) Non-Payment. Any Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein, any amount of principal of any Loan, or (ii) pay within three Business Days after the same becomes due, any interest on any Loan, or any fee due hereunder, or (iii) pay within three Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document.

(b) Covenants. Any Loan Party shall:

(i) default in the due performance or observance of any term, covenant or agreement contained in Section 6.02(j), 6.03(a), 6.04(a) (but only to the extent that such Section relates to the maintenance of the organization or existence of any Loan Party or any of its Subsidiaries), 6.06, 6.09, 6.10, 6.11 or Article VII;

(ii) default in the due performance or observance of any term, covenant or agreement contained in (A) Section 6.01, 6.02(a) or 6.02(b) and such default shall continue unremedied for a period of five Business Days after the earlier of a Responsible Officer of a Loan party becoming aware of such default or notice thereof given by the Administrative Agent or (B) Section 6.02(d) and such default shall continue unremedied for a period of two Business Days after the earlier of a Responsible Officer of a Loan Party becoming aware of such default or notice thereof given by the Administrative Agent; or

(iii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsection (a), (b)(i) or (b)(ii) of this Section 8.01) contained in this Agreement and such default shall continue unremedied for a period of 30 days after the earlier of a Responsible Officer of a Loan Party becoming aware of such default or notice thereof given by the Administrative Agent.

(c) Other Loan Documents. Any Loan Party shall default in the due performance or observance of any term, covenant or agreement (other than those referred to in subsection (a) or (b) of this Section 8.01) in any of the other Loan Documents and such default shall continue unremedied for a period of 30 days after the earlier of the chief executive officer or chief financial officer of a Loan Party becoming aware of such default or notice thereof given by the Administrative Agent.

(d) Representations and Warranties. Any representation, warranty or statement made or deemed to be made by any Loan Party herein, in any of the other Loan Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect on the date as of which it was made or deemed to have been made.

(e) Cross-Default.

(i) any Loan Party or any Subsidiary thereof (A) fails to make payment within five days of the due date thereof (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), regardless of amount, in respect of the Term Credit Agreement, the Second Lien ~~Credit Agreement~~Documents or any other Indebtedness or Guarantee (other than in respect of (x) Indebtedness outstanding under the Loan Documents and (y) Rate Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition shall exist, under the Term Credit Agreement, the Second Lien ~~Credit Agreement~~Documents or any agreement or instrument relating thereto or such other Indebtedness or Guarantee having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, if the effect of such failure, event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness or Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, the Term Credit Agreement or such other Indebtedness to be declared to be due and payable prior to its stated maturity, or such Guarantee to become payable, or cash collateral in respect thereof to be demanded or (C) shall be required by the terms of the Term Credit Agreement, the Second Lien ~~Credit Agreement~~Documents or such other Indebtedness or Guarantee having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount to offer to prepay or repurchase such Indebtedness or the primary Indebtedness underlying such Guarantee (or any portion thereof) prior to the stated maturity thereof; or

(ii) there occurs under any Rate Contract an Early Termination Date (as defined in such Rate Contract) resulting from (A) any event of default under such Rate Contract as to which Holdings or any of its Subsidiaries is the Defaulting Party (as defined in such Rate Contract) or (B) any Termination Event (as so defined) as to which Holdings or any of its Subsidiaries is an Affected Party (as so defined), and, in either event, the Swap Termination Value owed by Holdings or any of its Subsidiaries as a result thereof is greater than the Threshold Amount.

(f) Insolvency Proceedings. Any Loan Party or any Subsidiary thereof institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, interim receiver, trustee, custodian, conservator, monitor, administrator, sequestrator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, interim receiver, trustee, custodian, conservator, monitor, administrator, sequestrator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding.

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 45 days after its issue or levy.

(h) Judgments. There is entered against any Loan Party or any Subsidiary thereof (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case of (i) and (ii), (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 20 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect.

(i) ERISA. One or more ERISA Events occur that individually or in the aggregate result in Liability to any Loan Party in an aggregate amount that would reasonably be expected to result in a Material Adverse Effect.

(j) Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the ABL Credit Obligations, ceases to be in full force and effect; or any Loan Party or any of its controlled Affiliates contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability under any provision of any Loan Document (other than as result of the repayment in full of the Finance Obligations), or purports to revoke, terminate or rescind any provision of any Loan Document.

(k) Change of Control. A Change of Control shall occur.

(l) Collateral Documents. Any Collateral Document after delivery thereof including pursuant to Section 4.01, 6.11 or 6.13 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien (subject to Liens permitted by Section 7.01) on the Collateral with an aggregate fair market value in excess of $5,000,000 purported to be covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Term Collateral Agent (subject to the ABL/Term Intercreditor Agreement) to maintain possession of certificates actually delivered to it representing securities pledged under the Pledge and Security Agreements and except to the extent that such loss is covered by a Lender’s title insurance policy and the Administrative Agent shall be reasonably satisfied with the credit of such insurer.

(m) Invalidity of Subordination Provisions. The subordination provisions of either Intercreditor Agreement or any agreement or instrument governing any Subordinated Indebtedness shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the ABL Credit Obligations, for any reason shall not have the priority contemplated by this Agreement, the Intercreditor Agreements or such subordination provisions.

Section 8.02 Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(i) declare the commitment of each Lender to make Loans and of the L/C Issuer to issue Letters of Credit to be terminated, whereupon such commitments and obligation shall be terminated;

(ii) declare the unpaid principal amount of all outstanding Loans and L/C Obligations, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(iii) require the Borrowers to Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and

(iv) exercise on behalf of itself and the Lenders and the L/C Issuer all rights and remedies available to it and the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower or any other Loan Party under the Bankruptcy Code or any other Debtor Relief Law, the obligation of each Lender to make Loans and of the L/C Issuer to issue Letters of Credit shall automatically terminate, the unpaid principal amount of all outstanding Loans and L/C Obligations and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent, the L/C Issuer or any Lender.

Section 8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans and L/C Obligations have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Finance Obligations shall, subject to the provisions of Section 2.15, be applied by the Administrative Agent in the following order:

FIRST, to payment of that portion of the Finance Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

SECOND, to payment of that portion of the Finance Obligations constituting accrued and unpaid Letter of Credit Fees and unpaid principal of the Letter of Credit Borrowings, ratably among the L/C Issuers in proportion to the respective amounts described in this clause Second held by them;

THIRD, to payment of that portion of the Finance Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders and L/C Issuer(s) (including fees, charges and disbursements of counsel to the respective Lenders (including fees and time charges for attorneys who may be employees of any Lender or L/C Issuer)) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Third payable to them;

FOURTH, to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrowers pursuant to Sections 2.03 and 2.16;

FIFTH, to payment of that portion of the Finance Obligations constituting accrued and unpaid interest on the Loans, L/C Obligations and other ABL Credit Obligations, ratably among the Lenders and L/C Issuer(s) in proportion to the respective amounts described in this clause Fifth payable to them;

SIXTH, to payment of that portion of the Finance Obligations constituting unpaid principal of the Loans and L/C Obligations and amounts then owing under Secured Cash Management ~~Agreements and Secured Hedge~~ Agreements, ratably among the Lenders and L/C Issuer(s) and Cash Management ~~Banks and the Hedge~~ Banks in proportion to the respective amounts described in this clause Sixth ~~held by~~payable to them;

SEVENTH, to payment of amounts then owing under Secured Hedge Agreements, ratably among the Hedge Banks in proportion to the respective amounts described in this clause Seventh payable to them;

EIGHTH, to the Term Finance Obligations, if any, as and to the extent required by the ABL/Term Intercreditor Agreement; and LAST, the balance, if any, after all of the Finance Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by law.

Subject to Sections 2.03(c) and 2.16, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Finance Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, Finance Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.

Excluded Swap Obligations with respect to any Loan Party shall not be paid with amounts received from such Loan Party or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Finance Obligations otherwise set forth above in this Section.

Section 8.04 Equity Cure. (a) In the event the Loan Parties fail to comply with the financial covenant set forth in Section 7.19 as of the last day of any applicable Fiscal Quarter, any cash equity contribution to the Parent Borrower (funded with proceeds of common equity issued by Holdings or other equity issued by Holdings having terms reasonably acceptable to the Administrative Agent and in any case, not constituting Disqualified Stock) on or prior to the day that is fifteen Business Days after the day on which financial statements are required to be delivered for that Fiscal Quarter (such fifteen Business Day period, the “Standstill Period”) will, at the irrevocable election of the Parent Borrower, be included in the calculation of Consolidated EBITDA solely for the purposes of determining compliance with the Fixed Charge Coverage Ratio for the relevant Measurement Period and any portion of subsequent period that includes such Fiscal Quarter (any such equity contribution so included in the calculation of Consolidated EBITDA, a “Specified Equity Contribution”); provided that (a) notice of the Parent Borrower’s intent to make a Specified Equity Contribution shall be delivered no later than the day on which financial statements are required to be delivered for the applicable Fiscal Quarter, (b) in each consecutive four Fiscal Quarter period, there shall be at least two Fiscal Quarters in which no Specified Equity Contribution is made and there shall be no more than five Specified Equity Contributions made in the aggregate after the ~~Effective~~Original Closing Date, (c) the amount of any Specified Equity Contribution shall be no greater than the amount required to cause the Loan Parties to be in pro forma compliance with the Fixed Charge Coverage Ratio, (d) all Specified Equity Contributions shall be disregarded for purposes of the calculation of Consolidated EBITDA for all other purposes, including calculating basket levels, pricing and other items governed by reference to Consolidated EBITDA, (e) any Indebtedness prepaid with the proceeds of Specified Equity Contributions shall be deemed outstanding for purposes of determining compliance with the Fixed Charge Coverage Ratio for the current Fiscal Quarter and the next three Fiscal Quarters thereafter and (f) during the Standstill Period, no Borrowing shall be permitted to be made, and no Letter of Credit may be issued, amended, extended or renewed.

(b) If, after giving effect to the adjustment referred to in clause (a) above, the Borrowers shall then be in compliance with the requirements of the financial covenant set forth in Section 7.19, the Borrowers shall be deemed to have satisfied such requirements as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the financial covenant set forth in Section 7.19 that had occurred shall be deemed cured for the purposes of this Agreement.

ARTICLE IX

AGENCY PROVISIONS

Section 9.01 Appointment and Authority.

(a) Administrative Agent. Each of the Lenders and L/C Issuer(s) hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto including, without limitation, the making of one or more Agent Advances or Overadvances; provided that (i) the Administrative Agent agrees, solely for the benefit of the Secured Parties, to exercise its rights and privileges under the ABL/Term Intercreditor Agreement after, and in accordance with, any direction to do so given by the Required Lenders and (ii) the Administrative Agent will not amend, waive or otherwise modify any provision of the ABL/Term Intercreditor Agreement without the prior consent of the Required Lenders. The provisions of this Article are solely for the benefit of the Administrative Agent, L/C Issuer(s) and the Lenders, and the Borrowers shall not have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Requirement of Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) Collateral Agent. The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank, Cash Management Bank and L/C Issuer) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Finance Obligations, together with such powers and discretion as are reasonably incidental thereto.

In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

Section 9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall, to the extent holding Revolving Facility Commitments or Loans hereunder, have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity as a holder of Revolving Facility Commitments or Loans hereunder. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Parent Borrower, a Lender or an L/C Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the value or the sufficiency of any Collateral or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of, and (in the case of items referred to in Section 4.01) whether or not it is reasonably satisfied with, items expressly required to be delivered to the Administrative Agent.

Section 9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone or e-mail and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan or the issuance, extension, renewal or increase of a Letter of Credit that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or L/C Issuer prior to the making of such Loan or the issuance, extension, renewal or increase of a Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article IX shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 9.06 Resignation of Administrative Agent.

(a) The Administrative Agent may at any time, upon 30 days’ notice to the Borrowers, the Lenders and the L/C Issuer(s), resign as the Administrative Agent. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Parent Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer(s), appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Parent Borrower, the Lenders and each L/C Issuer that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders and each L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender or L/C issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 9.06. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

(b) Any resignation by Bank of America as Administrative Agent pursuant to this Section 9.06 shall also constitute its resignation as L/C Issuer and Swing Line Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit issued by it which are outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment by the Parent

Borrower of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, issued by the retiring L/C Issuer which are outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

Section 9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Joint Lead Arrangers, the Syndication Agent or any agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Collateral Agent, a Lender or L/C Issuer hereunder, or as expressly set forth herein.

Section 9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise, in each case, subject to the ABL/Term Intercreditor Agreement:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other ABL Credit Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 10.04) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Finance Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.10 Collateral and Guaranty Matters. Each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) and the L/C Issuers irrevocably authorize either or both of the Administrative Agent and the Collateral Agent, at its or their option and in its or their discretion:

(i) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (A) upon termination of the Aggregate Commitments and payment in full of all Finance Obligations (other than (x) contingent indemnification obligations and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements, including cash collateralization or backstopping, reasonably satisfactory to the Administrative Agent and the L/C Issuers shall have been made), and (y) obligations and liabilities under Secured Hedge Agreements and Secured Cash Management Agreements as to which arrangements satisfactory to the applicable Hedge Bank or Cash Management Bank, as applicable, shall have been made), (B) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document or (C) if approved, authorized or ratified in writing in accordance with Section 10.01;

(ii) to release any Guarantor from its obligations under the Guaranties if such Person ceases to be a Subsidiary or becomes an Excluded Subsidiary as a result of a transaction permitted hereunder; and

(iii) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Finance Document to the holder of any Lien on such property that is permitted by Section 7.01(h).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s and/or the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranties pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent or the Collateral Agent, as applicable, will, at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranties, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

Section 9.11 Secured Hedge Agreements and Secured Cash Management Agreements. Except as otherwise expressly set forth herein or in any Guaranty or any Collateral Document, no Hedge Bank or Cash Management Bank that obtains the benefits of Section 8.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Finance Obligations arising under Secured Hedge Agreements and Secured Cash Management Agreements unless the Administrative Agent has received written notice of such Finance Obligations, together with such supporting documentation as the Administrative Agent may request, from the Hedge Bank or Cash Management Bank, as applicable.

Section 9.12 Certain Representations.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each other Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Employee Benefit Plans in connection with the Loans, the Letters of Credit or the Revolving Facility Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in. administration of and performance of the Loans, the Letters of Credit, the Revolving Facility Commitments and this Agreement.

(iii) A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-141, (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Revolving Facility Commitments and this Agreement, (C) the entrance into, participation in. administration of and performance of the Loans, the Letters of Credit, the Revolving Facility Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and 1D1 to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Facility Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause tai, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent, and each other Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:

(i) none of the Administrative Agent, or any other Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in. administration of and performance of the Loans, the Letters of Credit, the Revolving Facility Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-211 and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(l)(i)(A)-(E),

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Facility Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Facility Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Revolving Facility Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v) no fee or other compensation is being paid directly to the Administrative Agent, or any other Lead Arranger or any their respective Affiliates for investment advice (as opposed to other services’) in connection with the Loans, the Letters of Credit, the Revolving Facility Commitments or this Agreement.

(c) The Administrative Agent and each other Lead Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Revolving Facility Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Revolving Facility Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Revolving Facility Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE X

MISCELLANEOUS

Section 10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrowers or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Administrative Agent with the consent or ratification of the Required Lenders or such other number or percentage of Lenders as may be specified herein) and the Borrowers or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that (x) the Administrative Agent and the Borrowers may, with the consent of the other, amend, modify or supplement this Agreement and any other Loan Document to cure any ambiguity, omission, typographical error, mistake, defect or inconsistency if such amendment, modification or supplement does not adversely affect the rights of any Agent, any Lender or any L/C Issuer and (y) no such amendment, waiver or consent shall:

(i) A) waive any condition set forth in Section 4.01 without the written consent of each Lender or (B) without limiting the generality of the preceding clause (A), waive any condition set forth in Section 4.02 as to any Credit Event under the Facility (it being understood that the waiver of any Default or Event of Default or the amendment or waiver of any covenant or representation contained herein shall not constitute a waiver of any condition set forth in Section 4.01 or Section 4.02);

(ii) extend or increase the Revolving Facility Commitment of any Lender (or reinstate any Revolving Facility Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(iii) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment;

(iv) reduce the principal of, or the rate of interest specified herein on, any Loan or Letter of Credit Borrowing, or (subject to clause (ii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest or Letter of Credit Fees at the Default Rate;

(v) change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender (it being agreed that fees in connection with Permitted Amendments do not constitute non-pro rata payments under Sections 2.13 or 8.03);

(vi) change any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(vii) release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender; provided that the Collateral Agent may, without consent from any other Lender, release any Collateral that is sold or transferred by a Loan Party in compliance with Section 7.05 or released in compliance with Section 9.10(i) or (ii) or otherwise as expressly provided in the Loan Documents;

(viii) release all or substantially all of the value of the Guaranties, without the written consent of each Lender, except to the extent the release of any Subsidiary from the Guaranties is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone) or as otherwise expressly provided in the Loan Documents, or release any Borrower without the written consent of each Lender;

(ix) increase the advance rates set forth in the definition of Borrowing Base without the consent of each Lender; or

(x) except as otherwise set forth in the definitions of Eligible Accounts and Eligible Inventory, modify the eligibility criteria in respect of the Borrowing Base, or add new asset categories to the Borrowing Base, or otherwise cause the Borrowing Base availability under the Facility to be increased beyond the level permissible under this Agreement as then in effect, in each case without the written consent of each Lender.

and provided, further, that: (i) no amendment, waiver or consent shall, unless in writing and signed by each applicable L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iii) the Fee Letter and the Closing Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Revolving Facility Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding any provision herein to the contrary, the Borrowers may, by written notice by the Parent Borrower to the Administrative Agent from time to time, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders to make one or more Permitted Amendments (as defined below) pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Parent Borrower. Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective (which shall not be less than 10 Business Days nor more than 30 Business Days after the date of such notice) (or such shorter periods as are acceptable to the Administrative Agent). Permitted Amendments shall become effective only with respect to the Loans of those Lenders that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”). Each Borrower and each Accepting Lender shall execute and deliver to the Administrative Agent an agreement in form and substance satisfactory to the Administrative Agent giving effect to the Permitted Amendment (a “Loan Modification Agreement”) and such other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Loan Modification Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendment evidenced thereby and only with respect to the Loans and Revolving Facility Commitment of the Accepting Lenders. Notwithstanding the foregoing, no Permitted Amendment shall become effective under this paragraph unless the Administrative Agent, to the extent so reasonably requested by the Administrative Agent, shall have received corporate documents, officers’ certificates or legal opinions consistent with those delivered on the Original Closing Date under Section 4.01. As used in this paragraph, “Permitted Amendments” shall be limited to (i) an extension of the final maturity date of the Loans of the Accepting Lenders (provided that such extension may not result in having more than two additional final maturity dates in any year, or more than three additional final maturity dates at any time, under this Agreement without the consent of the Administrative Agent), (ii) a reduction, elimination or extension, of the scheduled amortization of the applicable Loans of the Accepting Lenders, (iii) a change in rate of interest (including a change to the Applicable Rate and any provision establishing a minimum rate), premium, or other amount with respect to the applicable Loans of the Accepting Lenders and/or a change in the payment of fees to the Accepting Lenders and/or a change in the payment of fees to the Accepting Lenders (such change and/or payments to be in the form of cash, Stock or other property to the extent not prohibited by this Agreement) and (iv) any other amendment to a Loan Document required to give effect to the Permitted Amendments described in clauses (i) through (iii) of this sentence.

If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders, the Parent Borrower may replace such non-consenting Lender in accordance with Section 10.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Parent Borrower to be made pursuant thereto).

Section 10.02 Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to a Borrower, the Administrative Agent, L/C Issuer or Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain non-public information relating to the Borrowers).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when delivered; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or L/C Issuer pursuant to Article II if such Lender or L/C Issuer has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Parent Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, “Agent Parties”) have any liability to Holdings, any Borrower, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials ~~through~~or notices through the Platform, any other electronic platform, electronic messaging service, or electronic telecommunications or other information transmission systems, except for direct or “economic” (as such term is used in Title 18, United States Code, Section 1030(g)) (as opposed to special, indirect, consequential or punitive) losses, claims, damages, liabilities or expenses to the extent that such losses, claims, damages, liabilities or expenses (x) are determined by a court of competent jurisdiction by a final an nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party or (y) result from a claim brought by Holdings, any Borrower or any other Loan Party against an Indemnitee for material breach of such Indemnitee’s obligations hereunder or under any other Loan Document in respect of Borrower Materials made available through electronic telecommunications or other information transmission systems, if Holdings, such Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction; provided, however, that in no event shall any Agent Party have any liability to Holdings any Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to such direct or “economic” damages).

(d) Change of Address, Etc. Each of the Borrowers and the Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender and L/C Issuer may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Parent Borrower and the Administrative Agent. In addition, each Lender and L/C Issuer agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender or L/C Issuer. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Requirement of Law, including United States Federal and state securities Requirements of Law, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain MNPI with respect to the Borrowers or their securities for purposes of United States federal or state securities laws.

(e) Reliance by Administrative Agent, Lenders and L/C Issuer. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices) purportedly given by or on behalf of the Borrowers or any other Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall, jointly and severally, indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 10.03 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, L/C Issuer or by the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Requirement of Law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) any L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (iii) subject in all cases to the ABL/Term Intercreditor Agreement, any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.10), (iv) subject in all cases to the ABL/Term Intercreditor Agreement, any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law or (v) any L/C Issuer from exercising the rights and remedies that inure to its benefit solely in its capacity as L/C Issuer hereunder and under the other Loan Documents; provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (x) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (y) in addition to the matters set forth in clauses (ii), (iii), (iv) and (v) of the preceding proviso and subject to Section 2.10, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 10.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. Holdings and each of the Borrowers, jointly and severally, agree to pay (i) all reasonable and invoiced out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers (including any proposed amendments, modifications or waivers) of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by any L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and invoiced out-of-pocket expenses incurred by the Administrative Agent, any Lead Arranger, any Lender or any L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.04, or (B) in connection with the Loans and Letters of Credit made hereunder, including all such invoiced out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided that Holdings and the Borrowers shall not be required to reimburse the legal fees and expenses of more than one outside counsel (in addition to any special counsel and up to one local counsel in each applicable local jurisdiction) for all Persons indemnified under this subsection (a) unless, in the reasonable opinion of those indemnified

Persons seeking reimbursement of such legal fees and expenses under this subsection (a), representation of all such indemnified persons would be inappropriate due to the existence of an actual or potential conflict of interest, in which case Holdings and the Borrowers shall only be required to reimburse the invoiced out-of-pocket legal fees and expenses of no more than such minimum number of additional outside counsel for the indemnified persons as is necessary to avoid any actual or potential conflict of interest.

(b) Indemnification. Holdings and each Borrower, jointly and severally, shall indemnify the Administrative Agent (and any sub-agent thereof), the Lead Arranger, each Lender, each L/C Issuer and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all actual losses, claims, damages, liabilities and related expenses (including the reasonable fees, out-of-pocket charges and disbursements of any outside counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any liability under Environmental Laws related in any way to any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding brought by a third party or by any Borrower or any other Loan Party or any Borrower’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee; provided further that Holdings, the Borrowers and the other Loan Parties shall not be required to reimburse the legal fees and expenses of more than one outside counsel (in addition to any reasonably necessary special counsel and up to one local counsel in each applicable local jurisdiction) for all Indemnitees unless, in the reasonable opinion of such indemnified Persons seeking indemnity under this subsection (b), representation of all such Indemnitees would be inappropriate due to the existence of an actual or potential conflict of interest, in which case Holdings and the Borrowers shall only be required to reimburse the invoiced out-of-pocket fees and expenses of no more than such minimum number of additional outside counsel for the Indemnitees as is necessary to avoid any actual or potential conflict of interest.

(c) Reimbursement by Lenders. To the extent that Holdings and the Borrowers for any reason fail indefeasibly to pay any amount required under subsection (a) or (b) of this Section 10.04 to be paid by it or them to the Administrative Agent (or any sub-agent thereof), any L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing, each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent (or any such sub-agent), the

Swing Line Lender or such Related Party, as the case may be, such Lender’s Revolving Facility Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), an L/C Issuer or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages. To the fullest extent permitted by applicable Requirement of Law, Holdings and the Borrowers shall not assert, and hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section 10.04 shall be payable not later than fifteen Business Days after written demand therefor, including a reasonable detail of such amount to be paid.

(f) Survival. The agreements in this Section 10.04 and the indemnity provisions of Section 10.02(e) shall survive the resignation of the Administrative Agent, any L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other ABL Credit Obligations.

Section 10.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrowers or any other Loan Party is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, L/C Issuer or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (ii) each Lender and L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (ii) of the preceding sentence shall survive the payment in full of the ABL Credit Obligations and the termination of this Agreement.

Section 10.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrowers nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of Section 10.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section 10.06 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Facility Commitment(s) and the Loans (including for purposes of this Section 10.06(b), participations in L/C Obligations) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Facility Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section 10.06, the aggregate amount of the Revolving Facility Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Revolving Facility Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Parent Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Revolving Facility Loans or the Revolving Facility Commitment assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities and any facilities provided pursuant the second paragraph of Section 10.01 on a non-pro rata basis.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section 10.06 and, in addition:

(A) the consent of the Parent Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Parent Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof; and provided, further, that the Parent Borrower’s consent shall not be required during the primary syndication of the Facility;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) any Revolving Facility Commitment if such assignment is to a Person that is not a Lender with a Revolving Facility Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) any Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C) the consent of each L/C Issuer and the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Facility.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500 (treating multiple, simultaneous assignments within an Assignee Group as a single assignment); provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made (i) to any Borrower or any of the Borrowers’ Affiliates or Subsidiaries (other than as set forth in Section 10.06(g)), (ii) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (ii) or (iii) to a natural person.

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Parent Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Revolving Facility Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Requirement of Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section 10.06, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request to the Parent Borrower, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d).

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for Tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders and L/C Issuers, and the Revolving Facility Commitment of, and principal amounts (and stated interest) of the Loans and Letter of Credit Borrowings owing to, each Lender and L/C Issuer pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the Lenders and the L/C Issuer may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender or L/C Issuer hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender, any Borrower or any of the Borrowers’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Facility Commitment and/or the Loans (including such Lender’s participation in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clause (y) of the first proviso to Section 10.01 that affects such Participant. Subject to subsection (c) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits and subject to the requirements of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(b) (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under paragraph (b) of this Section. Each Lender that sells a participation agrees, at the Parent Borrower’s request and expense, to use reasonable efforts to cooperate with the Parent Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.11 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Limitation Upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Parent Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Parent Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.01(e) as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Resignation as an L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Facility Commitment and Loans pursuant to Section 10.06(b), Bank of America may, (i) upon 30 days’ notice to the Parent Borrower and the Lenders, resign as an L/C Issuer and/or (ii) upon 30 days’ notice to the Parent Borrower, resign as Swing Line Lender. In the event of any such resignation as an L/C Issuer or Swing Line Lender, the Parent Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Parent Borrower to appoint any such successor shall affect the resignation of Bank of America as an L/C Issuer or Swing Line Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit issued by it which remain outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as the Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (ii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, issued by the retiring L/C Issuer and remaining outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

Section 10.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the L/C Issuers and the Lenders agrees to maintain the confidentiality of the Information, except that Information (as defined below) may be disclosed: (i) to its Affiliates and to it and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners) in which case the Administrative Agent, L/C Issuer or such Lender, as applicable, shall use reasonable efforts ((x) to the extent legally permissible but (y) not in the case of any such requests which are part of, or arise out of, normal reporting or review procedures to, or examination by, any such regulatory authority) to notify the Parent Borrower prior to such disclosure; (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process in which case the Administrative Agent, such L/C Issuer or such Lender, as applicable, shall use reasonable efforts (to the extent permitted) to notify the Parent Borrower prior to such disclosure; (iv) to any other party hereto; (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 10.07, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their obligations, (vii) on a confidential basis to (A) any ratings agency in connection with rating Holdings, the Borrowers or their Subsidiaries or the credit facilities provided hereunder or (B) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (viii) with the consent of the Parent Borrower or (ix) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section 10.07 or (B) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis (to their knowledge) from a source other than the Borrowers. For purposes of this Section 10.07, “Information” means all information received from Holdings or any of its Subsidiaries relating to any of them or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by Holdings or any of its Subsidiaries; provided that, in the case of information received from Holdings or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential or delivered pursuant to Section 6.01, 6.02 or 6.03 hereof. Any Person required to maintain the confidentiality of Information as provided in this Section 10.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding the foregoing, any Agent and any Lender may place advertisements in financial and other newspapers and periodicals or on a home page or similar place for dissemination of information on the Internet or worldwide web as it may choose, and circulate similar promotional materials, after the closing of the transactions contemplated by this Agreement in the form of a “tombstone” or otherwise describing the names of the Loan Parties, or any of them, and the amount, type and closing date of such transactions, all at their sole expense.

Each of the Administrative Agent, L/C Issuer and the Lenders acknowledges that (i) the Information may include MNPI concerning Holdings, the Borrowers or one or more Subsidiaries, as the case may be, (ii) it has developed compliance procedures regarding the use of MNPI and (iii) it will handle such MNPI in accordance with applicable Requirements of Law, including federal and state securities Requirements of Law.

Section 10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Requirement of Law (subject to the provisions of the ABL/Term Intercreditor Agreement, if applicable) to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or L/C Issuer or any such Affiliate to or for the credit or the account of the Borrowers or any other Loan Party against any and all of the obligations of the Borrowers or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or L/C Issuer, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Finance Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section 10.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the Parent Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Requirements of Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Requirement of Law, (i) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the ABL Credit Obligations hereunder.

Section 10.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent, each Lender and each L/C Issuer, regardless of any investigation made by any Agent, any Lender or any L/C Issuer or on their behalf and notwithstanding that the Administrative Agent, any Lender or any L/C Issuer may have had notice or knowledge of any Default or Event of Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other ABL Credit Obligation shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

Section 10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 10.13 Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Sections 3.06 or 3.01, or if any Lender is a Defaulting Lender, or if any Lender is a non-consenting Lender that may be replaced pursuant to the final paragraph of Section 10.01 or if any other circumstance exists hereunder that gives the Parent Borrower the right to replace a Lender as a party hereto, then the Parent Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i) the Parent Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

(ii) such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Parent Borrower (in the case of all other amounts);

(iii) in the case of any assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(iv) such assignment does not conflict with applicable Requirements of Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply. Each Lender agrees that, if the Borrowers elect to replace such Lender in accordance with this Section, it shall promptly execute and deliver to the Administrative Agent an Assignment and Assumption to evidence such sale and purchase and shall deliver to the Administrative Agent any Note (if Notes have been issued in respect of such Lender’s Loans) subject to such Assignment and Assumption; provided that the failure of any such non-consenting Lender to execute an Assignment and Assumption shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register.

Section 10.14 Governing Law; Jurisdiction Etc.

(a) Governing Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK); PROVIDED, HOWEVER, THAT IF THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK SHALL GOVERN IN REGARD TO THE VALIDITY, PERFECTION OR EFFECT OF PERFECTION OF ANY LIEN OR IN REGARD TO PROCEDURAL MATTERS AFFECTING ENFORCEMENT OF ANY LIENS IN COLLATERAL, SUCH LAWS OF SUCH OTHER JURISDICTIONS SHALL CONTINUE TO APPLY TO THAT EXTENT.

(b) Submission to Jurisdiction. HOLDINGS, EACH BORROWER, EACH AGENT, EACH LENDER AND EACH L/C ISSUER EACH IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HERETO AGREES THAT THE AGENTS, THE JOINT LEAD ARRANGERS, L/C ISSUERS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS HEREUNDER OR UNDER ANY COLLATERAL DOCUMENT OR ANY OTHER LOAN DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.

(c) Waiver of Venue. EACH BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION 10.14. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) Service of Process. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 10.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.15.

Section 10.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrowers acknowledge and agree, and acknowledge their respective Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Syndication Agent and the Joint Lead Arrangers are arm’s-length commercial transactions between the Borrowers and their respective Affiliates, on the one hand, and the Administrative Agent, the Syndication Agent and the Joint Lead Arrangers, on the other hand, (B) the Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and (C) the Borrowers are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Syndication Agent and the Joint Lead Arrangers each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrowers or any of their Affiliates, or any other Person and (B) none of the Administrative Agent, the Syndication or the Joint Lead Arrangers has any obligation to the Borrowers or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Syndication Agent and the Joint Lead Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their Affiliates, and none of the Administrative Agent, the Syndication Agent or the Joint Lead Arrangers has any obligation to disclose any of such interests to the Borrowers or their respective Affiliates. To the fullest extent permitted by Law, the Borrowers hereby waive and release any claims that it may have against the Administrative Agent, the Syndication Agent and the Joint Lead Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.17 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in ~~any Assignment and Assumption or in any amendment or other modification hereof (including~~or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications. Committed Loan Notices. Swingline Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

Section 10.18 Patriot Act Notice. Each Lender that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Borrower in accordance with the Patriot Act. The Borrowers shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” an anti-money laundering rules and regulations, including the Patriot Act.

Section 10.19 ABL/Term Intercreditor ~~Agreements~~Agreement. Each Lender party hereto understands, acknowledges and agrees that it is the intention of the parties hereto that each of the Finance Obligations~~,~~ and the Term Finance Obligations ~~and the Second Lien Obligations~~ are intended to constitute a distinct and separate class from the other, and, as between each of the ABL Credit Parties~~,~~ and the Term ~~Secured Parties and the Second Lien~~ Secured Parties, it is the intention of the parties that so long as there is no Second Lien Indebtedness outstanding, (i) the Finance Obligations (including all post-petition interest with respect thereto) have a first priority security interest in all ABL Priority Collateral~~,~~ and the Term Finance Obligations (including all post-petition interest with respect thereto) have a second ~~priority security interest in all ABL Priority Collateral and the Second Lien Obligations (including all post-petition interest with respect thereto) have a third~~ priority security interest in all ABL Priority Collateral and (ii) the Term Finance Obligations (including all post-petition interest with respect thereto) have a first priority security interest in all Term Priority Collateral~~,~~ and that the ~~Second Lien~~Finance Obligations (including all post-petition interest with respect thereto) have a second priority security interest in all Term Priority Collateral ~~and that the Finance Obligations (including all post-petition interest with respect thereto) have a third priority security interest in all Term Priority Collateral~~. Each Lender further understands, acknowledges and agrees that ~~(i)~~ the provisions setting forth the priorities as between the ABL Credit Parties and the Term Secured Parties ~~(as representative for themselves and the Second Lien Secured Parties)~~ are set forth in the ABL/Term Intercreditor ~~Agreement and (ii) the provisions setting forth the priorities as between the Term Secured Parties and the Second Lien Secured Parties are set forth in the Term Intercreditor Agreement~~.

Each Lender agrees that it will be bound by, and will take no actions contrary to, the provisions of the ABL/Term Intercreditor Agreement. Each Lender authorizes and instructs the Administrative Agent and the Collateral Agent to enter into the Collateral Documents and the ABL/Term Intercreditor Agreement on behalf of such Lender and to take all actions (and execute all documents) required (or deemed advisable) by the Administrative Agent or the Collateral Agent in accordance with the terms of the Collateral Documents and the ABL/Term Intercreditor Agreement.

The provisions of this Section 10.19 are not intended to summarize all relevant provisions of the ABL/Term Intercreditor ~~Agreements~~Agreement . Reference must be made to the ABL/Term Intercreditor ~~Agreements~~Agreement to understand all terms and conditions thereof. Each Lender is responsible for making its own analysis and review of the ABL/Term Intercreditor Agreement and the terms and provision thereof, and neither the Administrative Agent nor the Collateral Agent or any of their respective affiliates, representatives, advisors, attorneys or other Person makes any representation to any Lender as to the sufficiency or advisability of the provisions contained in the ABL/Term Intercreditor Agreement.

Section 10.20 Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert an amount due hereunder in the currency in which it is due (the “Original Currency”) into another currency (the “Second Currency”), the rate of exchange applied shall be that at which, in accordance with normal banking procedures, the Administrative Agent could purchase in the New York foreign exchange market, the Original Currency with the Second Currency on the date two Business Days preceding that on which judgment is given. Each Loan Party agrees that its obligation in respect of any Original Currency due from it hereunder shall, notwithstanding any judgment or payment in such other currency, be discharged only to the extent that, on the Business Day following the date the Agent receives payment of any sum so adjudged to be due hereunder in the Second Currency, the Administrative Agent may, in accordance with normal banking procedures, purchase, in the New York foreign exchange market, the Original Currency with the amount of the Second Currency so paid; and if the amount of the Original Currency so purchased or could have been so purchased is less than the amount originally due in the Original Currency, each Loan Party agrees as a separate obligation and notwithstanding any such payment or judgment to indemnify the Administrative Agent against such loss. The term “rate of exchange” in this Section 10,20 means the spot rate at which the Administrative Agent, in accordance with normal practices, is able on the relevant date to purchase the Original Currency with the Second Currency, and includes any premium and costs of exchange payable in connection with such purchase.

Section 10.21 Field Audit and Examination Reports; Disclaimer by Lenders. By signing this Agreement, each Lender: (i) is deemed to have requested that the Administrative Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a “Report” and collectively, “Reports”) prepared by or on behalf of the Administrative Agent; (ii) expressly agrees and acknowledges that neither Bank of America nor the Administrative Agent (A) makes any representation or warranty as to the accuracy of any Report, or (B) shall be liable for any information contained in any Report; (iii) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Administrative Agent, Bank of America or other party performing any audit or examination will inspect only specific information regarding the Borrowers and will rely significantly upon the

Borrowers’ books and records, as well as on representations of the Borrowers’ personnel; (iv) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and (v) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (A) to hold the Administrative Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of the Borrowers; and (B) to pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts incurred by or on behalf of the Administrative Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

Section 10.22 Additional Borrowers. Subject to any applicable limitations set forth in the other Loan Documents and notwithstanding anything to the contrary herein, upon the request of the Parent Borrower from time to time, any direct or indirect Wholly Owned Subsidiary that is a Domestic Subsidiary may become a Borrower hereunder, effective upon the execution and delivery to the Administrative Agent (a) by such Subsidiary, of (i) an instrument of accession or joinder and amendments or joinders to any outstanding Notes issued under Section 2.11 and (ii) any other Collateral Documents and other documents that such Domestic Subsidiary would be required to deliver pursuant to Section 6.13 if it were becoming a guarantor (with such modifications thereto as are reasonably necessary to accommodate such Subsidiary becoming a Borrower and not a guarantor), and (b) by Holdings and each Subsidiary Guarantor, reaffirmations from each of their respective Guaranties under the Loan Documents.

Section 10.23 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

PIANISSIMO HOLDINGS CORP.

By:
Name:
Title:

PIANISSIMO ACQUISITION CORP.

By:
Name:
Title:

The undersigned hereby acknowledges and agrees that upon the effectiveness of the Closing Date Acquisition it will succeed by operation of law to all of the rights and obligations of AcquisitionCo set forth herein or in any other Loan Document and that all references herein and therein to the “Parent Borrower” and the “Borrower” shall thereupon be deemed to be references to the undersigned, as applicable:

STEINWAY MUSICAL INSTRUMENTS, INC.

By:
Name:
Title:

STEINWAY, INC.

By:
Name:
Title:

CONN-SELMER, INC.

By:
Name:
Title:

[Signature Page to the ABL Credit Agreement]

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

DEUTSCHE BANK SECURITIES INC.,
as Syndication Agent

By:
Name:
Title:

BANK OF AMERICA, N.A.,
as Lender

By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH,
as Lender

By:
Name:
Title:

[Signature Page to the ABL Credit Agreement]

EXHIBIT A-1

SCHEDULES

Schedule 2.01	Commitments and Revolving Facility Percentage

Schedule 2.03	Existing Letters of Credit

Schedule 5.05	Litigation; Tax Matters

Schedule 5.07	ERISA

Schedule 5.09	Ownership of Property; Liens

Schedule 5.10	Taxes

Schedule 5.11(a)	Historical Financial Statements

Schedule 5.12	Environmental

Schedule 5.15	Labor Relations

Schedule 5.16	Intellectual Property

Schedule 5.17	Brokers’ and Transaction Fees

Schedule 5.18	Insurance

Schedule 5.19	Ventures, Subsidiaries and Affiliates; Outstanding Stock

Schedule 5.20	Jurisdiction of Organization; Chief Executive Office

Schedule 5.26(c)	Mortgaged Properties

Schedule 6.13	Guarantors

Schedule 6.15	Post-Closing Obligations

Schedule 7.01	Liens

Schedule 7.04	Investments

Schedule 7.05	Continuing Indebtedness

Schedule 7.06	Transactions with Affiliates

Schedule 10.02	Administrative Agent’s Office; Certain Addresses for Notices